JOINT VENTURE CONTRACT

between

Zhangjiagang Chemical machinery co., ltd.

and

SES ASIA TECHNOLOGIES, LTD.

for the Establishment of

zcm-ses Sino-US Clean Energy tECHNOLOGIES CO., lTD.

14 FEBRUARY 2014

ZHANGJIAGANG, PEOPLE’S Republic of China

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	PARTIES TO THE CONTRACT	6

3.	ESTABLISHMENT OF THE COMPANY	6

4.	PURPOSE AND SCOPE OF BUSINESS	7

5.	TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL	8

6.	TRANSFER OF EQUITY INTERESTS	10

7.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES	11

8.	RESPONSIBILITIES OF THE PARTIES	14

9.	Environmental PROTECTION	18

10.	PURCHASE OF MATERIALS	18

11.	Business Development and Operation	18

12.	BOARD OF DIRECTORS AND SUPERVISORS	19

13.	MANAGEMENT ORGANIZATION	24

14.	LABOUR MANAGEMENT	27

15.	ANNUAL OPERATING PLANS AND BUDGETS	28

16.	TAXATION, THREE FUNDS AND PROFIT DISTRIBUTION	28

17.	FINANCIAL AFFAIRS AND ACCOUNTING	30

18.	BANK ACCOUNTS AND FOREIGN EXCHANGE	32

19.	CONFIDENTIALITY	32

20.	DURATION OF THE COMPANY	33

21.	EARLY TERMINATION	33

22.	LIQUIDATION AND DISSOLUTION	34

23.	LIABILITY FOR BREACH OF CONTRACT	35

24.	INSURANCE	36

25.	FORCE MAJEURE	37

26.	APPLICABLE LAW	37

27.	DISPUTE RESOLUTION	37

28.	MISCELLANEOUS	38

JOINT VENTURE CONTRACT

THIS JOINT VENTURE CONTRACT is entered into on February 14, 2014, in accordance with the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures and the Regulations for the Implementation of the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures (the “Joint Venture Law”), the Provisions for the Contribution of Capital by Parties to Joint Ventures Using Chinese and Foreign Investment and its supplementary provisions, and other relevant and officially promulgated Chinese laws and regulations between:

Zhangjiagang Chemical Machinery Co., Ltd., a company limited by shares established and existing under the laws of the PRC whose registered address is No. 20 Chengyang Road, Houcheng, Jingang Town, Zhangjiagang City, Jiangsu Province, 215631, PRC (“ZCM”).

AND

SES Asia Technologies, Limited., a limited company established and existing under the laws of Hong Kong Special Administrative Region of the PRC whose registered address is 7/F., Bonham Centre 79-85 Bonham Strand, Sheung Wan (“SESHK”)

ZCM and SESHK may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Parties intend to establish a Sino-Foreign Equity Joint Venture with the primary objective of:

●	Establishing the leading gasification technology in China;

●	Generating significant income and profit for the Parties; and

●	Eventually listing the Company on the public markets (i.e. Chinese security market, or Hong Kong security market or other security markets).

Considering the above factors and confirming that the Parties are completely informed, in conformity with the principles of equality and mutual benefit, the Parties hereby agree as follows:

1.	DEFINITIONS

The following terms shall have the meanings set forth below:

“Affiliate”, with respect to a Party, shall mean any entity directly or indirectly controlling, controlled by or under common control with such Party; an entity shall be deemed to “control” another entity if the former possesses, directly or indirectly, no less than 50% voting shares or registered capital, or the power to appoint or elect the majority of directors or the actual control rights of the latter.

1

“Articles of Association” shall mean the Articles of Association of the Company dated as of the date hereof between the Parties, and as may be amended or restated from time to time by the Board.

“Basic Engineering Design Package” or “BEDP” shall mean a package of technical document deliverables prepared, after delivery of the PDP, for the next step engineering design, which shall comply with the China’s latest industrial standards.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company.

“Business License” shall mean the business license to be issued to the Company by the competent PRC State Administration for Industry and Commerce, including the business license issuedby the authorities, which may be amended from time to time.

“Chairman” shall mean the chairman of the Board of Directors of the Company.

“China” or the “PRC”, for the purpose of this Contract, shall mean the People's Republic of China.

“Company” or the “Joint Venture” shall mean ZCM-SES Clean Energy Technologies Co., Ltd. or any other name approved by the competent authority, the equity joint venture company established by the Parties pursuant to the Joint Venture Law, other relevant and officially promulgated laws and regulations of the PRC, and this Contract.

“Confidential Information” shall mean technology and Know-How as well as trade secrets, strategic business or marketing information, business projections, secret processes and etc., including but not limited to processes, data, formulae, material balance, control logic, programs, manuals, designs, sketches, photographs, plans, drawings, specifications, reports, studies, findings, non-patented inventions and ideas, any data relating to a patent that is not disclosed in a granted patent, and other information relating to the production, packaging, use, pricing, or sales and distribution, whether of a technical, engineering, operational, business or economic nature, whenever provided by SESHK (or its Affiliates), or by ZCM (or its Affiliates), in connection with the establishment of the Company and any matters related thereto, the implementation of and/or the conduct of the business contemplated by this Contract and the other contracts contemplated herein. Confidential Information, however, shall not include information which is now or hereafter becomes part of the public domain through authorized publication, or information which the receiving Party can demonstrate was in its possession, prior to the effectiveness of the Contract, and which was legally obtained and is not in violation of any agreement.

“Contract” shall mean this Joint Venture Contract and the Annexes attached hereto.

“Critical Design Parameters” or “CDP” shall mean key SGT and SGT Proprietary Equipment design parameters for a project on a case-by-case basis, which are based on a specific basis for design for a project and are fundamental technology parameters required to initiate the PDP.

2

“Detailed Engineering Design Package” or “DEDP” shall mean the detailed engineering design package, which is prepared as a follow up to the BEDP.

“Director” shall mean a member of the Board of Directors.

“Effective Date” shall mean the day on which this Contract becomes effective and approved by the competent examination and approval authority.

“Establishment Date” shall mean the date on which the Business License of the Company is issued.

“Examination and Approval Authority” shall mean the competent authority as is duly authorized by law to approve this Contract.

“Force Majeure” shall mean any (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Contract; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, labour stoppages or slowdowns or other industrial disturbances; and (i) shortage of adequate power or transportation facilities.

“Foreign Exchange” shall mean any foreign currency which can be freely exchanged, converted, or traded in the open international currency market.

“General Manager” shall mean the general manager of the Company.

“GTI” shall mean the Gas Technology Institute of the United States.

“Improvements” shall mean any improvements within the SGT (including new inventions and designs) created, invented, developed or discovered by a Party or the Company after the Establishment Date with respect to the SGT process and SGT Proprietary Equipment.

“Joint Venture Term” shall mean the duration of the Company as provided for in Article 20 hereof.

“Labour Contract” shall mean the individual labour contract to be entered into between the Company and any of its employees, excluding Seconded Personnel.

“Management By-laws” shall mean the Company’s By-laws that are approved at the first Board of Directors Meeting.

3

“Management Personnel” shall mean the General Manager, Vice General Manager, Chief Financial Officer, Marketing Director, Chief Accountant, Chief Technology Officer, Chief Mechanical Engineer and such other senior personnel positions that are designated as Management Personnel positions by the Board from time to time.

“Pressurized Fluidized Bed”shall mean the gasification reactor or system, at any pressure above atmospheric pressure, that converts SGT Feed stock into syngas by reaction of SGT Feedstock with air, enriched air, or oxygen (with or without the addition of steam, carbon dioxide or other diluents gases) in a fluidized bed (including bubbling bed and fast fluidized bed) wherein SGT Feedstock is fed and syngas is produced.

“Process Design Package” or “PDP” shall mean a process design package prepared, on the basis of the existing PDP provided by SESHK, for a specific customer project for which a PSA has been executed, and which shall comply with China’s latest industrial standard.

“Project Sublicense Agreement” or “PSA” shall mean the agreement to be entered into by the Company as licensor, from which a technology license must be obtained from the Company for the normal operation of a Project in the Territory. The form of the PSA as set out in Annex3 shall be a reference and subject to any necessary changes as requested by the customer, as long as the technology will be protected during the implementation of such Project.

“Renminbi” or “RMB” shall mean the lawful currency of the PRC.

“Seconded Personnel” shall mean the employees of each Party or of any of its Affiliates, who will be seconded for providing full time services to the Company. The costs of such Seconded Personnel shall be borne by the Company.

“Services” shall mean any engineering or design services related to the SGT, modularization services, procurement services, construction management services, plant commissioning and start-up services, plant operations and maintenance services and any other services beyond this scope that are authorized by a unanimous vote of the Board.

“SES Gasification Technology” or “SGT” shall include the collection of SES Intellectual Property, Know-How, trade secrets and methods developed by SESHK and its Affiliates for its advanced fluidized bed gasification technology. The SGT has been extensively developed since 2004 and was initially based upon the U-Gas® technology licensed by SEST and its Affiliates from GTI, and which has been further developed through additional improvements, Know-How and patents developed by SESHK’s Affiliates through industry experience of SESHK’s Affiliates from developing, designing and operating projects in China and from designs by or for SESHK and its Affiliates in their development of projects globally. The SGT is one of the most advanced gasification technologies, which has been commercialized through the construction and operation of industrial projects to be reliable, environmentally-friendly, economically feasible, sustainable and in conformity with China’s energy independence policy and energy strategies. SGT is a part of the equity contribution of SESHK as described in the TUCA. Prior to the Establishment Date, SESHK has full rights and authorization of the SGT to be contributed to the Company. And any Improvement developed by the Company after the Company is established belong to the Company, subject to the terms of the TUCA.

4

“SES Shanghai” shall mean SES New Energy Technologies (Shanghai) Co., Ltd. (埃新斯新能源技术;上海;有限公司).

“SEST” shall mean Synthesis Energy Systems Technologies, LLC, a wholly owned subsidiary of Synthesis Energy Systems, Inc. and the licensor of the SGT license right to SESHK, which authorizes SESHK as the licensor in the TUCA.

“SGT Feedstock” shall have the meaning as defined in the Technology Usage and Contribution Agreement as set forth in Annex 4.

“SGT Know-How/Know-How” shall mean all commercial and technical information, including trade secrets, pertaining to the SGT, and/or ZCM’s manufacturing of the SGT proprietary equipment, including, but not limited to, theses, designs, drawings, blueprints, specifications, test data, charts, fabrication techniques, materials of construction, and formulations, graphs, operating and test procedures, shop practices and instruction manuals.

“SGT Proprietary Equipment” shall mean the Gasifier Reactor, Gasifier Heat Recovery Steam Generator, Cyclones, Filtration, Bottom Char Cooling and Removal System, Gasifier Coal Feeding System; Metering/Measuring System; Gasifier Control and Safety System logic etc., subject to adjustment per the requirements of customer.

“Sub-license Royalty To GTI” shall mean ***% of the license fee to be paid to GTI, pursuant to the legally effective agreement between SEST and GTI, from the license fee received under any sub-license Project by the Company.

“Technology Usage and Contribution Agreement” or “TUCA” shall mean the authorization agreement for the use of technologies related to SGT, and agreement related to SGT and performance guarantee as described in TUCA which shall be contributed to the Company as SESHK’s capital contribution, and which shall be in accordance with Annex 4.

“Territory” shall mean China, Indonesia, the Philippines, Vietnam, Mongolia and Malaysia as set forth in the TUCA.

“United States Dollars” or “US$” shall mean the lawful currency of the United States of America.

“Working Personnel” shall mean all employees of the Company other than Management Personnel and members of the Board.

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

5

“Yima Plant” shall mean the project/plant operated and managed under the joint ventures of YMCIG-SES New Energy Company Ltd., YMCIG-SES Methanol Products Company Ltd. and YMCIG-SES New Gas Company Ltd.

“ZZ Plant” shall mean the project/plant operated and managed under the joint venture of SES (Zaozhuang) New Gas Company Ltd., a company under super majority control of Synthesis Energy Systems, Inc.

2.	PARTIES TO THE CONTRACT

The Parties to this Contract are as follows:

(a)	ZCM, a duly incorporated company with its registered office address at No. 20 Chengyang Road, Houcheng, Jingang Town, Zhangjiagang City, Jiangsu Province, 215631, PRC

The legal representative of ZCM is:

Name: CHEN, Yuzhong

Position: Chairman

Nationality: Chinese

(b)	SESHK, a duly incorporated company under the laws of Hong Kong Special Administrative Region with its registered office address at 7/F., Bonham Centre 79-85 Bonham Strand, Sheung Wan.

The duly authorized representative of SESHK is:

Name:	ROBERT WAYNE RIGDON

Position:	PRESIDENT

Nationality:	USA

3.	ESTABLISHMENT OF THE COMPANY

3.1	Establishment of the Company

In accordance with the Joint Venture Law and other relevant and officially promulgated PRC laws and regulations, the Parties hereby agree to establish the Company pursuant to the terms of this Contract. The Company shall be a legal person under the laws of the PRC subject to the protection and jurisdiction of PRC law.

6

3.2	Name and address of the Company

The name of the Company shall be ZCM-SES Sino – US Clean Energy Technologies Co., Ltd. in English and 张化机综能中美 清洁能源技术有限公司 in Chinese, or other name as approved by the competent authority.

The legal address of the Company shall be in Zhangjiagang, and subject to the final address specified in the business license.

3.3	Limited Liability Company

The Company shall be a limited liability company established in accordance with the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures and the Regulations for the Implementation of the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures, the Provisions for the Contribution of Capital by Parties to Joint Ventures Using Chinese and Foreign Investment and its supplementary provisions, and other relevant and officially promulgated Chinese laws and regulations.

3.4	No Agency Relationship

Neither Party is the agent of the other Party nor does either Party have any power to bind the other Party or to assume or to create any obligation or responsibility, express or implied, on behalf of the other Party in the other Party's name. Neither this Contract nor any of the other agreements contemplated herein shall be construed as constituting a partnership between ZCM and SESHK or as creating any other form of legal association which would impose liability upon one Party for the act or failure to act of the other.

4.	PURPOSE AND SCOPE OF BUSINESS

4.1	The Purpose of the Company

With the desire to strengthen the economic and technical cooperation between the Parties, the purpose of the Company will be to use advanced and available techniques and scientific management methods to improve the SGT, develop new products, and enable competitiveness in quality and price in the international market; to be compatible with the needs of the Chinese clean coal chemical development, and to satisfy the gradually increasing market demand for clean energy; enable economical and clean conversion of SGT Feedstock into syngas for the production of a variety of high value products such as chemicals, power, transportation fuels, direct reduced iron (DRI) steel, fertilizers, synthetic natural gas (SNG) and industrial fuels through the efficient collaboration of ZCM which, has a strong capability in coal chemical equipment manufacturing, engineering and related services in China, and SESHK’s advanced SGT which has been utilized in industrial gasification projects. The Company aims to make the SGT the primary gasification technology in the Territory, through its scientific business management.

7

4.2	The Business Scope of the Company

The business scope of the Company is to obtain full exclusive authorization in the Territory to provide SGT and related technologies, engineering services and SGT sub-licensing rights, engineering design of the SGT, supply related technologies and supply SGT Proprietary Equipment, to manufacture and sell SGT Proprietary Equipment, toprovide SGT EPC project services, and to develop and improve the scope, pressure and capacity of the SGT, etc. The business scope shall be subject to the business scope as shown on Business License.

5.	TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

5.1	Total Amount of Investment

The total investment for the Company shall be RMB153,800,000 (in words: RenminbiOne Hundred Fifty-Three Million Eight Hundred Thousand).

5.2	Registered Capital and Capital Contribution

The registered capital of the Company shall be RMB 153,800,000(in words: Renminbi One Hundred Fifty-Three Million Eight Hundred Thousand) and shall be contributed by the Parties in the following proportions:

(a)	ZCM shall contribute cash in the amount of RMB 100,000,000 (in words: Renminbi One Hundred Million) to the registered capital of the Company, representing sixty-five (65%) percent of the total registered capital of the Company.

(b)	SESHK shall contribute the terms and conditions of the Technology Usage and Contribution Agreement, which, according to the appraisal report (Ping Bao Zi [2014] 1002, as attached in Annex 5) issued by Beijing Guangfulidao Assets Appraisal Co., Ltd., an assets appraisal company mutually agreed by the Parties, has a value equal to RMB 53,800,000 (in words: Renminbi Fifty-Three Million Eight Hundred Thousand) as its capital contribution to the Company, representing thirty-five percent (35%) of the total registered capital of the Company.

8

5.3	Additional Financing

In accordance with Article 12.6, the Company may obtain additional funds through loans from domestic or foreign financial institutions on terms and conditions approved by the Board of Directors and the Parties. The Company may also obtain loans or guarantees from the Parties or their Affiliates on terms and conditions to be determined by the relevant parties; provided, however, that no Party shall be obligated to lend funds to the Company or to guarantee a loan to the Company from a third party or financial institution or if a guarantee is required, each Party shall, in principle, undertake its share in such guarantee in a proportion equal to its Equity Interest in the Company. In the event that a Party does agree to lend funds to the Company or to guarantee a loan to the Company from a third party or financial institution, such Party shall be entitled to be paid interest on the loan at such rate or guarantee fees in such amount that such Party would have been entitled to be paid as if such Party were not a party to this Contract and as if the transaction were a negotiated arm's length financing from a third party. The Company may mortgage or otherwise grant a security interest in its assets, as permitted by law, to be mortgaged or secured in order to obtain loans.

5.4	Timing of Capital Contributions

ZCM shall make the initial capital contribution to the Company with thirty (30) days upon issuance of the Business License, in an amount not less than RMB 53,800,000, while ZCM shall make the remaining capital contribution to the Company within two (2) years. However, if at any time during such two (2) year period the Company’s cash balance drops below a level where the Company has less than enough cash to cover eighteen (18) months of operations (based on the last budget as approved by the Board and not including any borrowings by the Company), then ZCM shall be obliged to inject all of its remaining registered capital to the Company.

SESHK shall make its capital contribution to the Company within thirty (30) days upon issuance of the Business License.

5.5	In case any Party fails to make its capital contributions as agreed in above Article 5.4, the breaching Party shall pay damages to the non-breaching Party (or the Company).

5.6	Capital Contribution Certificate

Within thirty (30) days after the Parties have made their capital contributions, the Company shall engage an independent accountant registered in China to verify such contributions, with verification expenses borne separately by the Parties.

Upon the issuance of a verification report by such accountant, the Company shall issue to each contributing party an interim capital contribution certificate signed by the Chairman evidencing that the contribution was made. The Company may issue such interim capital contribution certificates from time to time as ZCM makes further capital contributions, which have been verified by the accountant within thirty (30) days of each contribution. Thirty (30) days after the entire registered capital of the Company has been contributed by ZCM, the Company shall request that an accountant registered in China verify each Party's total contributions and issue a final certificate of verification. Upon receipt of the final certificate of verification from the independent accountant, the Company shall promptly issue a final capital contribution certificate to each Party setting forth the aggregate amount of such Party's contribution(s). Upon the issuance of the final capital contribution certificate(s), such Party shall surrender to the Company for cancellation all of the interim capital contribution certificates signed by the Chairman.

9

5.7	Increase or Reduction of Registered Capital

Any increase or reduction in the registered capital of the Company shall be approved by the Board of Directors and submitted to the competent Examination and Approval Authorities for approval. Upon receipt of such approval, the Company shall register the increase or reduction in the registered capital with the appropriate administration for industry and commerce.

6.	TRANSFER OF EQUITY INTERESTS

6.1	Encumbrance of the Investment

Except as otherwise contemplated in this Contract, neither Party may mortgage, pledge, charge or otherwise encumber its equity interests in the Company, its rights and obligations under this Contract and other interests in the Company (“Equity Interests”) without the prior written consent of the other Party, which shall not be unreasonably withheld.

6.2	Valuation

Any Party who desires to sell or otherwise transfer its Equity Interests in the Company shall bear the cost of any valuation of the Company as an on-going concern. The Parties shall render all assistance and provide all such documentation and other information to the appraiser as such appraiser may consider necessary.

6.3	Transfer of Equity Interests

(a)	During the period from the Establishment Date until thirty (30) days after the first PSA is executed by both the Company and the customer for a Project and the first payment of license fee has been received, SESHK has the pre-emptive right to sell five percent (5%) of its Equity Interests to a financial investor mutually agreed by the Parties, and ZCM agrees to such transfer. If SESHK fails to sell such Equity Interests, ZCM shall have the option to purchase from SESHK five percent (5%) of its Equity Interest at the price of RMB 10,000,000 (in words: Renminbi Ten Million) within thirty (30) days after the failure of the above transfer. Upon closing of such transfer, ZCM and SESHK will respectively hold seventy percent (70%) and thirty percent (30%) of the Equity Interests.

10

(b)	Except as provided for in 6.3(a) above, either Party shall not transfer, sell, or dispose, in whole or in part, its Equity Interests to any third party.

6.4	Continued Implementation of Contract

Prior to the Transfer of a Party’s Equity Interests, both Parties shall continue to perform their obligations under this Contract.

6.5	Effect of Transfer

The Transfer of a Party’s Equity Interest shall not release such Party from its liability to pay any sums of money accrued, due and payable, or to discharge its then-accrued and unfulfilled obligations to the Company or the other Party.

7.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES

7.1	Representations and Warranties of ZCM

ZCM hereby represents and warrants to SESHK as follows:

(a)	ZCM is a listed company duly organized and validly existing under the laws of the PRC and is in compliance with all conditions required to maintain its status as an enterprise legal person under the laws of the PRC.

(b)	ZCM has submitted to SESHK a valid, true and complete copy of its current business license bearing a current annual inspection seal from the relevant administration for industry and commerce.

(c)	ZCM has taken all appropriate and necessary actions to (i) empower its legal representative or such other duly authorized representative whose signature is affixed hereto to sign this Contract and all of the agreements contemplated herein to which it is a party, (ii) authorize the execution and delivery of this Contract and all of the agreements contemplated herein to which it is a party, and (iii) authorize the performance and observance of the terms and conditions of this Contract and all of the agreements contemplated herein.

(d)	ZCM has obtained all licenses, permits, consents, approvals and authorizations necessary for the valid execution and delivery of this Contract and all of the agreements contemplated herein to which it is a party; provided, however, that this Contract shall be subject to the approval of the Examination and Approval Authority or other authority before the it may become effective.

(e)	Upon the approval of the Examination and Approval Authority, this Contract shall constitute the legal, valid and binding obligation of ZCM and is enforceable against ZCM in accordance with the terms herein.

(f)	ZCM's execution, delivery and performance of this Contract or any of the other agreements contemplated herein will not violate any of the constitutional documents, any other agreement or obligation of ZCM or its Affiliates, or currently effective law, regulation or decree of China that may be applicable to any aspect of the transactions contemplated hereunder.

11

(g)	All information supplied to SESHK by ZCM in relation to this Contract, including information concerning the business and financial status of ZCM and any relevant assets, inventories and outstanding contractual arrangements with their respective suppliers and customers, is true and correct in all material respects, whether any of the same has been verified or audited by an independent third party or not.

(h)	ZCM is in compliance in all material respects with all applicable laws, including in connection with the operation of its business. ZCM has not received written notice of any material violation of any law, or any potential legal liability, relating to the operation of its business.

(i)	ZCM is not in default under, and, to the knowledge of ZCM, no condition exists that with notice or lapse of time or both would constitute a default or could give rise to a right of early termination, cancellation or accelerated termination under, any license, permit, consent, approval or authorization held by ZCM prior to the expiration of its terms.

(j)	ZCM is not the subject of any existing, pending, threatened or contemplated (i) bankruptcy, insolvency or other debtor’s relief proceeding, or (ii) litigation, claim, action, suit or other judicial or administrative proceeding, which could adversely affect ZCM’s right or ability to enter into this Contract or to consummate the transactions contemplated herein.

(k)	ZCM agrees that the Company shall be liable for the payment of the Sub-license Royalty To GTI under the sub-license Project.

7.2	Representations and Warranties of SESHK

SESHK hereby represents and warrants to ZCM as follows:

(a)	SESHK is a company duly organized, validly existing and in good standing under the laws of Hong Kong Special Administrative Region.

(b)	SESHK has submitted to ZCM a valid, true and complete copy of its certificate of incorporation.

(c)	SESHK and its Affiliates have taken all appropriate and necessary corporate actions to (i) empower its duly authorized representative whose signature is affixed hereto to sign this Contract and all of the agreements contemplated herein to which it is a party, (ii) authorize the execution and delivery of this Contract and all of the agreements contemplated herein to which it is a party, (iii) authorize the performance and observance of the terms and conditions of this Contract and all of the agreements contemplated herein.

12

(d)	SESHK has obtained all consents, approvals and authorizations necessary for the valid execution and delivery of this Contract and all of the agreements referred to herein to which it is a party; provided, however, that this Contract shall be subject to the approval of the Examination and Approval Authority or other authority before it may become effective.

(e)	Upon the approval of the Examination and Approval Authority, this Contract shall constitute the legal, valid and binding obligation of SESHK and is enforceable against SESHK in accordance with the terms herein.

(f)	SESHK's execution, delivery and performance of this Contract or any of the other agreements contemplated herein will not violate any of its constitutional documents, any other agreement or obligation of SESHK, or currently effective law, regulation or decree of the PRC that may be applicable to any aspect of the transactions contemplated hereunder.

(g)	All information supplied to ZCM by SESHK in relation to this Contract, including information concerning the business and financial status of SESHK and any relevant assets, inventories and outstanding contractual arrangements with their respective suppliers and customers, is true and correct in all material respects, whether any of the same has been verified or audited by an independent third party or not.

(h)	SESHK is in compliance in all material respects with all applicable laws, including in connection with the operation of its business. SESHK has not received written notice of any material violation of any law, or any potential legal liability, relating to the operation of its business.

(i)	SESHK is not in default under, and, to the knowledge of SESHK, no condition exists that with notice or lapse of time or both would constitute a default or could give rise to a right of early termination, cancellation or accelerated termination under, any license, permit, consent, approval or authorization held by SESHK prior to the expiration of its terms.

(j)	SESHK is not the subject of any existing, pending, threatened or contemplated (i) bankruptcy, insolvency or other debtor’s relief proceeding, or (ii) litigation, claim, action, suit or other judicial or administrative proceeding, which could adversely affect SESHK’s right or ability to enter into this Contract or to consummate the transactions contemplated herein.

13

(k)	SESHK warrants that its contribution of the SGT rights to the Company, pursuant to the TUCA is exclusive within the Territory and no other entities and/or individuals, including SESHK and its Affiliates, shall conduct any SGT related operational business (excluding the existing ZZ Plant and Yima Plant and projects purely developed for equity investment by SESHK, or its Affiliates, in which case such projects shall obtain SGT usage rights and SGT Proprietary equipment through the Company). During the Joint Venture Term, if the Company loses the exclusivity of the SGT usage rights due to reasons attributable to a breach by SESHK and its Affiliates (including the employees of SESHK and its Affiliates), ZCM’s actual losses shall be compensated pursuant to the relevant legal requirements, and if any profits are realized by SESHK as a result of such breach, such profits shall be paid from SESHK to ZCM.

(l)	SESHK warrants that the exclusive usage rights of the SGT which it has granted to the Company are legitimate and continuously existing. During the Joint Venture Term, if the Company loses such continuing SGT usage rights due to reasons attributable to a breach by SESHK of its warranties under this Contract, ZCM’s actual losses shall be compensated pursuant to the relevant legal requirements.

(m)	SESHK warrants to provide the Company with all of the SGT Know-How and technical data described in Annex 2hereto.For the 0.2MPa and 1.0MPa Projects similar to the ZZ Plant and Yima Plant (new technology excluded) SESHK shall be responsible for the various SGT technology performance guaranteed parameters under the PSA for the Project. SESHK warrants to make sure the Company has the capability to produce the PDP design and guarantee performance for SGT (similar to ZZ Plant and/or Yima Plant), and SESHK will bear the costs where support and assistance by SESHK and its Affiliates and/or partners are needed. After the Company has completed two Projects (similar to ZZ Plant and/or Yima Plant) and once these Projects have achieved their required technical performance guaranteed parameters, SESHK shall not be required to continue providing such warranties or support or assistance

8.	RESPONSIBILITIES OF THE PARTIES

8.1	Responsibilities of ZCM

In addition to its other obligations under this Contract, ZCM shall have the following responsibilities:

(a)	Making its cash contributions to the registered capital of the Company in accordance with relevant provisions of this Contract;

14

(b)	Actively assisting the Company in obtaining all necessary approvals, grants, consents, permits, and licenses for the establishment of the Company, including but not limited to, assisting in the attaining of a business license providing a term of validity and scope of business acceptable to both Parties as well as licenses, permits and approvals from the competent authorities and all other required government approvals;

(c)	Assisting the Company to obtain the most preferential tax reductions and exemptions and other investment incentives otherwise available to or for the Company under national, provincial or local laws and regulations, if any; and actively assisting the Company to obtain PRC central government endorsement of the SGT technology.

(d)	Assisting the Company in the purchase of equipment, supplies and raw materials and auxiliary materials manufactured inside the Territory;

(e)	Assisting the Company in arranging for the transportation of imported equipment and materials (if any);

(f)	Manufacturing SGT Proprietary Equipment and other equipment for SGT Projects and selling such equipment to the Company pursuant to Annex 10.ZCM shall also ensure that all the equipment to be provided to the Company are fully compliant with PRC law and have all approvals and permits required under PRC law, and are in good condition in all material aspects. A separate equipment sales agreements shall be executed (see Annex 6);

(g)	Assisting the Company in applying for and procuring documents and/or licenses, and in carrying out all customs procedures and formalities, for the import of machinery, equipment, materials, supplies and office equipment;

(h)	Assisting with the entry visas and working permits for expatriates who will provide services to the Company;

(i)	Assisting the Company in the smooth transfer of employees recruited by the Company from ZCM and with the recruitment of other qualified Management Personnel and Working Personnel;

(j)	Assisting SESHK’s Affiliate in completing the performance acceptance test of the Yima Plant in a timely manner;

(k)	Assisting the Company to license and sell SGT Proprietary Equipment for a high-pressure gasifier of no less than 3.0MP(a) at the lowest capital cost possible, including the financing of a lump sum turn-key solution for a SGT gasification island;

15

(l)	Undertaking non-disclosure obligations and liabilities under this Contract and the TUCA; and

(m)	Handling other matters entrusted to it from time to time by the Company and as agreed by ZCM.

8.2	Responsibilities of SESHK

In addition to its other obligations under this Contract, SESHK shall have the following responsibilities:

(a)	Making its contributions to the registered capital of the Company in accordance with relevant provisions of this Contract;

(b)	Performing its obligations under this Contract;

(c)	SESHK commits to the smooth transfer of its key personnel into the Company, so as to ensure that the SGT could can be completely and continuously implemented by the Company (the Company has the right to select the personnel from SES Shanghai who are appropriate for the Company per Section 14.2); in principle, the Company will execute the employment contracts with the said personnel with remuneration no less than their previous amounts;

(d)	Providing the Company with access to SESHK’s global marketing and sales information, and assistance in preparing the marketing and sales plan for the Company as per conditions mutually agreed by the Parties;

(e)	Ensuring that SESHK will be responsible for supplying a complete and workable SGT for projects similar to the ZZ Plant and Yima Plant, and that the Company does not need to make additional payment for the use of SGT by the Company, except for the *** Sub-license Royalty To GTI.

(f)	Providing the Critical Design Parameters free of charge for every Project which implements SGT;

(g)	Assisting the Company in the purchase of equipment, supplies and raw materials and auxiliary materials manufactured outside the Territory;

(h)	Assisting the Company in the smooth transfer of SES Shanghai’s employees recruited by the Company to the Company. Prior to the establishment of the Company, ZCM has the right to select the personnel from SES Shanghai who are appropriate for the Company per Section 14.2), and assisting with the recruitment of other qualified Management Personnel and Working Personnel;

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

16

(i)	Assisting the Company to obtain access to lab and bench-scale coal testing services at the ZZ Plant or other operating facilities which SESHK and its Affiliates control, free of charge, provided that the Company provides sufficient free coal to run the ZZ Plant at full capacity for five (5) or more days;

Ensuring that the Company obtains free access to all the coal testing data, currently and in the future, of various coals from SESHK and its affiliate and GTI (if any)

(j)	Providing engineering design reviews for the benefit of the Company as described in the TUCA;

(k)	Providing SGT related documents as described in Annex 2pursuant to the Contract; if SESHK is found to have deliberately provided false information, or conceal any technology or SGT Know-How described in Annex 2, it shall indemnify the Company for any losses pursuant to the relevant legal requirements;

(l)	Handling other matters entrusted to it by the Company and as mutually agreed upon from time to time.

8.3	Non-Competition

(a)	During the Joint Venture Term, the Company shall be the exclusive legal entity within the Territory, subject to the provisions in the TUCA, for the marketing and sale of any gasification technology that utilizes SGT Feedstock, even though SESHK acknowledges and agrees that ZCM shall continue to manufacture and sell within the Territory gasification equipment outside the scope outlined in paragraph(c) below.

(b)	After the termination of the Company, ZCM must obtain written consent from SESHK for the development and marketing of any gasification technology similar to the SGT utilizing the SGT; and after the expiration of the Joint Venture Term, the Parties shall settle such matters according to mutual agreement.

(c)	ZCM shall have the right to bid on and manufacture any equipment in the Territory if ZCM obtains SESHK’s prior written consent to bid on and manufacture other Pressurized Fluidized Bed gasification technology equipment.

(d)	During the Joint Venture Term, ZCM shall sell only through the Company, any proprietary equipment to the Projects that utilize the SGT within the Territory (excluding the event where a customer only purchases an SGT license and is not willing to purchase equipment from ZCM or the Company). If the Company intends to develop any other gasification technology, it shall be submitted to the Board for unanimous Board approval.

17

9.	Environmental PROTECTION

The Company shall comply with officially-promulgated environmental protection, health and safety, and other compliance rules of the PRC imposed on the Company during the operation and shall undertake any costs of bringing the Company's operations (but not the individual operations of either Party hereto) into compliance with any subsequent officially-promulgated environmental protection, health and safety, and other compliance rules of the PRC imposed on the Company.

10.	PURCHASE OF MATERIALS

In accordance with this Contract, the Company shall be entitled to purchase and acquire necessary raw materials, tools, machines and equipment, parts, office supplies and services for the establishment and operation of the Company, from both the domestic and international market on a best value basis. ZCM will assist the Company in obtaining raw materials, utilities services and on-site support, per the above. All such raw materials, machines and equipment, and parts shall be in compliance with the applicable quality standards of the Company and PRC laws and regulations. The Company shall have the right to utilize the service of ZCM, SESHK or any third party for purchase of, or may directly purchase parts, materials and office supplies from overseas markets, subject to approval by the Board of Directors of the Company. Both Parities shall use their best efforts to procure the lowest possible prices for the materials to be purchased by the Company.

11.	Business Development and Operation

11.1	Development of Business

(a)	The Company’s main focus shall be the marketing and sub-licensing of the SGT, the sale of SGT Proprietary Equipment and other equipment, and the sale of Services.

(b)	In furtherance of paragraph (a) above, the Company shall develop specific marketing materials and websites for each country in the Territory, promote the SGT at industry conferences, make all reasonable efforts to have the PRC central government endorse the SGT technology host events for prospective customers, maintain prospects lists and organize all other activities typical of a well-managed and aggressive sales and marketing effort.

11.2	Business Implementation

(a)	The Company will grant technology sublicenses, sell SGT Proprietary Equipment and other related equipment, and provide Services to third parties in the Territory.

18

(b)	The Company will endeavour to further expand the scope of supply of equipment from only SGT Proprietary Equipment to also including other gasification upstream and downstream technology, equipment and pre-fabricating modularization of equipment (if applicable).

11.3	Engineering, Procurement and Construction

The Company will endeavour to expand the scope of supply of equipment and engineering design with a key objective to eventually include turnkey gasification island offerings with expansion to gas cleaning.

12.	BOARD OF DIRECTORS AND BOARD OF SUPERVISORS

12.1	Establishment

The Board of Directors of the Company shall be established by the Parties and shall hold its first meeting within thirty (30) days of the Establishment Date.

12.2	Composition and Term

The Board of Directors shall be composed of five (5) Directors, of whom three (3) shall be appointed by ZCM and two (2) by SESHK, among which, ZCM shall appoint the Chairman of the Board and SESHK shall appoint the Deputy Chairman. The tenure of Directors on the Board, including Chairman and Deputy Chairman, shall be no more than four (4) years. Directors may be permitted to serve another term if re-appointed. Any vacancy created in the Board of Directors shall be filled by the Party which originally appointed the absent Director causing the vacancy. Any Party may at any time remove for any reason any or all of the individuals appointed by such Party as a Director and appoint in lieu thereof another individual or individuals to serve the remainder of the relevant term(s).

12.3	Legal Representative

The Chairman of the Board shall be the legal representative of the Company and shall act in accordance with the specific decisions, resolutions and instructions of the Board of Directors. Whenever the Chairman is unable to fulfil his/her duties to call and preside over a board meeting, the Deputy Chairman has the right to act for and on his/her behalf.

12.4	Authority

The Board of Directors shall be the highest authority of the Company and shall make decisions on all major and important matters of the Company. The rules of procedure governing the Board of Directors and its powers and responsibilities are set forth in this Contract and the Articles of Association.

19

12.5	Personal Liability of Directors

A Director, including the Chairman and Deputy Chairman, shall not have personal liability for action he/she undertakes on behalf of the Company within the scope of authority of this Contract, the Articles of Association or the Board resolutions unless his or her action:

(a)	is outside the scope of the approval or authorization by this Contract or the Board resolution; or

(b)	is in breach of Articles 147-151 of the Company Law of the PRC; or

(c)	is in breach of the laws and regulations of the PRC at the time.

Any Director, including the Chairman and Deputy Chairman, acting in violation of this Contract or Board resolutions shall indemnify and hold harmless the Company against all losses caused to or liabilities and expenses incurred by the Company. The Company shall, to the extent permitted by law, indemnify any Director for damages or losses incurred in good faith by such Director in the performance of his or her obligations.

12.6	Matters to be decided by the Board

Matters to be decided by the Board shall be approved by a simple majority vote of the Directors except for the matters listed below which shall require a unanimous vote of Directors:

(a)	Amendment to the Contract and the Articles of Association;

(b)	Termination, liquidation or dissolution of the Company;

(c)	Increasing, reducing or transferring the registered capital of the Company;

(d)	Merger of the Company with another entity or separation of the Company;

(e)	Any matters relating to the IPO or listing of the Company, including transforming the Company to be a joint stock limited company;

(f)	Capitalization, separation, liquidation, voluntary winding-up, or dissolution of the Company, or commencement of any bankruptcy, liquidation or winding- up procedures;

(g)	Issuing any bond of the Company, borrowing, lending or guarantee of an amount exceeding RMB 50,000,000 each or making of a restructuring or other arrangements with creditors;

(h)	Approval of the annual budget (i.e. the operating plan, forecasted revenues and forecasted expenses) and final account, investment plan, and profit distribution plan; approval of any capital expenditure, investment or other purchase of tangible or intangible assets by the Company exceeding by ten percent (10%) of the approved annual budget;

20

(i)	Company’s redeeming, purchasing or otherwise buying the shares or debt from a Party;

(j)	Any transfer, sale, lease or other manner of disposition of, or the granting of a mortgage, pledge or lien on any intellectual property;

(k)	Approval of the participation by the Company in any project of any competitor of SESHK’s existing or potential global partner;

(l)	Entering into any related-party transaction that is not on an arm’s length basis;

(m)	Adopting the business plan setting forth the guidelines and procedures for continuing the operation of the Company after substantial losses sustained by the Company for four (4) out of eight (8) consecutive quarters;

(n)	Deciding on the branding and/or trademarks of the Company;

(o)	Deciding the policy and procedure for protecting Confidential Information;

(p)	Other issues that are unanimously agreed by the members of Board to be decided by the Board.

12.7	Deadlock

In the event of a deadlock the Parties will follow relevant laws and will work in good faith to try and resolve such deadlock.

12.8	Board Meetings

The regular meetings of the Board of Directors shall be held at least two (2) times per calendar year, with each regular meeting to be held no later than twenty (20) days before closing of each half of that calendar year, unless otherwise agreed by both Parties. Meetings of the Board of Directors shall normally be held at the registered address of the Company at the date as set by the Chairman, but may be held at the alternative location and/or date as proposed by one Party if the other Party expresses no objection to such proposal or, though expresses objection, fails to propose an alternative location and/or date for the meeting within two (2) weeks of the originally proposed date by the first Party, where the other Party shall be deemed to be in attendance and counted for the purpose of the quorum.

12.9	Interim Board Meeting

Within three (3) days after the receipt of the written proposal by at least one-third (1/3) of the Directors requesting that an interim Board meeting be held, either the Chairman or the Deputy Chairman shall send a written notice calling an interim Board meeting. Interim Board meetings shall be held, in principle, in the form of teleconference or video-conference.

21

12.10	Notice of Meetings

The written notice shall be sent at least twenty (20) days prior to any Board meeting specifying the agenda, time and place of the meeting. Such notice may be waived by the unanimous consent of all Directors attending (in person or by proxy) the meeting. A Board meeting shall be convened not less than twenty (20) days or more than thirty (30) days from the date of the notice.

12.11	Emergency Board Meeting

In extraordinary circumstances requiring immediate action by the Board and otherwise as provided in this Contract, the Chairman or the Deputy Chairman may call an emergency meeting of the Board. The Chairman shall send written notice at least twenty-four (24) hours prior to any emergency meeting, specifying the agenda, time and place of the meeting.

12.12	Attendance

A Director may attend a Board meeting in person, by conference telephone or designating another person by proxy to vote in his place. Such designation shall be in writing and signed by the Director, and shall identify the meeting or meetings at which the person may act as a proxy and any instructions that may be applicable to the proxy. A Director may appoint another Director as his proxy. A person acting as a proxy may do so for more than one (1) Director.

12.13	Quorum for Meetings

The quorum for a Board meeting shall consist of two-thirds (2/3) of the Directors present in person or by conference telephone or by proxy, with each Party having at least one (1) Director present. However, if a proper notice to convene a Board meeting has been given and if the Directors appointed by a Party fail to attend the meeting by themselves or by proxy or by conference telephone, and therefore a quorum is not present as aforesaid, such Board meeting shall be adjourned and reconvened at the same location and time fifteen (15) days later. If, at the reconvened Board meeting, these Directors still fail to attend by themselves or by proxy or by conference telephone, the present Directors shall vote in respect of the resolution(s) (the proposal of which shall have already been set out in the enclosures of the notice of the Board meeting). Resolutions passed in such manner shall have full legal effect.

12.14	Voting

The Directors may vote on any matters by attending meetings in person, by telephone conference or by proxy. Each Director, including the Chairman and Deputy Chairman, shall have only one vote. Matters not requiring a unanimous vote by the Board of Directors shall be decided by a simple majority vote of the Directors at a meeting at which a quorum is present.

22

12.15	Written Consent

The Board of Directors may conduct any business and make decisions and take actions that could have been otherwise duly taken pursuant to a Board meeting by means of a unanimous written consent in lieu of a meeting.

12.16	Compensation and Expenses

The Company shall not pay any fee, remuneration or subsidy to any Director for his/her attendance at a Board meeting. The Company shall reimburse a Director for reasonable expenses incurred in respect of travelling, accommodations and other living expenses to attend Board meetings.

12.17	Minutes

Minutes shall be kept for each Board meeting and signed by all Directors present at the Board meeting in person or by proxy. In order to facilitate the smooth conduct of Board meetings, the Deputy Chairman shall appoint a “designee” for the purpose of the Board meeting. The duties of such designee shall be to take detailed minutes of the Board meeting, procure the proper signatures for the adoption of such minutes, translate or arrange for the translation of documents and dispatch documents relating to the Board meeting to the Directors. Minutes of the Board meeting shall be maintained in both Chinese and English. Copies of the minutes in both Chinese and English languages shall be sent to ZCM and SESHK at the addresses set forth in Article 28.6 herein.

12.18	Appointment of the Supervisors

(a)	The Company shall have three (3) Supervisors, two (2) of whom shall be appointed by ZCM and one (1) of whom shall be appointed by SESHK. The chairman of the Board of Supervisors shall be appointed by ZCM. At the execution of the Contract and the Articles of Association, one (1) Supervisor shall be appointed at each time and each Party shall notify in writing the other Party of the names of its appointee(s).

(b)	Each Supervisor shall be appointed for a term of three (3) years and may serve consecutive terms if reappointed by the Party originally appointing that Supervisor. A Supervisor shall serve and may be removed at the discretion of the Party which appointed that Supervisor. If an office of a Supervisor is vacated by the retirement, resignation, illness, disability or death of such Supervisor or by the removal of such Supervisor by the Party which originally appointed that Supervisor, the Party which originally appointed such Supervisor shall appoint a successor to serve out such Supervisor's remaining term.

(c)	No member of the Board or Management Personnel may concurrently serve as Supervisor.

23

12.19	Powers of the Supervisors

(a)	To supervise the management of the Company, the Supervisors may take the following actions:(i) inspect accounting records, vouchers, books and statements of the Company; (ii) supervise the duty-related acts of the Directors and Management Personnel, to put forward proposals on the removal of any Director or Management Personnel who violates any law, administrative regulation, the bylaw or any resolution of the Board meeting; (iii) request the Board members and the Management Personnel to rectify their conducts which are prejudicial to the interest of the Company;(iv) propose to call interim shareholders’ meetings, to call and preside over shareholders’ meetings when the Board of Directors does not exercise the function of calling and presiding over Board meetings as prescribed under the PRC Company Law; (v) attend meetings of the Board and to make queries or suggestions regarding matters to be resolved by the Board; (vi) conduct investigation in respect of any abnormal operation of the Company; (vii) put forward proposals at Board meetings; and (viii) initiate actions against Directors or Management Personnel according to Article 152 of the PRC Company Law.

(b)	Each Supervisor shall serve the Company in such capacity without any remuneration, but all reasonable costs incurred by the Supervisors in the performance of their duties as Supervisor of the Company shall be borne by the Company.

12.20	Further Policies and Procedures

The Company shall abide by any other policies and procedures adopted by the Board. The Parties shall take all appropriate actions to cause the Board of Directors and board of Supervisors to adopt standards of conduct and business practices in conformity with the laws and regulations of the PRC and such laws and regulations of the United States which apply to SESHK’s operations outside the United States, provided that they do not conflict with the laws and regulations of the PRC.

13.	MANAGEMENT ORGANIZATION

13.1	Establishment

(a)	The Board of Directors shall establish a management organization comprised of Management Personnel who shall be in charge of the day-to-day operations and management of the Company. The management organization shall include and be headed by one (1) General Manager. The General Manager shall establish the management team subject to the approval of the Board. The General Manager shall be nominated by ZCM.

24

(b)	The Management Personnel shall also consist of, one (1) Marketing Director, one (1) Vice General Manager, one (1) Chief Technology Officer, one (1) Chief Mechanical Engineer, one (1) Chief Financial Officer, and one (1) Chief Accountant. The General Manager, Marketing Director, the Chief Mechanical Engineer and the Chief Financial Officer shall be nominated by ZCM. The Vice General Manager, Chief Technology Officer, and the Chief Accountant shall be nominated by SESHK. Material financial matters shall be subject to the mutual decision of the Chief Financial Officer and the Chief Accountant and shall be managed in accordance with the financial delegation of authority of the management policies of the Company.

(c)	The candidates shall be officially appointed following approval by the Board of Directors. Each Party agrees to cause the Directors appointed by it to approve the other Party’s nominees for the Management Personnel. The tenure of the Management Personnel shall be no more than four (4) years, but they may be permitted to serve subsequent terms. If it becomes necessary, due to dismissal or resignation, to replace a member of the Management Personnel, the Party which originally nominated such individual shall nominate a replacement to serve the remainder of the relevant term.

13.2	The General Manager shall be responsible for carrying out the decisions of the Board of Directors and organizing and directing the day-to-day operations of the Company. Specifically, the General Manager shall perform the following duties:

(a)	to implement the resolutions of the Board;

(b)	to manage the Company to ensure the purpose of the Company is achieved, as outlined in Article 4.1;

(c)	to be responsible for the profits (or losses) of the Company;

(d)	to draft the annual financial budget and annual accounts of the Company for the Board’s approval;

(e)	to stipulate the basic management rules and specific regulations of the Company;

(f)	to work on the rational and efficient allocation of Company resources (e.g. capital resources, human resources, etc.);

(g)	to oversee the dedicated business development personnel;

(h)	to manage the personnel responsible for developing business;

(i)	other matters as delegated by the Board.

25

13.3	The Chief Financial Officer and the Chief Accountant shall be responsible for the supervision and maintenance of proper records and forecasts of the Company’s financial performance. The Vice General Manager shall be responsible for assisting General Manager for the operations of the Company. The Chief Mechanical Engineer shall be the main interface with ZCM for equipment procurement and shall be responsible for equipment mechanical specifications, materials selection, engineering, fabrication techniques, and quality control which include all shop and field inspections (pressure tests, all NDT methods and related inspections) of materials and fabrication quality. The Chief Technology Officer shall be responsible for technical support to technical pricing in sales, marketing or customer proposals, process design and SGT performance, PDPs, SGT Proprietary Equipment process specifications, all other gasification system equipment process specifications, non-equipment engineering design packages, technical proposals, operating instructions and all other process related gasification-related matters. The Marketing Director shall be responsible for the marketing and sales of SGT and SGT related equipment for the Company.

13.4	Indemnification to the Management

The specific powers and responsibilities of Management Personnel shall be prescribed in the relevant provisions of the Articles of Association of the Company. Except for gross negligence, no Management Personnel shall have any personal liability for any acts performed in good faith, in the normal course of their employment and within the scope of activities permitted to be engaged in by such Management Personnel as set forth in this Contract and the Articles of Association.

13.5	Compensation

Matters such as salaries, wages, subsidies, benefits, insurance, allowances, rewards and other compensation matters of Management Personnel, except for Seconded Personnel, shall be stipulated in the Labour Contract between the Company and such Management Personnel.

13.6	Confidentiality and Non-Competition

Each member of the Management Personnel shall, as a precondition to employment by the Company, execute an agreement in form and substance acceptable to the Board which shall contain provisions prohibiting the disclosure of confidential information obtained during the course of employment with the Company and prohibiting such personnel from competing with the business of the Company.

Except for Seconded Personnel, all Management Personnel are forbidden from concurrently serving or working in any other company, unit, entity or organization whatsoever unless explicitly approved by the Board.

13.7	Management By-laws

The Company shall publish Management By-laws, which shall regulate coordination of responsibilities within management, reporting and work procedures; areas of responsibility, decision-making competency, any other issues decided by the Board.

26

The said Management By-laws, as approved by the Board at the first Board meeting, shall be provided in both Chinese and English.

14.	LABOUR MANAGEMENT

14.1	Enterprise Autonomy

The Company shall have all possible autonomy under the laws and regulations of the PRC concerning the recruitment, employment, compensation, welfare benefits, procurement of labour insurance, promotion, discipline and dismissal of Working Personnel. The labour policies of the Company shall be determined in accordance with applicable PRC labour law, labour contract law and regulations and the relevant local rules on labour management in foreign investment enterprises.

14.2	Employment

The Company shall have right to select from SES Shanghai. The Company and SESHK will consult with each other on the remuneration of such SES Shanghai employees, and execute a separate memorandum on the employment of such employees within ten (10) working days of the execution of this Contract.

The qualification and number of Working Personnel shall be determined in accordance with the operating needs of the Company as determined by the Board. Each Working Personnel shall, as a condition to employment by the Company, execute a Labour Contract with the Company, to the extent permitted by the labour laws and regulations of the PRC. Working Personnel shall observe the various rules and regulations of the business of the Company in fulfilling their respective tasks.

Prior to the establishment of the Company, various SES Shanghai employees provided services to the ZZ Plant and the Yima Plant. Should the ZZ Plant require such services or support after the establishment of the Company, the Company shall provide such services or support, as reasonably requested, at cost. Should the Yima Plant require such services or support after the establishment of the Company, the Company shall provide such services or support, as reasonably requested, at a reasonable mark-up.

14.3	Compensation Packages and Labour Protection

Matters such as compensation, wages, subsidies, benefits, insurance, allowances, rewards, and other compensation matters of Working Personnel shall be stipulated in the Labour Contract between the Company and each Working Personnel; the provisions therein shall be in compliance with Applicable Law.

The Company shall conform to rules and regulations of the Chinese government concerning labour protection. Working Personnel shall have the right to establish a Labour Union in accordance with the applicable laws.

27

14.4	Training

All candidates, except for the Management Personnel and the personnel taken over from SES Shanghai to the Company, must satisfactorily complete the training program(if any) specified in their Labour Contracts and a subsequent probationary period of work before they will be officially considered employees of the Company. An employee’s direct supervisor shall have right to decide, on behalf of the Company, whether such persons have successfully completed their probationary period and shall be granted employment, or that such persons shall not be granted employment for whatever reasons, including lack of qualification or otherwise. Any person to whom the Company does not offer employment after the probationary period shall be given notice before dismissal.

15.	ANNUAL OPERATING PLANS AND BUDGETS

15.1	Preparation

The General Manager shall be responsible for the preparation of the annual operating plans and budgets of the Company. The operating plan and budget for the next fiscal year shall be submitted to the Board of Directors for examination and approval prior to November 1of each year and shall include detailed plans and projections regarding:

(a)	capital expenditures of the Company;

(b)	estimated revenues, expenditures and profits of the Company;

(c)	staffing levels and plans for training personnel of the Company; and

(d)	marketing and Project development plans and policies.

15.2	Examination and Implementation

The Board of Directors shall complete its examination and approval of each annual operating plan and budget for the next fiscal year prior to the end of December 31st of each year. The Management Personnel shall be responsible for the implementation of the annual operating plan and budget as approved by the Board.

16.	TAXATION, THREE FUNDS AND PROFIT DISTRIBUTION

16.1	Tax Treatment

The Company shall pay taxes in accordance with relevant Chinese laws and regulations and shall enjoy all preferential tax and customs treatment available to it under the PRC law. In order to confirm the tax treatment applicable to the Company, the Parties shall, immediately after the Establishment Date, procure that the Company submit an application to the appropriate tax authorities of China requesting confirmation of the tax and duty exemptions, reductions and other preferences to be accorded to the Company.

28

Furthermore, with the Assistance of ZCM, the Company shall also apply for any other reductions of or exemptions from relevant taxes and customs duties which are now available or will become available to the Company under any of the laws and regulations of the PRC.

16.2	Statutory Common Reserve

After fully making up accumulated losses of previous years, if any, and payment of taxes in accordance with the relevant laws and regulations of the PRC, the Company shall allocate and reserve ten percent (10%) of its annual after-tax profits as the Company's statutory common reserve. The Company may stop allocating and reserving the profits if the aggregate balance of the common reserve accounts for over fifty percent (50%) of the Company's registered capital. After the Company has drawn statutory common reserve from the after-tax profits, it may, upon a resolution made by the Board meeting, draw a discretionary common reserve from the after-tax profits. The amount to be drawn as statutory common reserve shall be decided by the Board annually in accordance with the financial status of the Company and pursuant to the laws and regulations of China.

16.3	Profit Distribution

(a)	After paying taxes in accordance with the law, making up losses and making contributions to the statutory common reserve, the remaining earnings of the Company shall be available for dividend distribution to the Parties. The Parties hereby agree that as long as the Company has eighteen (18) months of working capital reserved that the Company shall distribute to the Parties the profits in that fiscal year above the amount required to maintain eighteen (18) months of working capital. Such profits shall be distributed to a Party according to such Party’s proportion of its paid-in registered capital at the time such profits were earned.

(b)	Distributable profits shall be distributed to the Parties within thirty (30) days of a Board resolution stipulating the distribution of such distributable profits to the Parties. Each Party shall procure that its Directors shall vote in favour of a resolution of any Board member proposing the distribution of the profits as outlined in this paragraph to the Parties.

(c)	The Company shall not distribute dividends unless the losses of previous fiscal year(s) have been fully made up. Remaining undistributed dividend from previous years must be distributed together with that of the current year and the Board of Directors shall authorise the payment of dividends from undistributed dividends from previous years at any time so long as the Company has eighteen (18) months of working capital reserved.

29

17.	FINANCIAL AFFAIRS AND ACCOUNTING

17.1	Accounting System

(a)	The Company shall maintain its accounts in accordance with the regulations in respect of the financial management and accounting system of foreign-invested enterprises enacted by the Ministry of Finance of the PRC and any other officially promulgated PRC laws and regulations and the provisions of this Contract and the Articles of Association. The Chief Financial Officer and the Chief Accountant, under the supervision of the General Manager, shall establish the accounting system and procedures for the Company in accordance with the enterprise accounting system and other relevant regulations. The accounting system and procedures to be adopted by the Company shall be submitted to the Board for approval. Once approved by the Board, the accounting system and procedures shall be filed with the relevant local department of finance and the tax authorities for record purpose.

(b)	The Company shall submit reports relating to the usage of foreign investment in accordance with the laws and regulations on statistics and the statistical system of the State and of the Municipality where it is incorporated (if any) concerning the usage of foreign investment.

(c)	The fiscal year of the Company shall start on January of the year and end on December 31 of the same year. The first fiscal year of the Company shall commence on the Establishment Date and end on December 31 of the same year. The last fiscal year of the Company shall start on January 1 of the year of termination and end on the date of termination.

17.2	Books and Records

The Company shall keep true and correct records and accounts in accordance with applicable PRC accounting laws. All accounting records, vouchers, books and statements of the Company shall be made and kept in Chinese, however, on the other hand, the Company shall provide financial reports to SESHK in English on a quarterly basis in accordance with USGAAP.

17.3	Inspection of Books and Records

Each Party shall have the right to examine and copy all books of account, records, vouchers, contracts and documents of any kind that are necessary or appropriate for monitoring the financial performance of the Company. Each Party may make such examination and copies during the Company’s normal business hours, provided that such examination and copying do not unreasonably interfere with the business operations of the Company. Each Party may exercise such rights through its agent or employee or by an independent accounting firm designated by the Party (at its own cost).

30

17.4	Accounting Unit

The currency of accounts of the Company shall be Renminbi. When foreign currency transactions take place, the foreign currency amount will be converted into the reporting currency for recording purposes. Any increase or decrease in the balance of accounts relating to foreign currency transactions shall be translated into the currency of account in accordance with the official Foreign Exchange rate announced by the People’s Bank of China on the transaction date or on the first day of the month when the transaction takes place.

17.5	Reports

The Company shall prepare and provide to the Parties:

(a)	Within ninety (90) days after the last day of each fiscal year, the balance sheet of the Company as of the end of such fiscal year and the related profit and loss statement and statement of cash flows for the fiscal year then ended, in each case audited as provided below.

(b)	Within thirty (30) days after the last day of each financial quarter, the unaudited balance sheet of the Company as of the end of such quarter and the related profit and loss statement (for such quarter and for the year-to-date).

(c)	Within thirty (30) days after the last day of each month, (i) a profit and loss statement for such month; and (ii) a forecast/outlook for the remainder of the current fiscal quarter, which shall include, without limitation, the number of personnel, revenue, cash balance and expenses.

17.6	Audit

A qualified independent accounting firm, licensed in China, shall be engaged by the Company as its auditor, which shall be the same auditor as engaged by ZCM, to examine and verify the annual financial statements of the Company and shall submit the audit report to the Board and the General Manager. Either Party shall also have the right to appoint an accountant registered in China or abroad to audit the accounts of the Company. The expense of the auditor shall be borne by the Party appointing the auditors. Unless the result of any such auditor is significantly different from that conducted by the Company’s auditor and are accepted by the Board, the expense of such audit shall be borne by the Company. The Company will permit such accountant to have access to the Company’s books and records and Management Personnel and will provide such accountant with office space and all other reasonable facilities to enable the accountant to carry out the audit.

31

17.7	Additional Reports and Provision of Returns

The Company shall provide, without charge, to any Party that may so request a copy of each tax return and report that it is required to file with any governmental entity in sufficient time prior to such filing to permit its review by such Party prior to filing.

18.	BANK ACCOUNTS AND FOREIGN EXCHANGE

The Company shall open RMB deposit accounts and Foreign Exchange deposit accounts with authorized banks in China, and the procedures for issuing and signing checks shall be implemented in accordance with the management policies of the Company. The Company may also open Foreign Exchange deposit accounts with foreign banks outside China as designated by the Board of Directors subject to approval by the relevant government authorities.

19.	CONFIDENTIALITY

(a)	Each of the Parties acknowledges and agrees that the disclosure of its obligations under this Contract and the agreements and documents referred to herein to which it is a party will involve the disclosure of Confidential Information.

(b)	The Parties shall use all Confidential Information only for the purposes specified in this Contract, the Annexes and the other agreements and documents contemplated herein and therein to which it is a party, and shall not disclose any Confidential Information to third parties without the prior written consent of the Party providing such Confidential Information; provided, however, that a Party may be permitted to disclose Confidential Information received by it to its Affiliate(s) when such disclosure is necessary for such Party to carry out its obligations under this Contract, the Articles of Association or the other agreements referred to herein upon the execution of a non-disclosure agreement (which shall hold the receiving party to the same standard of confidentiality as the transmitting party) between such Affiliate(s) and the Party providing the Confidential Information.

(c)	The Company, the Parties and their respective Affiliates that receive Confidential Information shall make such Confidential Information available only to those of their directors, managers and personnel whose duties necessitate familiarity with such Confidential Information and shall cause such directors, managers and personnel also to comply with the confidentiality obligations set forth in Article 19(b).

(d)	The confidentiality obligations set forth in this Article 19shall survive the termination or expiration of this Contract.

32

(e)	The Parties acknowledge and agree that SESHK has entered into this Contract under the condition that the SGT, the SGT Know-How and all other relevant intellectual property will be protected by ZCM and the Company and that ZCM and the Company shall protect all Confidential Information related to the SGT, and SGT Know-How and ensure that all such information is not transmitted to third parties and will be returned to SESHK at the end of the Joint Venture Term or upon liquidation of the Company and shall not be used by ZCM or the Company except as specifically authorized under this Contract or under the TUCA.

(f)	This aforesaid confidentiality provisions under this Article 19 shall not jeopardize, surpass, substitute or impact the Technical Non-disclosure Agreement already entered into between ZCM and Synthesis Energy Systems, Inc. on October 11, 2009.

20.	DURATION OF THE COMPANY

The term of the Company established under this Joint Venture Contract and the Articles of Association shall be twenty (20) years, commencing on the date of issuance of the Company's Business License by the relevant administration for industry and commerce (the “Joint Venture Term”).

One (1) year prior to the expiry of the Joint Venture Term, the Parties shall enter into discussions regarding the extension of such term. If the Parties agree to extend the Joint Venture Term, they shall enter into a written extension agreement and apply to the Examination and Approval Authority for approval no less than six (6) months prior to the expiration of the Joint Venture Term. The Joint Venture Term may be extended only upon the execution of the written extension agreement by the Parties and approval of the Examination and Approval Authority.

21.	EARLY TERMINATION

This Contract may be terminated in the event that any of the conditions or events set forth below occurs:

(a)	There occurs a material breach of this Contract and such breach is not cured by the breaching Party within sixty (60) days after receipt of written notice of the breach from the non-breaching Party. In such case, the non-breaching Party may give notice of termination to the breaching Party.

(b)	The Company, ZCM or SESHK materially violates or fails to perform under the TUCA, and fails to timely rectify its breach or non-performance in accordance with the TUCA, and as a result, the non-breaching Party is entitled to terminate this Contract and the TUCA at its own discretion.

33

(c)	The Company is unable to achieve positive Net Income within 24 months after its establishment or, after such initial 24 month period, does not achieve positive Net Income in any two (2) consecutive years or sustains substantial losses for four (4) out of eight (8) consecutive quarters and the Company is unable to attain its business goals and, after consultation, the Parties are unable to agree on a business plan to improve the economic situation of the Company. In such case, either Party may give notice of termination.

(d)	Total or partial performance of this Contract is prevented by an Event of Force Majeure lasting for more than ninety (90) days and, after consultation, the Parties are unable to agree on a method to perform this Contract. In such case, either Party may give notice of termination.

(e)	The Parties mutually agree to terminate this Contract and agree on the terms for the dissolution of the Company.

Where the TUCA is terminated pursuant to Article 21(b) or other provisions herein, the Company shall be liquidated in accordance with Article 22.1.

In case this Contract is terminated early upon the occurrence of any of the above circumstances, both parties shall observe and abide by the requirements and consequences as stipulated in Article22.3.

22.	LIQUIDATION AND DISSOLUTION

22.1	Liquidation

Upon the adoption of a unanimous Board resolution to terminate this Contract pursuant to Articles 12.6 and approval by the Examination and Approval Authority to dissolve the Company, the Parties shall cause the Directors appointed by them to adopt a resolution to liquidate the Company and establish a liquidation committee. The composition, powers and functions of the liquidation committee, formulation of liquidation procedures, and payment of liquidation proceeds shall be set forth in the Articles of Association.

In the event of a liquidation of the Company, any of ZCM’s paid-in registered capital contribution to the Company after deduction of the dividends should be, or already received by ZCM before liquidation, shall be returned to ZCM in priority within the existing liquid assets (excluding the intangible assets); and SESHK shall not be entitled to such funds; and any remaining cash current net assets shall be distributed to the Parties according to the respective ownership percentage.

22.2	Effect of Dissolution or Sale as a Going Concern

The dissolution of the Company or sale of the Company as a going concern, shall not release a Party from its liability to pay any sums of money accrued, due and payable to the other Party, or to discharge its then-accrued and unfulfilled obligations including any liability to the Company or the other Party in respect of any breach of this Contract pursuant to the provisions hereof.

34

Notwithstanding the foregoing, prior to the liquidation of the Company, SESHK shall have (i) the right to take out from the premises of the Company any materials relating to SGT provided by SESHK, including any proprietary property provided to the Company pursuant to this Contract and any other documents, drawings, data, or information in any form; and (ii) have the right of first refusal to purchase any SGT-related intellectual property legitimately owned by the Company on the same conditions that would be afforded to any reasonable buyer. If the Company and SESHK cannot agree on such value then SESHK shall be entitled to appoint an independent valuation form to appraise the value of such SGT related intellectual property.

22.3	Termination

(a)	After the liquidation of the Company is completed and the Company has been effectively dissolved, the Parties shall terminate this Contract and the Articles of Association in writing via their respective authorized representative(s).

(b)	Upon termination of this Contract for whatever reason, the Company shall return to SESHK the SGT related information injected as equity contribution from SESHK and any material containing SGT information or SGT Know-How. Any Improvement developed after the establishment of the Company shall be settled pursuant to the terms of the TUCA or Section 22.2 above. After the establishment of the JV Company, any Know-How related materials developed by by a Party, shall be returned to such Party.

(c)	Immediately after termination or expiration of this Contract, the Company and ZCM shall no longer be entitled to use SGT or SGT Know-How, subject to the terms of TUCA.

(d)	Termination or expiration of this Contract shall constitute an automatic termination of the Technology Usage and Contribution Agreement and, as a result, any authorization to use SGT or SGT Know-How.

23.	LIABILITY FOR BREACH OF CONTRACT

23.1	Breach of Contract

If a Party fails to perform any of its material obligations under this Contract, or if a representation or warranty made by a Party under this Contract is materially untrue or inaccurate, the Party shall be deemed to have breached this Contract.

35

23.2	Failure to Pay Capital Contributions

Provided that each of the conditions in Article 5.4has either been expressly fulfilled or waived by the Parties, should one of the Parties fail to pay any portion of its contribution to the registered capital of the Company at the time and in the amounts stipulated in Article 5of this Contract, such Party shall be deemed to be in breach of the Contract and, in addition to any liability it may incur for such breach, such Party shall pay to the Company a late contribution penalty at a monthly rate equal to the then applicable lending rate of the same kind and duration which is published by the People’s Bank of China for Renminbi loans on the amount of the contribution due and unpaid for as long as such contribution is due and unpaid.

23.3	Indemnity for Breach of Contract

(a)	If the Company suffers any loss, including but not limited to lost profits, as a result of a breach of this Contract by either Party, then the breaching Party shall indemnify and hold the Company harmless in relation to such loss. If the non-breaching Party suffers any loss, including but not limited to lost profits, as a result of a breach of this Contract by the breaching Party, the breaching Party shall indemnify and hold the non-breaching Party harmless in relation to such loss incurred by the non-breaching Party.

(b)	Unless it is otherwise agreed herein, in the event that any Party fails to make its contributions to the registered capital of the Company, the contributing party has the right to terminate the Contract.

23.4	Continued Implementation of Contract

During the period of breach, the Parties shall in all other respects continue their implementation of this Contract.

24.	INSURANCE

The Company shall, at its own cost and expense and at all times during the operation of the Company, procure and maintain full and adequate insurance coverage in a manner prudent and advisable for the Company. The relevant insurance policies may be obtained from any insurance company authorized to provide such policies in the PRC. The types of insurance (which shall include product liability insurance) and the value, duration and denomination of the currency of the premiums and insurance proceeds shall be determined by the Board of Directors based upon the recommendation of the General Manager based on the practices of similar business in other countries and the actual circumstances in the PRC.

36

25.	FORCE MAJEURE

25.1	Performance of Obligations

If any Party is prevented from performing any of its obligations due to an Event of Force Majeure, the time for performance of the obligations under this Contract specifically prevented from performance by such Event of Force Majeure shall be extended by a period equal to the period of delay caused by such Event of Force Majeure. A Party claiming inability to perform due to an Event of Force Majeure shall take appropriate means to minimize or remove the effects of the Event of Force Majeure and, within the shortest possible time, attempt to resume performance of the obligation(s) affected by the Event of Force Majeure. If an Event of Force Majeure occurs, no Party shall be responsible for any damage, increased costs or loss which the other Parties may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Contract. All other obligations under this Contract and the time for performance thereof shall remain unaffected.

25.2	Notice

The affected Party shall immediately notify the other Party of the occurrence of any Event of Force Majeure and shall provide available evidence thereof. Should the delay caused by any Event of Force Majeure continue for more than ninety (90) consecutive days, the Parties shall settle the issue of further performance of this Contract through friendly negotiations in accordance with Article 27(a) and (b).

25.3	Continued Implementation of Contract

During the period of an Event of Force Majeure, the Parties shall in all other respects continue their implementation of this Contract.

26.	APPLICABLE LAW

The laws or regulations of the PRC which are officially published and publicly available shall apply to and govern the formation, validity, interpretation and implementation of this Contract. In the event that there is no officially published and publicly available law of China governing a particular matter relating to this Contract, reference shall be made to the relevant provisions in any treaty to which the PRC is a member or signatory. If there is no such applicable treaty provision, then reference shall be made to general international practices.

27.	DISPUTE RESOLUTION

In the event of a dispute arising out of or relating to this contract, including any question regarding its existence, validity or termination, the Parties shall first seek settlement of that dispute by friendly consultation. Upon the occurrence of a dispute, then any Party is entitled to send a notice to the other Party (the “Reconciliation Notice”), to require the Parties to attempt to solve this dispute matter through reconciliation within one (1) month after its occurrence, during which time the Parties shall attempt in good faith to resolve the disagreement and shall cause their respectively designated high level representatives (the “Dispute Representatives”) to enter into a period of thirty (30) days to negotiate to attempt to resolve the disagreement.

37

If the Dispute Representatives have not agreed upon the matter in issue within thirty (30) days, any Party is entitled to request the joint appointment of an internationally recognised independent expert in the area related to the matter in issue (the “Expert”) to resolve the matter in dispute, provided that, in making its determination, the Expert shall consider the interests of the Company. Such Expert's determination shall be non-binding on the Company and the Board. Both parties shall exert best endeavour in good faith to seek the settlement of the dispute and enforce the decisions made by the Expert.

If the Parties fail to jointly appoint such Expert or the Expert fails to reach a determination related to the resolution at issue within ninety (90) days after the occurrence of the dispute, either of the Parities shall be entitled to submit the dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing, PRC.

(a)	There shall be three (3) arbitrators. ZCM shall select one (1) arbitrator and SESHK shall select one (1) arbitrator. CIETAC shall select the third arbitrator, who shall not be a national of the PRC, the Hong Kong Special Administrative Region, the Macao Special Administrative Region, Taiwan or the United States, to act as the chief arbitrator. If a Party does not appoint an arbitrator within the period required by CIETAC, the relevant appointment shall be made by CIETAC.

(b)	The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the arbitration rules of CIETAC in effect on the date when the application for arbitration is submitted. However, if such rules are in conflict with the provisions of this article, including the provisions concerning the appointment of arbitrators, the provisions of this article shall prevail.

(c)	Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Party.

(d)	The arbitral award shall be final and binding upon all Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto.

(e)	During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Contract.

28.	MISCELLANEOUS

28.1	Public Information and Publications

No public statements shall be made by one Party on behalf of the other Party without its prior written consent.

All marketing, advertising and promotional material relating to the Company shall be subject to prepublication review and mutual agreement by both Parties.

38

28.2	Language

This Contract is executed in both English and Chinese in twelve (12) original counterparts in each language. Both language versions shall be equally valid.

28.3	Entire Agreement

This Contract and the other agreements contemplated herein constitute the entire agreement among ZCM and SESHK with respect to the subject matters set forth herein and therein and supersede all prior discussions, notes, memoranda, negotiations, understandings and all the documents and agreements between them relating to the same. All documents, agreements, understandings and correspondence between the Parties prior to the execution of this Contract shall, with the exception of any non-disclosure/confidentiality undertakings, become null and void automatically when this Contract enters into effect.

28.4	Amendment

Amendments to this Contract and the other agreements contemplated herein may be made only by a written agreement in English and Chinese signed by duly authorized representatives of each of the Parties and, unless prior approval from the Examination and Approval Authority is statutorily required, will become effective as soon as the amendments are filed with the Examination and Approval Authority for record.

28.5	Conflict or Inconsistency

The rights and obligations of the Parties established by and under this Contract shall continue to exist throughout the Joint Venture Term and shall not be prejudiced by the establishment of the Company, the adoption of the Articles of Association or the execution of any of the agreements contemplated herein. In the event of any conflict or inconsistency between this Contract on the one hand and the Articles of Association or other agreements contemplated herein on the other, the Articles of Association and other agreements contemplated herein shall prevail.

28.6	Notices

Notices or other communications required to be given by any Party or the Company pursuant to this Contract shall be written in English and Chinese and may be delivered personally, sent by registered airmail (postage prepaid) by a recognized courier service, or sent by facsimile transmission to the address of the other Party set forth below or such other address notified in lieu thereof. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)	Notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

39

(b)	Notices given by air courier shall be deemed effectively given on the date of delivery (as indicated by the airway bill).

(c)	Notices given by facsimile transmission shall be deemed effectively given on the first business day following the date of transmission.

For the purpose of notices, the addresses of the Parties are as follows:

ZCM: Zhangjiagang Chemical Machinery Co., Ltd.

No. 20 Chengyang Road, Houcheng, Jingang Town, Zhangjiagang City, Jiangsu Province, 215631, PRC

Attention: XU, Ye

Telephone No: 0512-5673-9008

Facsimile No.: 0512-5673-9009

SESHK:	SES Asia Technologies Limited

7/F., Bonham Centre 79-85 Bonham Strand, Sheung Wan

Attention: ROBERT WAYNE RIGDON

Telephone No: 001-(713) 579-0600

Any Party may at any time change its address for service of notice or communication in writing delivered to the other Party in accordance with the terms hereof.

28.7	Waiver

Unless otherwise provided for, failure or delay on the part of any Party to exercise any right or privilege in this Contract shall not operate as a waiver of such right or privilege nor shall any partial exercise of any right or privilege preclude any further exercise thereof. Any waiver by a Party of a breach of any term or provision of this Contract shall not be construed as a waiver by such Party of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.

28.8	Headings

The headings contained in this Contract are for reference only and shall not be deemed to be a part of this Contract or to affect the meaning or interpretation hereof.

28.9	Approval

The formation of the Company will be submitted to related PRC approval authority for approval in accordance with related legal procedures.

40

28.10	Effectiveness

With the signature of each Party’s representative, which has been authorized by such part’s board of directors, this Contract will come into effect upon government approval.

[signature pages follow]

41

IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be executed as of the date first above written by their duly authorized representatives.

By:

/s/ Chen, Yuzhong
Zhangjiagang Chemical Machinery Co., Ltd.

Name:	CHEN, Yuzhong

Position:	Chairman

By:

/s/ Robert W. Rigdon

SES Asia Technologies, Limited.

Name:	ROBERT WAYNE RIGDON

Position:	President

42

Annex

The followings are the annex that are being discussed or should be discussed or drafted, and the Party to do that.

1. Business Plan/Objectives

2. SGT Technology Material

3. Form of Project Sub-license Agreement

4. Technology Usage and Contribution Agreement

5. Appraisal Report for SESHK’s capital contribution

6. SGT Equipment Sales Framework Agreement

7. Representation Letter from SES and its affiliates for jointly undertaking the obligations and responsibilities of SESHK.

43

Annex 1

张家港化工机械股份有限公司 (“张化机”) 与综合能源系统公司 (“SESHK”)

成立中国煤气化合资公司

商业计划书

Business Plan for Establishing China Coal Gasification Joint Venture by ZCM & SESHK

一、概述/Summary

张家港化工机械股份有限公司 (“张化机”) 与综合能源系统公司 (“SESHK”) 双方将成立一家排他性的中国技术和设备合资公司（“合资公司”），其主要目标是：结合SES的气化技术与张化机的装备制造能力使SES气化技术成为中国领先的气化技术解决方案供应商；建立合资公司的价值；为双方带来可观的收入和利润；最终目标是在公开市场上市（如：中国大陆、香港或其他地区）。

Zhangjiagang Chemical Machinery Co., Ltd. ("ZCM") and Synthesis Energy Systems, Inc. ("SESHK") are establishing an exclusive China technology and equipment joint venture ("JV"), whose main objectives are: to combine SES gasification technology with ZCM equipment fabrication capabilities to become China's leading gasification technology solution provider; build the JV enterprise value; bring considerable revenues and profits for both sides; with the ultimate objective of seeking a public markets listing (eg: China mainland, Hong Kong or elsewhere).

二、合资公司背景/Joint	Venture Background

1.	双方将会成立一个中外合资公司，注册资本为1.538亿元。

The two sides will set up a sino-foreign joint venture with registered capital of 153.8mm RMB.

2.	经营管理团队：SES将向合资公司提交双方认可的SES的员工支持。张化机将向合资公司提供更多有经验的市场营销、设备设计制造、管理、财务和融资、煤化工市场开拓等方面人员。合资公司将按需要对外进一步招收专业和管理人员。

Management team: SES will provide SES staff supportrecognized by both sides to the JV. ZCM will provide additionalmarketing, equipment design and manufacturing, management, finance and financing, market development personnel with experience in the coal chemical industry. The JV will recruit further additional professional and managerial staff according to the needs.

3.	经营范围：

Business scope:

a)	合资公司被完全授权在授权地区排他性的对客户项目进行设计、生产和销售SES气化技术和专有设备以及配套服务。

The JVis fully authorized to exclusively conduct design, manufacture and sale of SES gasification technology, proprietary equipment and and ancillary services for the clients’ projects in the authorized Territory.

b)	合资公司获得完全授权在授权地区内对SES气化技术及其专有设备进行市场营销、销售、许可、生产和提供售后服务。

The JV is fully authorized to conduct marketing, sale, licensing, manufacture and after-sale service of SES gasification technology and proprietary equipment in the authorized Territory.

c)	主要范围包括：

The main scope includes:

1)	PDP和相关设计：PDP/设计，合资公司将负责完成PDP设计工作（合资公司成立的初期，SES技术公司将根据相关协议中的所述内容提供培训和协助合资公司的PDP设计工作）。BEDP（基础工程设计包）和DEDP（详细工程设计包）将由合资公司负责协调完成。SES技术公司有义务和责任为每一个合格的合资公司项目提供所有关键设计参数。

PDP and relevant design: PDP/design, the JV is responsible to complete PDP design (SES will provide training and assist the JV on PDP design as outlined in the relevant agreements at the beginning of the establishment of the JV). The JV is responsible to coordinate to complete BEDP and DEDP. SES has the obligation and responsibility to provide all key design parameters for the eligible JV projects.

2)	专有和相关设备的提供：所有专有设备与气化工艺技术捆绑在一起作为综合性的客户解决方案通过合资公司向客户推广。

Provide proprietary and relevant equipment: all the proprietary equipment and gasification technology are bundled together as a combined customer solution and marketed to clients through the JV.

3)	合资公司必须努力进一步扩大设备供应范围以使该范围从提供专有设备和工艺技术发展到进一步提供包括尽可能多的其他气化和合成气净化设备。

The JV must endeavor to expand the equipment supply range so that this range can be developed from providing proprietary equipment and gasification technology tofurther providing other gasification and syngas purification equipment as much as possible.

4)	设计、采购和建设（EPC）：合资公司将努力延伸设备和设计供货范围，主要目标是整体气化岛交钥匙工程以提供具有成本效益的合成气，最终目标是整体工程的EPC供货-设备及技术。

Design, purchase and construction (EPC): the JV will try to expand the scope of delivery of equipment and design. The main objective is turnkey supply of an integrated gasification island to supply cost effective syngas, the ultimate objective is supply of the whole project EPC – equipment and technology.

5)	冷启动开车、调试以及后续运行维护：合资公司将出售冷启动开车、调试以及后续技术服务，也可能决定提供试车后的运行和维护服务。

Cold start up, commissioning and subsequent operation and maintenance: the JV will sell cold start-up commissioning and follow-up technical services, and may decide to offer post-commissioning operation and maintenance services.

三、技术、产品与服务/Technology, Products and Services

1.	技术背景、知识产权情况：

Technical background, intellectual property rights

a)	SES气化技术系统（“SES气化技术”）是基于Synthesis Energy Systems Technologies, LLC（“SES技术公司”）从美国气体研究院（“GTI”）获得许可授权的U-GAS®技术而发展起来的先进流化床气化技术，该技术通过SES技术公司在中国开发、设计和运行的项目以及在全球正在开发项目中的初步设计中获得的经验以及通过SES技术公司及其附属公司高级技术团队的行业经验而不断获得新的技术改进、技术诀窍和专利的发展。应用目标包括使用劣质煤，可再生燃料，如木质生物质和城市固体垃圾的所有气化项目。

SES gasification technology is an advanced fluidized bed gasification technology developed from the U-GAS® technology that Synthesis Energy Systems Technologies, LLC (“SES Techco”) obtained the licensing authorization from US Gas Technology Institute (“GTI”). The technology gained experience fromprojects being developed, designed and operated in China and the preliminary design of global projects being developed through SES Techco, and it also obtained continuous new technical improvements, technical know-how and patents developments through industry experience of the senior technical team of SES Techco and its affiliates. The targeted application includes all gasification projects using low quality coal and renewable fuels, such as woody biomass and municipal solid waste.

b)	SES技术公司将根据协议中所述内容为合资公司提供培训，使合资公司有能力完成第三方项目的PDP设计。对合资公司的培训方案将会被制定和实施；

SES Techco will provide training to the JV, as outlined in the agreements, to enable the JV have the ability to complete the PDP design of third-party project. The JV’s training program will be developed and implemented.

c)	合资公司或技术公司所做的所有技术改进将根据合资合同的约定由合资公司拥有和共享。

Technical improvements made by either the JV or by Techco will be owned and shared as outlined in the.

2.	产品或服务介绍：

Introduction of products and services:

a)	对客户进行全方位服务，包括但不限于煤样分析、技术方案制定、在SES的工厂进行煤炭试烧、报价、PDP、设计、生产制造方案、工艺路线及主要设备、总承包，冷开车、售后服务、技术更新、必要时包括金融产品服务支持等全方位服务；

Provide full range of services, include but not limited to coal sample analysis, technical proposal development, coal testing at SES-owned plants, quotes, PDP, design, production and manufacturing solutions, process routes and major equipment, general contracting, cold start up, after sale service, technology updates and financial products service support when necessary.

b)	公司主要产品：

Main products:

1)	气化技术许可、气化工程设计、专有设备（部件）和其他设备（部件）的供应和销售。

Gasification technology licensing, gasification engineering design, proprietary equipment (components) and other equipment (parts) supply/sales.

2)	气化岛总承包的工作范围：进行结合技术的气化岛项目建设的EPC总承包。

EPC scope of work covering the gasification island: execution of EPC work scope to construct gasification island projects integrated with technology.

3)	提供合成气：根据市场情况及用户需求，专注于煤气化工厂的一揽子解决方案，并向下游用户提供合成气综合解决方案。

Provide syngas: focus on coal gasification plant packaged solution(s) and provide integrated solution for syngas to downstream users based on market conditions and customer demand.

4)	开车、试车后的维护和优化服务。

Start up and post-commissioning maintenance and optimization services.

5)	其他。

Others.

四、市场竞争与市场营销/Market Competition and Marketing

1.	煤化工产业现状及发展趋势分析

Analysis of coal chemical industry situation and development trend

a)	近10年来，价值主张专注于中国的煤化工发展：“环保风暴”唤醒了化工业对环保和安全等社会责任的重视。化石燃料能源的紧缺，使节能节能（减排）和替代能源提到了前所未有的高度。从2010年国家对“煤化工产业”的紧急叫停，到中国政府的《煤化工产业发展政策》和《煤化工产业中长期发展规划》，近期国家鼓励发展新型煤化工的政策不断将注意力转向更为广阔的利用中国本土自然资源的中国新型煤化工产业的发展蓝图。

The value proposition focuses on China's coal chemical industry development during the past 10 years: "Green Storm" awakened the attention to chemical safety, environmental protection and social responsibility. Shortages of fossil fuel energy increased attention on energy saving (conservation) and alternative energy to an unprecedented height. From 2010 the emergency brake of "coal chemical industry" by the country to the "Coal Chemical Industry Development Policy" and "Long-term Coal chemical Industry Development Plan" of the Chinese government, the state policies encouraging the development of new coal chemical industry continues recent attention towards a broader development blueprint for China's development of the new coal chemical industry utilizing China based natural resources.

b)	煤化工是我国化学工业的重要组成部分。值此煤化工发展的新形势下，研究煤化工产业的发展趋势，研究煤化工对石油化工等传统能源的替代性，深入探讨我国煤化工的发展战略、发展模式和发展途径是一件涉及煤化工发展全局的大事。下述信息将从宏观(世界、国家)和微观(行业)层面就产业特点、发展趋势等作出分析，对未来的产业投资、建设提出一些观点。

The coal chemical industry is an important component of China's chemical industry. Regarding the new situation of coal chemical industry development, it is a big focus involving the overall development of the coal chemical industry to research coal chemical industry trends, study the alternatives of coal chemical for petrochemical and other traditional energy, and to discuss China's coal chemical industry development strategy, model and approach. Information provided belowanalyzes industry characteristics and trends from the macro (world, national) and micro (industry) levels in order to provide views on investingand construction of the industry in the future.

2.	宏观环境分析

Macro Environment Analysis

a)	行业现状/Industry Status

至2012年，中国约有60家以上大型煤化工工厂，共有商业化运行的大规模气化装置约230套，采用的气化技术主要为鲁奇、德士古、壳牌、GSP、西北化工研究院、华东理工大学、航天气化、盈德-清华等工艺技术，原料是煤、渣油等，主要产品是化肥、甲醇、MTP/O、甲醚、SNG、合成油、乙二醇等。煤气化技术是煤化工产业化发展最重要的单元技术。近20年来，我国主要关注的是高品质的燃料原料，主要引进的气化技术为鲁奇、德士古、SHELL、GSP等。

By 2012, there are more than about 60 large coal chemical plants in China, a total about 230 sets of large-scale commercial operation gasification devices, mainly using Lurgi gasification technology, Texaco, Shell, GSP, Northwest Chemical Research Institute, East China University of Science and Technology, HTL, Yingde - Tsinghua and other technologies with raw materials of raw coal, residual oil, etc. The main products are fertilizers, methanol, MTP/O, ether, SNG, synthetic oil, glycol. Gasification technology is the most important cell technology of coal chemical industry development. The major gasification technology introduction in China is Lurgi, Texaco, SHELL, GSP, etc. during the past 20 years focused primarily on higher quality fuel feedstocks.

b)	我国能源格局/China’s pattern of energy
1)	在“十一五”规划已经明确我国能源发展的总体战略：“坚持节约优先、立足国内、煤为基础、多元发展，优化生产和消费结构，构筑稳定、经济、清洁、安全的能源供应体系”。煤化工转化项目的发展促使化工行业追求最大限度的利用中国本土资源，而国家经济战略的可持续发展，使得煤化工必然是在今后的长期发展中占据越来越重要的地位。

The "11th Five-Year Plan" has made overall strategy for energy development in China clear: "persist on conservation, domestic-based, coal-based, diversified development and optimize production and consumption structure, build a stable, economical, clean and safe energy supply system". It is an opportunity for development of coal to chemical conversion projects that impels the chemical industry is to pursue maximizing the use of domestic Chinese resources, and sustainable development of a national economic strategy in which the coal chemical industry will occupy an increasingly important position in the long-term future development.

2)	从能源结构稳定性来看，我国石油与天然气人均储量与全球平均值有相当大差距。而在储采比上，我国能源的可持续性也很差，如果在未来10至20年中没有大的油田被发现，石油资源瓶颈将危及国内能源安全。而煤炭资源情况与世界平均水平最为接近，具有相对比较优势，这决定了我国长期依赖煤炭的能源格局。在“十一五”期间，2006年至2020年，我国将斥资1万亿发展煤化工项目，其中装备费用占50%，技术费用占10%。煤制甲醇、二甲醚、煤烯烃和煤制油在今后15年将是投资的重点。方向由传统煤化工向现代煤化工转变。

From the point of view of energy structural stability, there is considerable gap between China's oil and gas per capita reserves with the global average. Regarding the reserve-production ratio, the energy sustainability of China is also very poor, and if thereareno major oil fields found in the next 10-20 years, oil resource bottlenecks will threaten domestic energy security. The coal resources areclose with the world average.Chinahas a comparative advantage, in which China will relyon coal for the long term. In the "11thFive-Year" period, from 2006 to 2020, China will spend 1 trillion RMB to develop coal to chemical projects, which accounts for 50% of equipment, 10% of technology. Coal to methanol, DME, olefins and oilwill be a critical focus of investment over the next 15 years. The direction will change from the traditional coal chemical to the modern coal chemical.

3)	从经济稳定性来看，国际能源署(IEA)作出的研究报告表明，每桶石油价格每上涨10美元会使得中国的真实GDP下降0.8个百分点，通货膨胀率上升0.8个百分点。虽然我国石油能源比例不大，但利用煤炭生产化工品，降低石油消耗和进口依赖度，是稳定我国经济发展的必然选择。

From the point of view of economic stability, the International Energy Agency (IEA) made a study showed that if the price of oil rose $ 10 per barrel, that will cause China's real GDP to fall 0.8%, the inflation rate will rise 0.8%. Although a small proportion of oil energy in China, the use coal to manufacture chemicals to reduce consumption and dependence on imports of oil is an inevitable choice to stabilize China's economic development.

c)	环境污染/Environmental pollution
1)	2006年，轰轰烈烈的“环保风暴”唤醒了对环保和安全的社会责任感。从环境保护来看，使用清洁煤气化技术后，煤化工能源一体化产业模式能帮助解决常规发电厂的二氧化硫和温室气体排放问题。生态平衡和环境容量是煤化工未来发展比较关键的考虑点，煤制油从根本上说是将一种自然资源转化成另外一种。生产一吨油品需消耗约4吨煤、十吨水，对地区水资源压力很大，而水资源超标消耗可能导致生态失平衡，这与目前国家战略中的可持续发展原则相悖，也是发展煤化工的一个重要限制因素。预计在不远的将来，项目的节水技术应用是产业研发和项目投资的一个重要的价值驱动因素。

In 2006, the vigorous "environmental crisis" awakened awareness for social responsibility regarding environmental protection and safety. From the point of view of environmental protection, after using clean coal gasification technology, coal chemical industry energy integration model can effectively help solve the sulfur dioxide and greenhouse gas emissions from conventional power plant operations. Ecological balance and environmental capacity are the critical points of consideration of the future development of coal chemical industry. Coal to oil is fundamentally changing one natural resource into another . Production of one ton of oil requires about four tons of coal and ten tons of water. There is a lot of pressure on regional water resources and excessive water consumption may lead to ecological imbalances which is contrary to the principles of sustainable development of the current national strategy, and is also an important limiting factor of coal chemical industry development. It is expected in the near future that the project's water-efficient technology is an important value driver for the industrial R & D and project investment.

2)	由于中国煤炭资源和水资源总体为逆向分布，在煤化工规划时必须要考虑水资源平衡和项目的节水技术应用。从水资源分布来看项目投资，山西和宁夏不适合大规模发展煤化工，而贵州、内蒙古、云南和陕西等区域则应该是政策倾斜的地区。因此煤制油不应作为国家战略储备的唯一应用，也不应成为唯一的大规模推广的产业方向。而发改委极有可能会以水资源限制作为煤化工的关键指标。

As China's coal and water resources reserves are consumed, then water balance and water-saving technology must be considered when planning coal chemical projects. Regarding water distribution, Shanxi and Ningxia is not suitable for large-scale development of coal chemical industry, and Guizhou, Inner Mongolia,Yunnan, Shaanxi and other areas should be policy tilted regions. Therefore, coal to oil cannot be theonly targeted use of the country's strategic reserves, and should not be the sole large-scale promotion direction of the industry. The NDRC is likely to set water resources limit as a key criteria for the coal chemical industry.

d)	可持续发展/Sustainable development
1)	发展煤化工产业拥有几项优势：首先政府从战略上考虑，会提高准入门槛，以避免盲目投资，但为鼓励在能源替代技术和装备等方面有所创新，会对行业内企业有所优惠，先行企业有望受益并维持长期优势。其次煤化工成本远低于石化产品，具有很强的经济可行性。再次，煤化工技术可以减少二氧化碳的排放，如若能降低水消耗，完全有替代石化产品的可能。再次国内企业积累和储备了相关技术，可以通过技术改造在高端石化产品领域建立核心竞争力。再次由于煤化工建设费用高，但有很好的发展前景，可以吸引大量民间和国外资本投资，降低资金流动性或营运资金需求，改善国内经济和就业环境。

There are several advantages in developing coal chemical industry: First, from the strategic considerations, the government would increase the access threshold to avoid blind investment. But to encourage the innovation of alternative energy technology and equipment, it will offer concessions to enterprises in the industry;the forerunners may secure benefits and maintain the long-term advantage. Second, coal chemical cost is much lower than petrochemical products, which has strong economic feasibility. Third, coal chemical technology can reduce carbon dioxide emissions. If it can reduce water consumption, then it is possible to substitute petrochemical products. Fourth, domestic enterprises have accumulated and reserved related technologies, they can build the core competitiveness through technological innovation and change for high-end petrochemical products. Fifth, because of the high construction costs of coal chemical but the good prospects,itcan attract a lot of private and foreign capital investment, lower the liquidity or working capital requirements, and improvethe domestic economic and employment environment.

2)	煤化学加工包括煤的焦化、气化和液化。主要用于冶金行业的煤炭焦化和用于制取合成氨的煤炭气化是传统的煤化工产业，随着经济的不断发展，它们将进一步得到发展，同时以获得洁净能源为主要目的的煤炭液化、煤基代用液体燃料、煤气化—发电等煤化工或煤化工能源技术也越来越引起关注，并将成为新型煤化工产业化发展的主要方向。发展新型煤化工产业对煤炭行业及其综合发展具有重要意义。

Chemical processing of coal includes coking, gasification and liquefaction. Coal coking in the metallurgical industry and coal gasification for ammonia are the traditional coal chemical industryproducts. With continuous economic progress, they will be further developed. Meanwhile, for the primary purpose of clean energy, coal liquefaction, coal-based alternative liquid fuels, and coal gasification - power generation or coal chemical energy technologies are also causing growing concern and will become the main development direction of new coal chemical industry. Development of the new coal chemical industry has great significance in the industrial sector and integrated development of the coal industry.

e)	宏观调控/Macro-control
1)	《煤化工产业发展政策》和《煤化工产业中长期发展规划》已经制定完成。

"Coal Chemical Industry Development Policy" and "Long-term Coal Chemical Industry Development Plan" have been finalized.

2)	煤化工产业发展政策的基本精神是：稳步推进产业发展，不断发展煤化工产业，以缓解石油供应的紧张局面；科学制定发展规划，促进煤炭区域产销平衡，鼓励煤炭资源接续区煤化工产业发展，适度安排供煤区煤化工项目的建设，限制调入区煤化工产业的发展；统筹煤与相关产业的发展，特别是与水资源的协调发展；煤化工业要坚持循环经济的原则，走大型化、基地化的路子，发展开放式的产业链条；加强自主创新，坚持以我为主的自主创新政策，加大政策支持力度，鼓励设备标准化。从以上信息看，传统煤化工行业，如焦炭和化肥，投资增幅将很少，以技术改建为主，而电石产业甚至面临缩减淘汰的可能。

The fundamental spirit of coal chemical industry development policy is: steady promotion of industrial development, the continuous development of coal chemical industry, ease tensions of oil supply; scientific development planning, promote regional balance of coal production and sales, encourage coal chemical industry development in adjacent area to coal resources, appropriate arrangements for coal chemical project construction in coal supply area, restrict the coal chemical industry development in coal transferred area; coordinate the development of coal and related industries, especially the coordinated development with water resources; coal chemical Industry must adhere to the principle of circular economy, pursuelarge-scaleprojects to develop an open industry chain; strengthen independent innovation, adhere to the principal of independent innovation policy, increase policy support to encourage the standardization of equipment offerings. From the above information, there will be very little investment growth in the traditional coal chemical industry, such as coke and fertilizer, which will be mainly based on technical retrofit, and the calcium carbide industry will even face with the possibility of cut-out.

f)	煤化工产业发展的需求及特点/Coal chemical industry development needs and characteristics
1)	众多的研究者认为：世界已进入能源和化工原料多元化的时代，不同国家或地区应根据资源和经济发展的需求选择优质的原料和技术。以煤炭为原料生产化学品和通过转化生成高效洁净能源（电力、燃料油等）的技术将与石油和天然气化工形成并列竞争的趋势，煤化工在各成熟单项技术的支撑下，面临新的发展机遇。

Many researchers believe that the world has entered a diversified energy and chemical raw materials age. Different countries or regions should choose high-quality materials and technology based on the resource availability and economic development. The technology that uses coal as a raw material to produce chemicals and generate efficient and clean energy (electricity, fuel oil, etc.)through conversion will form aparallel competitive trend with oil and natural gas chemical,with the support of mature individual technology, coal chemical will experience new development opportunities.

2)	我国煤化工产业的发展将以发挥资源优势为基础，以优化能源结构、特别是以优化终端能源结构为方向，通过洁净、高效的技术，为国民经济发展和社会进步提供优质能源保障，其未来发展具有以下主要特点：

China's coal chemical industry development will be based on taking advantage of resources, optimizing energy structure, especially on optimizing end useenergy structure, provide quality energy security for national economic development and social progress through clean, efficient techniques. Its future development has the following main features:

                                       i.          除发展传统的产品型煤化工（炼焦、合成氨）以外，将以市场为导向，发展以能源转化型为主的煤化工产业，建设能源转化型和产品联产型的综合煤化工厂，如煤炭液化、煤气化—合成燃料与化工产品或电力、热力联产等。

In addition to the development of traditional coal chemical products (coke, ammonia), it will be market-oriented, develop coal chemical industry of energy conversion, construct integrated coal chemical plants of energy conversion and product cogeneration, such as coal liquefaction, coal gasification - synthetic fuels and chemicals or electricity, heat generation, etc.

                                      ii.          规模大型化，采用先进技术。以全球经济一体化为背景，培育世界级煤化工大型企业，建立具有国际竞争能力的大型工厂，如百万吨级产品的大型煤化工厂。采用国内外先进技术和现代装备，清洁生产和提供清洁产品，如现代液化工程、先进的合成反应工程等。

Large-scale, advanced technology. In the context of global economic integration, foster world-class large coal chemical enterprises, establish large factories with international competitiveness, such as large coal chemical plant with megaton products. Using advanced technology and modern equipment,producecleanly and provide clean products, such as modern liquefied engineering and advanced synthesis reaction engineering.

                                    iii.          在新的煤化工产业发展中，企业将成为新技术发展的主体。企业投资开发先进技术用于技术更新和技术进步，同时注重新技术在国内外市场上的商品化。

In the development of new coal chemical industry, the enterprises will become the main body of new technologies development. The enterprises invest indevelopment of advanced technology for technological upgrading and progress, while focusing on commercialization of new technology in the domestic and oversea markets.

                                    iv.          有利于煤炭工业的产业结构调整，促进相关行业的技术联合，从而可拉动内需，为就业提供条件，具备先进技术的煤化工产业将获优先发展。

Conducive to industrial restructuring of the coal industry, promoting joint technology of related industries, stimulating domestic demand, providing the conditions of employment, coal chemical industry with advanced technology will be given priority for development.

g)	煤化工产业发展的机遇及其发展趋势/opportunities for development of coal chemical and developing trends
1)	随着市场经济的发展和全球经济的一体化，我国煤炭行业【特别是大型煤炭企业】正不断调整产业结构和产品结构，发展煤化工产业是其中最为重要的途径。

With the development of market economy and integration of global economic, China's coal industry[especially large-scale coal enterprises] are constantly adjusting the industrial structure and product mix.The development of the coal chemical industry is one of the most important methods.

2)	煤炭气化在煤化工产业中占有重要地位。

Coal gasification occupies an important position in coal chemical industry.

3)	开发先进煤气化技术对煤炭行业有重要意义。目前，国家有关部门正在开发具有自主知识产权的煤气化技术，如多喷嘴水煤浆气化、干煤粉气流床气化等，国内引进技术的项目也在规划中。煤炭企业发展煤气化技术需要在总结国内外先进技术的基础上，结合煤种、煤质特点，通过技术、经济研究，开发或采用适宜的工艺和炉型，如加压固定床气化和液态排渣气化等。

Development of advanced coal gasification technology is important for thecoal chemical industry. Currently, state authorities are developing a proprietary coal gasification technology, such as multi-nozzle water slurry gasification, dry pulverized coal entrained flow gasification, the domestic introduction of technology projects are being planned as well. Coal enterprisesshould developgasification technology based on the inclusion of advanced domestic and oversea technology,and develop or use appropriate technology and enhancethrough technical& economic research, such as pressurized fixed-bed gasification and liquid slagging gasification combing the coal type, coal characteristics.

4)	以往煤炭气化技术的发展以化工行业为主，目前煤炭行业在研究开发、工程实施、专业技术人员等方面都较薄弱，需要加快国内综合力量的提高。

Conventional coal gasification technology development is mainly in the chemical industry. The coal industry is currently relatively weakin research and development, project implementation, and personnel expertise. There is a need to accelerate the improvement of integrated domestic capabilities.

h)	我国煤化工行业存在的问题、风险和国家产业政策/Existing problems, risks and national industrial policy in China's coal chemical industry

1)	存在的问题：首先，新型煤化工具有投资高、资源消耗量大和污染物排放量大的特点；其次，我国煤炭资源和水资源呈现逆向分布。为此，国家产业政策严格控制煤炭净调入区项目建设，鼓励在水资源充足和煤炭资源丰富的地区发展煤化工。相比之下，我国新疆、贵州、云南和内蒙古4省劣质煤资源丰富，且具有相对丰富的水资源，因此这4个省份更适合发展煤化工。

Existing problems: First, the new coal chemical industry has the features of high investment, large consumption of resources and pollutant emissions; Second, China's coal resources and water resources render reverse distribution. Therefore, the national industrial policy strictly controlsthe project construction in net coal transferred district and encourages the development of coal chemical industry in adequate water resources and rich coal resources areas. China's Xinjiang, Guizhou, Yunnan and Inner Mongoliaarefour provinces rich in low-qulaitycoal resources. They have relatively abundant water resources, so thesefourprovinces are more suitable to developthe coal chemical industry.

2)	风险：新型煤化工的技术风险、市场风险和产业政策风险。

Risk: technical risks, market risks and industrial policy risks of new coal chemical

                                       i.          技术风险：我国煤化工仍处于经验积累阶段。间接煤制油技术支撑系统还没有完全成熟，另外目前工业化示范项目规模仅160-180kt/a。大规模工业化装置扩大产能存在风险，包括催化剂活性、选择性，催化剂的使用寿命、乙二醇的收率及装置的稳定性等方面仍存在问题；煤制天然气虽然在美国有成功运行经验，但在我国许多问题仍需在实践中解决。

Technical risks: China's existing coal chemical industry is still in the stage of accumulating experience. Indirect coal to oil technology support systems are not fully mature. In addition, the current industrialization demonstration project scale is only 160-180kt/a. There is a risk to expand production capacity in large-scale industrialization equipment including problems with catalyst activity, selectivity, catalyst life, glycol yields and stability of the coal conversiontoglycol. There is successful operating experience of coal to gas projects in the United States, but in Chinathereremain numerous issues to be resolved in practice.

                                      ii.          市场风险：

Market risks:

(1)	首先，新型煤化工工艺煤炭消耗量大，煤炭成本占合成气产品生产成本的比重较高。因此，对煤化工项目来说，能否获得价廉（因此质量较差）的煤炭资源对于能否成功开发一个项目具有至关重要的意义。

First, the new coal chemical process can consume large volumes of coalfeedstock. Therefore coal costs account for a higher proportion of syngas production costs. The availability of inexpensive (hence lesser quality) coal resources is importantforcoal chemical projects to be successfully developed.

(2)	其次，中东地区具有丰富而廉价的轻烃资源，以其为原料裂解制得的低碳烯烃成本低，由此衍生出的聚烯烃、乙二醇等下游产品即使加上运费、关税等费用仍比国内产品更具竞争力。因此国内新型煤化工产品不仅要面对来自国内石油基产品的竞争，还要应对来自中东产品的竞争。

Second, the Middle East region has abundant and cheap light hydrocarbon resources, the olefinwith low carbon cracked by such raw materials has a low cost; thus,the price of polyolefin, glycol and other downstream products derived from such olefin is more competitive than domestic products even adding shipping, customs duties and other charges. Therefore, new domestic coal chemical products not only have to face competition from domestic petroleum products, but also need to respond to Middle East product competition.

(3)	第三，除煤制油外，其他几种新型煤化工均有大量的在建、拟建项目，这些项目若能顺利实施，行业的产能将大大增加，提高煤制合成气制化学品的开发，如合成氨/尿素、甲醇、二甲醚。

Third, in addition to coal to oil, other types of new coal chemical projects are in planning, are already under construction,or are beingproposed.If successfully implemented, the production capacity of the industry will be enhanced, which will likely increase the presence of numerous coal to syngas to chemicals such asammonia/urea, methanol and DME.

(4)	第四，国内煤化工产品的市场主要分布在东部沿海地区，尤其是华东和华南，而新型煤化工项目主要分布在西部煤炭资源丰富的地区，将增加产品的物流成本。对于煤制天然气来说，天然气管道是很大的制约因素。

Fourth, the domestic market of coal chemical products is mainly distributed in the eastern coastal areas, especially in eastern and southern China.The new coal chemical projects are mainly in the western regions with rich coal resourceswhichwill increase products’ logistics costs. For coal to natural gas, gas pipeline logistics are a big constraint.

                                    iii.          政策风险：

Policy risks:

(1)	首先，现阶段我国有关碳排放和环境保护方面的税还没有征收，一旦起征，将会大大增加煤化工项目的成本。例如，对于煤制油项目，如果实施碳捕集及封存（CCS）技术，其资本成本预计将增加15%。若加上环境税、水资源费、西部地区资源开发生态补偿税等，其成本将更高。

First, taxes concerning China's carbon emissions and environmental aspects hasnotyet been levied.Onceatax is levied, it will greatly increase the cost of coal chemical projects. For example, for coal to oil projects, if carbon capture and storage (CCS) technology is implemented, then capital costs will increase by an estimated 15%. Coupled with environmental taxes, water resource charges, and the ecological compensation tax of western region resource development, then the cost will be higher.

(2)	其次，地方政府和企业大力发展煤化工项目，但可能会与国家制定的污染物排放和水资源消耗等政策冲突，从而导致项目被取消。

Second, local governments and enterprises is developing coal chemical projects actively, but it may be conflict with the national pollutant emissions and water consumption policy set by the countryandresult in the project being canceled.

                                    iv.          国家产业政策：由于煤化工行业存在的问题及风险，国家政策对于发展煤化工项目的态度越来越审慎，先后出台了多个产业政策，规范、引导我国煤化工产业有序地发展。其中最新的是《煤炭深加工示范项目规划》（简称《规划》）和《煤炭深加工产业发展政策》（简称《政策》）。《规划》在全国确定了包括鄂尔多斯3Mt/a煤制二甲醚项目在内的9个省区15个示范项目；《政策》则对“十二五”煤炭深加工示范项目能效和资源消耗指标提出了更为严格的要求。

The national industrial policy: Because ofthecoal chemical industry issues and risks, the national policy for the development of coal chemical projects is increasingly cautious and has introduced a number of industrial policies, regulations guiding China's coal chemical industry to develop the sector in a methodicalmanner. The latest of which was "coaldeep processing demonstration project planning" (the "Plan") and the "industry development policy of coal deep processing" (the "Policy"). The planconfirmed15 demonstration projects in 9 provinces including Ordos 3Mt/a coal-DME project; the policyproposed more stringent requirements of energy and resource consumption indicators on the "12thfive year" coal deep processing demonstration projects.

i)	结论/Conclusion
1)	我国在煤化工领域处于世界领先地位。煤化工项目具有投资高，煤炭消耗和水资源消耗大，污染物排放大的特点。我国新型煤化工许多技术在我国都是首次采用。煤炭价格的上涨，主要消费市场物流成本的增加，碳税、环境税的征收等，都将导致新型煤化工成本的增加。未来国内产能大量释放及来自中东低成本的产品都影响项目的经济性。

China is a world leader in the coal chemical industrial sector. The coal chemical industry has the features of high investment, large coal and water consumption and pollutant emissions. Many new coal chemical technologies are first deployed in China. The increasing coal pricesand logistics costs,carbon taxes, environmental taxes, etc. will lead to an increase in costs in new coal chemical industry. Massive release of future domestic production capacity and low-cost products from the Middle East will impact project economics.

2)	综上所述，“十二五”期间，国内尚不具备大规模发展新型煤化工产业的客观条件，现在迫切需要的是依靠科技创新建设更高水平的试验示范项目。

In summary, during the "12thFive year" period, there are insufficient objective conditionsfor developingthe domestic large-scale new coal chemical industry, it is important for the Chinese economy to build higher level pilot demonstration projects relying on scientific and technological innovation.

3.	竞争状况

Competition status

a)	主要竞争者：目前国内大型现代煤化工项目建设“如火如荼”，项目的核心装置都是其气化部分，目前已在国内应用的煤气化技术多达10余种，具体情况如下：

Main competitors: there arenumerous large-scale modern coal chemical projects currently being constructed. The core unit of the projects remains the gasification section. There are more than 10coal gasification technologiesthat have been applied domestically, the details as follows:

国内主要煤气化技术一览表/List of major domestic coal gasification technology

序号 No.	气化技术 Gasification technology	类型 Type	技术拥有方 Technology owner	适应煤种 Feedstock	代表企业 Represent enterprise
1	鲁奇碎煤气化 Lurgi	固定床 Fixed bed	德国鲁奇公司 Lurgi	褐煤、不粘结性或弱粘结性的煤 Lignite, unbonded or weak caking coal	天脊煤化工 Tianji Coal Chem
2	GE水煤浆气化 GE coal water slurry	气流床 entrained flow bed	美国GE公司 GE	低灰熔点的煤 Coal with low ash melting point	渭河化工 WeiheChem
3	多元料浆气化 Multi-component Slurry	气流床 entrained flow bed	西北化工研究院 Northwest Research Institute of Chemical	低灰熔点的煤 Coal with low ash melting point	安徽淮化 Anhui HuaiChem
4	多喷嘴对置水煤浆气化 Opposed-nozzles-gasifier For Coal-water-slurry	气流床 entrained flow bed	华东理工大学 East China University of Science & Technology	低灰熔点的煤 Coal with low ash melting point	江苏灵谷 Jiangsu Linggu
5	Shell干煤粉气化 Shell Dry Coal Dust	气流床 entrained flow bed	英荷壳牌 Shell	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	安庆石化 AnqingPec
6	GSP干煤粉气化 GSPDry Coal Dust	气流床 entrained flow bed	德国西门子 Siemens	煤种基本无限制，但劣质煤的使用效率不高 Unlimited but not efficient w low quality coal	神华宁煤 ShenhuaNing Coal
7	两段式干煤粉气化 Two StageDry Coal Dust	气流床 entrained flow bed	西安热工研究院 Xi'an Thermal Power Research Institute	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	华能天津 HuanengTianjing
8	多喷嘴对置干粉煤气化 Opposed-nozzles-gasifier For Dry Coal Dust	气流床 entrained flow bed	华东理工大学East China University of Science & Technology	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	尚未投运 No operation
9	HT-L粉煤加压气化 HTL	气流床 entrained flow bed	航天长征公司 HangtianChangzheng Co.	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	鲁西化工 LuxiChem
10	非熔渣-熔渣分级气化 Non slag and slag classification	气流床 entrained flow bed	清华大学 Tsinghua University	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	阳煤丰喜 Yang Coal Fengxi
11	WHG（五环炉）煤气化 WHG	气流床 entrained flow bed	五环工程公司 Wuhuan Engineering Co.	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	尚未投运 No operation
12	水煤浆水冷壁煤气化 coal water slurry water cooled wall	气流床 entrained flow bed	清华大学 Tsinghua University	煤种基本无限制，但劣质煤的使用效率不高 unlimited but not efficient w low quality coal	阳煤丰喜 Yang Coal Fengxi
13	BGL熔渣煤气化 BGLslag	固定床 Fixed bed	英国燃气公司 British Gas	褐煤、不粘结性或弱粘结性的煤 Lignite, unbonded or weak caking coal	云天化金新 Yuntianhua New Gold
14	U Gas煤气化 U-GAS	流化床 Fluidized bed	美国SES公司 SES	褐煤、劣质煤和生物质等 Lignite, low quality coal and biomass	枣庄/义煤SES Zaozhuang/Yima Coal Chem

b)	竞争优势及市场定位:

Competitiveadvantagesand market positioning:

1)	鉴于U-GAS® 特别适合劣质廉价煤和生物质，如褐煤、烟煤、泥煤等，因此，U-GAS®气化技术非常适合在内蒙、新疆、宁夏、陕西、青海、贵州等劣质煤产地发展大型煤化工项目；

U-GAS® is especially suitable for low-quality &low-cost coal and biomass, such as lignite, sub-bituminous coal, peat, etc. Therefore, U-GAS® gasification technology is very suitable for developing large coal chemical projects in Inner Mongolia, Yunnan, Xinjiang, Ningxia, Shaanxi, Qinghai, Guizhou and other regions with low-quality coal feedstocks;

2)	工艺生产对环境友好、排放的废水不含焦油、酚等杂质，处理成本很低，而其他气化技术中含有大量的焦油等油质，使废水处理过程复杂且费用很高；

Environmentally friendly process produceswaste waterthat does not contain tar, phenol and other impurities.The processing cost is very low, while alternative gasification technologies contain a large amount of tar oil so theirwaste water treatment process is complicated and costly;

3)	生产过程中用水量低于其它气化技术，使我们的技术特别适合在内蒙、新疆等缺水和无法方便处理废水的地区；

Water consumption in the production process is lower than other gasification technologies. This makes our technology particularly suitable for use in Inner Mongolia, Xinjiang and other regions lacking of water and where waste waterdisposal cannot be easily managed;

4)	大部分设备部件可以国产化，不需要繁琐的备煤系统和后续的污水处理设备，较其他煤气化技术，SES技术具有资本成本优势；

Mostequipment components can be produced domestically, without cumbersome coal preparation system and subsequent sewage treatment equipment. Compared with alternative coal gasification technologies, the SES technology presents a favorable capital cost advantage;

5)	甲烷含量较其他气化技术高，非常适合中国政府高效利用煤炭进行清洁生产的要求，特别适合煤制天然气项目，帮助减轻空气污染和对燃煤发电站的严重依赖。

Methane content is higher than other gasification technologies, highly compatible with the Chinese government’s requirements for clean and efficient utilization of coal feedstock, especially for coal to gas projects to help mitigate air pollution from heavy reliance upon coal burning power generation stations.

4.	市场营销策略、销售渠道、销售目标

Marketing strategy, sales channels, sales targets

a)	利用张化机在全国煤化工产业中已建立起来的庞大的客户资源和良好关系及已有的信用渠道，进行市场营销；

Conduct marketing by using an existing large customer base,good relationships and an existing credit channel already built by ZCM in the country;

b)	利用SES多年来建立起来的客户资源，进一步开拓销售渠道；并在可行时提供到中国和/或美国伊利诺伊州芝加哥的现有运营设备的现场参观；

Use the client resources built up by SES over the years to further develop sales channels and offer site tours when possible of existing operational assets in either China and/or Chicago, Illinois in the United States;

c)	销售目标为国家已审批的大型煤化工项目，煤化工技术改造项目（如化肥气源改造等）；

Sales target is the large coal chemical projects approved by the country, coal chemical transformation projects (i.e. for examplecoal to syngas to ammonia for fertilizer production);

d)	在初期推广项目中，可能会利用贷款、融资、现有的中国的银行和投资机构关系等手段，通过提供全面的（一站式）客户解决方案协助取得项目客户。

At the early stage of the promotion of the project, may use loans, financing, existing China banking and investment institutional relationships,and other means to assist in obtaining project customers by providing as comprehensive (one-stop shopping) customer solutions as possible.

五、公司发展战略/ Company Development Strategy

发展理念、思路、步骤

Development Steps

1.	近期1-2年内：以U-GAS®煤气化技术为核心，利用合作伙伴的方式为客户提供一揽子解决方案，包括技术、资金、市场、设备制造以及工程设计、人才储备。利用国内目前大力倡导和扶持国内煤炭资源的清洁和高效利用的有利时机，完成以下几项主要任务：

1-2 year overview: Based on the U-Gas technology, utilizing a partnership approach to serve customers with a packaged solution coveringtechnology, funding, marketing, equipment fabrication, engineering and human resources. Consideringthe current government preferential policies on clean and efficient coal processing of domestic Chinese resources, the JV will develop the China market first, steps as below:

a)	协助SES公司，全面实现U-GAS®技术现有的0.2MPa（枣庄工厂）和1.0MPa（义马工厂）气化技术的稳定并按预期运行。促使义马工厂尽快通过验收。并以此为突破口，进一步推广U-GAS®气化技术。

Assist SES on the existing 0.2 MPa (ZZ plant) and 1.0 MPa(Yima) facilities, when and if SES so requests, to make sure the plant can operate reliably, in accordance with expectations, and in a viable manner.Final Technical acceptance of Yima as soon as possible is to be emphasized. After the final Yima technical acceptance, the JV will be able to use successful commissioning of Yima to further promote the implementation of U- Gas technology.

b)	完善SES公司现有的***MPa工艺包，并在商业化项目中应用。

Complete the existing ***MPa PDP and apply it in a commercial project.

c)	以股东双方现有资源中的优质成分为基本班底，并在行业内招聘更多有工作经验的技术、销售等人员组建富有竞争力的团队。

Retain existing human resources as selected from SES and hire additional experienced technology and business development personnel to continue building a highly competitive team.

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

d)	逐步开发越南、印度尼西亚、菲律宾、马来西亚等SES已有潜在项目概念的市场（如印度尼西亚的Pertimina）。

Develop the Vietnam, Indonesia, Philippines and Malaysia markets for which SES already has several project concepts under discussion (for example, Pertiminain Indonesia).

e)	探索与SES海外项目合作，并积极推广U-GAS®气化技术在其他领域的应用，如冶金行业的直接还原铁和发电（如SES与GE发电部门以及各印度钢铁制造商的关系）。

Explore more overseas cooperation opportunities with SES and develop more business verticals such as DRI and Power Generation(for example, SES relationship with GE power generation divisions and various Indian steel manufacturers).

f)	争取在18个月的时间内，合资公司完成至少2～3个气化装置的销售。

Target to complete minimum 2~3 projects in the first 18 months.

g)	在合资公司建立的第一年内，将寻求使SES气化技术通过中央政府的支持。

The JV will, within the first year of establishment, seek to have the SES Gasification Technology endorsed by the China central government.

2.	中期2-4年目标：

Medium target in next 2-4 years:

a)	进一步完善U-GAS®煤气化技术的设计质量；

Further improve the design qualities of the U-GAS® technology;

b)	稳定、有信誉和成熟的公司团队和技术服务；

Stable, reputable, and mature team and technical service;

c)	年度计划-目标安装设备：

Yearly schedule – targeted installations:

	第一年 1st year		第二年 2nd year		第三年 3rd year
	项目数Project #	气化炉台数Gasifier #	项目数Project #	气化炉台数Gasifier #	项目数Project #	气化炉台数Gasifier #
***MPa（***）	***	***	***	***	***	***
*** Mpa（***）	***	***	***	***	***	***
***MPa（***）	***	***	***	***	***	***
总计Total	***	***	***	***	***	***

d)	形成稳定成熟、持续成长的盈利能力；

Mature and stable growth earning ability;

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

e)	获得足够增长和市场信誉，使合资公司能公开发售或出售以成为更大的实体公司。

Achieve sufficient growth and market reputation to develop the option to conduct an initial public offering or sale of the Joint Venture to a larger balance sheet capable entity.

3.	较远期的目标5年以后：

Long term target>5 years

a)	使U-GAS®煤气化技术成为中国煤气化市场的主流技术，提供三种产品质量：
•	具有竞争力的成本，高质量的做工，以进行可靠和安全的操作
•	工艺环保
•	以较低的成本应用于低质原料

U-Gas gasification technology to become the major technology supplier in the market, offering three product qualities:

•	Competitive cost with high quality workmanship resulting in reliable and safe operations
•	Environmentally friendly process
•	Applications on lower cost and lower quality feedstock material

b)	取得EPC总承包资质及其他相关的质量控制认证。

Acquire an EPC certification and other relevant quality control certifications.

c)	使合资公司成为具备综合化工技术研发和化工设计工程建设能力的高科技企业。

Develop the JV into a high technology company with comprehensive chemical technology R&D center and design engineering construction capability.

d)	成为信誉良好、有竞争力、盈利能力的国际化工程技术公司。

Become a reputable, competitive, and profitable international engineering technology company.

e)	稳定可持续发展的盈利及投融资关系（银行和投资机构）以便为客户提供更多的价值主张。

Sustainable earning ability and investment and funding relationships (banks and investment institutions) to bring to customers as an additional value proposition.

六、风险分析/Risk Analysis

1.	可能的风险因素（政府政策变化、管理、商品市场（电力、化工等）、建设、资金成本、政治、汇率变化、客户信用等）：

Possible risk factors include government policy changes, management retention, commodity markets (electricity, chemicals, etc.), construction, capital cost, political, currency exchange rates, customer credit, etc.:

a)	上述风险是所有企业都必须管理的典型风险；

The risks as mentioned above are typical risks all enterprises must manage;

b)	U-GAS®煤气化技术在高压方面还没有商业化项目运行。

U- GAS® technology currently lacks a commercially operating project for high pressure gasification。

2.	风险控制

Risk Mitigation

a)	中国的能源消费结构将转向以清洁和具成本效益的方式消耗国内资源，因此为了可持续的电力、天然气和化工生产，洁净煤化工技术是未来中国国家战略重点。

China’s energy consumption structure is heading towards consumption of domestic resources in a clean and cost effective manner. Hence clean coal gasification technology is a strategic focus of China in the near future for sustainable power, natural gas and chemical production.

b)	合资公司是按照现代新兴企业架构组建的合资有限责任公司，其成立和运行受法律保护。其所涉及的技术、知识产权、会计和财务控制系统均通过合法的程序而获得。

The JV is a jointly owned limited liability company in compliance with corporate governance rules. The technology, Intellectual Property, accounting and financing control systems are all setup following relevant laws and regulations.

c)	SES公司将继续促使义马项目的气化装置尽快通过最终的技术验收。

SES will continue to pursue the final technical acceptance of the gasification installation at the Yima project.

d)	U-GAS®技术是一种成熟的，可行的工艺，有实际装置可允许潜在客户参观。

U-GAS®technology is a proven, workable process with actual sites allowing for visual inspections by prospective customers.

e)	制订有效、科学、符合市场要求的客户策略。

Setup an efficient scientifically proven and market orientedcustomerstrategy.

f)	充分利用中国政府相关产业政策提供给新技术的优惠待遇，提供有竞争力的清洁燃料转换工艺。

Fully utilize the related governmental industrial policies providing for preferential treatment of new technologies offering competitive and clean fuel conversion processes..

g)	使用SES和张化机的人力资源，建立专业、成熟、有竞争力的团队。

A professional, proven, and competitive team is targeted using SES and ZCM staffing resources.

h)	张化机利用自身设备制造的优势，其目标是提供低成本、高品质的客户服务，提高合资公司的市场竞争力和最终价值。

ZCM will employ its advantage’s concerning equipment manufacture for the JV. The objective being to provide low cost and high quality customer service and improve the competitiveness and ultimate valuation of the JV.

i)	管理运营成本，同时最大限度地提高市场占有率和美誉度。

Manage operating costs while maximizing market presence and reputation.

j)	合资双方优势互补，为双方创造更大的股东价值。

Combine the advantages of both ZCM and SES and create higher shareholder value for both entities.

附件 2 - SGT技术资料

Annex 2 - SGT 技术资料

根据SESHK与张化机的合资协议，本次合资SESHK将提供如下资料：

According to the JV contract between SES and ZCM, SES will provide following materials:

1. 义马项目PDP设计（1.0MPa） 2

PDP design of Yima project (1.0MPa) 2

2. 枣庄项目PDP设计（0.2MPa） 3

PDP design of Zaozhuang project (0.2MPa) 3

3. 通用高压（***MPa）气化装置PDP设计 5

Generic PDP design of high pressure gasification unit (***MPa) 5

4. 气化模型及计算软件描述 5

Gasification model and calculation software description 5

5. 枣庄及义马工厂操作数据 5

ZZ & YM Plant operating data 5

6. 枣庄工厂试烧报告 5

Coal testing reports of ZZ Plant 5

7. 枣庄及义马工厂操作手册 6

ZZ & YM Plant operating manual 6

8. SES分析研究报告 6

SES Analysis Report and Research Report 6

9. SGT性能保证机制及保证值 8

SGT performance guarantee mechanisms and the guaranteed value 8

10. 义马项目工程询价资料 8

Yima Project engineering quotation material 8

11. 专有设备图纸及目录 9

Proprietary equipment drawings and catalog 9

12. SES专利及目录 9

SES patents and catalog 9

13. 专有技术（技术诀窍）描述 9

Description of Proprietary technology (know-how) 9

14. SGT的完整性（SESHK注入到合资公司的SES气化技术的完整性） 10

The Completeness of SGT (the completeness of SES gasification technology injected into the joint venture by SESHK) 10

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

各项所包含的内容简述：

Brief description of each item:

1.	义马项目PDP设计（1.0MPa）

PDP design of Yima project (1.0MPa)

（1）	控制描述：包括

Control Description, including

A.	***；

***

B.	***；

***

C.	***

***

D.	***

***

E.	***

***

F.	***

***

G.	***

***

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

（2）	旋风分离器报告：包含SES对枣庄工厂旋风系统特别是第二旋风分离器的研究报告以及对义马煤试烧时，上海化工研究院做的布袋过滤器粉尘的粒径分布。

Cyclone Report: Contains SES study report on ZZ Plant’s cyclone system, especially on the 2nd stage cyclone; and the PSD (particle size distribution) tested by Shanghai Research Institute of Chemical Industry of fines captured by the bag house during YM coal test.

（3）	工程管理：

Project Management

A.	义马项目开工报告RevB

Yima project start reporting RevB

B.	义马项目组织机构及管理文件

Yima project organization structure and management documents

C.	义马PDP风险评估 Rev F

Risk Assessment of Yima PDP Rev F

D.	义马PDP进度安排

Schedule of Yima PDP

E.	义马PDP团队联系方式20090615

Contact info of Yima PDP team 20090615

（4）	图纸及文件模板

Drawings and document templates

（5）	物料平衡

Material balance

（6）	会议纪要

Meeting notes

（7）	供参考的初设设计基础

Preliminary design basics for reference

（8）	东华工程公司初设文件

Preliminary design documents of East China Engineering Company

（9）	装置工艺描述

Device Process Description

（10）	义马PDP模型审查

Model Review of Yima PDP

（11）	义马PDP文件

Yima PDP documents

（1）                 工艺

Technology

（2）                 设备

Equipment

（3）                 仪表

Instrumentation

（4）                 管道、电气、HSE

Piping,Electrical,HES

（12）	双语版义马PDP

Yima PDP in bilingual

注：根据义煤集团要求，SES所提供的文件深度及范围超出《石油化工装置工艺设计包（成套技术工艺包）内容规定》SHSG-052-2003标准，同时，提供备煤工段的设计包，义煤集团支付相关费用。

Note: According to Yima Coal Industry Group’s requirements, the depth and scope of the documents provided by SES beyond "petrochemical plant process design package (set of technologies technology package) content requirements" SHSG-052-2003 standard, while SES provided the design package of coal preparation section as well, and Yima Coal Industry Group paid for related fees.

（13）	义马技术许可合同复印件

Print copy of Yima Technical Licensing Contract

2.	枣庄项目PDP设计（0.2MPa）

PDP design of Zaozhuang project (0.2MPa)

（1）	PFD

PFD

（2）	物料平衡

Material balance

（3）	PID

PID

（4）	工艺描述

Process Description

（5）	设备表

Equipment list

（6）	仪表清单

Meter list

（7）	关键设备数据表

Key equipment data sheets

（8）	设备布置图

Equipment layout

（9）	气化炉连锁动作表

Gasifier interlock list

（10）	操作手册

Operation Manual

（11）	PDP文件权限表

PDP file permissions

（12）	常用文件模板

Frequently used Document templates

（13）	枣庄历次技改项目资料

ZZ retrofit projects materials

A.	TT项目申请表

TT Project Application Form

B.	材料表

Material list

C.	改造项目

Retrofit project

D.	项目文件模板

Project document template

E.	字型文件

Font files

F.	项目设计条件管理指南.doc

Project design conditions management guide

G.	2007NEWBLANKnew.dwg

2007NEWBLANKnew.dwg

H.	design Dep.org.chart.xls

design Dep.org.chart.xls

I.	项目列表

project list.xls

J.	SES工程部名单

SES engineering.xls (SES engineering dept name list)

K.	高效旋风分离器技术协议20081114罗.pdf

High efficiency cyclone technology agreement 20081114 Luo.pdf

L.	关于工程设计修改的报批程序20080520.doc

Engineering design modification approval process20080520.doc

M.	老虎队立项申请表.xls

TT Project application form

N.	上海科元联系单.doc

Contact form of Shanghai Keyuan

O.	设计变更表.xls

Design change form

P.	设计人员登记表.xls

Designers registration form

3.	通用高压（***MPa）气化装置PDP设计

Generic PDP design of high pressure gasification unit (***MPa)

包含整套4.0MPa气化系统的第三版的PDP设计文件

Containing the entire third edition of the PDP design file of ***MPa gasification system

（1）	工艺

Technology

（2）	设备

Equipment

（3）	仪表

Instrumentation

（4）	管道安装

Piping installation

（5）	管道安装及操作指南

Piping installation and Operating Guideline

4.	气化模型及计算软件描述

Gasification model and calculation software description

（1）	模型计算手册及说明；

Model calculation manual;

（2）	枣庄、义马、高压PDP的气化模型；

Gasification model of ZZ, YM, High pressure PDP;

（3）	SES完成的所有气化模型；

All gasification model completed by SES;

（4）	工艺模拟计算软件及应力计算软件的名称和版本要求等

Name and version requirements of the process simulation calculation software and stress calculation software

5.	枣庄及义马工厂操作数据

ZZ & YM Plant operating data

（1）	枣庄工厂运行数据；

Operating data from September 2010 to September 2011 of ZZ Plant

（2）	义马工厂部分运行操作数据

Operating data of YM Plant

6.	枣庄工厂试烧报告

Coal testing reports of ZZ Plant

（1）	***

***

（2）	***

***

（3）	***

***

（4）	***

***

（5）	***

***

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

7.	枣庄及义马工厂操作手册

ZZ & YM Plant operating manual

（1）	枣庄工厂气化工段操作手册（包括分析、维护文件等）；

Gasification section operation manual of ZZ Plant (including analysis and maintenance documents, etc.)

（2）	义马工厂气化工段操作手册（包括分析手册、维护手册等）；

Gasification section operation manual of YM Plant (including analytical manual, maintenance manual, etc.)

8.	SES分析研究报告

SES Analysis Report and Research Report

（1）	***；

***

A.	JQ-HCI1012182QD-01(水样)（废水检测）

JQ-HCI1012182QD-01(water sample)(waste water analysis)

B.	JQ-HCI1012182QD-02(水样)（废水检测）

JQ-HCI1012182QD-02(water sample)(waste water analysis)

C.	JQ-HCI1012182QD-03(水样)（废水检测）

JQ-HCI1012182QD-03(water sample)(waste water analysis)

D.	JQ-HCI1012182QD-04(水样)（废水检测）

JQ-HCI1012182QD-04(water sample)(waste water analysis)

E.	JQ-HCI1012182QD-05(水样)（废水检测）

JQ-HCI1012182QD-05(water sample)(waste water analysis)

F.	JQ-HCI1012182QD-06(水样)（废水检测）

JQ-HCI1012182QD-06(water sample)(waste water analysis)

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

G.	JQ-HCI1012182QD-07(水样)（废水检测）

JQ-HCI1012182QD-07(water sample)(waste water analysis)

H.	JQ-HCI1012182QD-08(水样)（废水检测）

JQ-HCI1012182QD-08(water sample)(waste water analysis)

I.	JQ-HCI1012182QD-09(水样)（废水检测）

JQ-HCI1012182QD-09(water sample)(waste water analysis)

J.	JQ-HCI1012182QD-10(Gas)（气体检测）

JQ-HCI1012182QD-10(Gas)(gas analysis)

K.	JQ-HCI1012182QD-11(Gas)（气体检测）

JQ-HCI1012182QD-11(Gas)(gas analysis)

L.	JQ-HCI1012182QD-12(Gas)（气体检测）

JQ-HCI1012182QD-12(Gas)(gas analysis)

（2）	***；

***

A.	***

***

B.	***

***

C.	***

***

D.	***

***

E.	pall测定（陶瓷过滤器进口粉尘粒径分布）

pall test (Imported ceramic filter dust particle size distribution)

F.	高效旋风出囗尘浓测定报告006

High efficiency cyclone dust concentration measurement report 006

G.	高效旋风出囗尘浓测定报告

High efficiency cyclone dust concentration measurement report

H.	褐煤4#布袋粒径分析报告09.10.18

lignite 4 # bag particle size analysis 09.10.18

I.	一旋料腿粉尘粒度(美国激光测粒仪)

First cyclone dipleg dust particle (U.S. laser particle analyzer)

（3）	煤质试烧煤质分析报告 （褐煤，兖矿峄山试烧煤种，Ambre试烧煤种）

Coal test analysis reports

A.	20091013褐煤分析报告_煤科院

20091013 Lignite Analysis Report_ Coal Research Institute

B.	***

***

C.	***

***

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

（4）	义马分布板应力分析

Yima Stress Analysis

A.	分布板气化炉有限元分析报告_0828

FEA report on distributing plate of GASIFIER_0828

B.	YM炉部件有限元分析条件(Chinese)2012-01-09

YM gasifier parts finite element analysis conditions(Chinese)2012-01-09

C.	气化炉分布板有限元分析_技术咨询合同书

Gasifier distribution plate finite element analysis_ Technical consulting contract

D.	气化炉壳体上封头接管应力分析报价

Quotation for stress analysis of head takeover on the gasifier shell

9.	SGT性能保证机制及保证值

SGT performance guarantee mechanisms and the guaranteed value

（1）	义马工厂性能保证文件；

Yima plant performance guarantee documents

（2）	SES性能保证机制

SES performance guarantee mechanisms

SGT性能保证的提出是基于大量的模型计算以及工程经验而得到的；是建立在SGT专有技术（技术诀窍）基础上的；是与专有设备结构尺寸紧密相关的；同时，还应该正确的操作运行。SGT性能保证的提出是以上各项的有机结合。

SGT performance guarantees is proposed based on a large number of model calculation and engineering experience; is built on the basis of SGT proprietary technology (know-how); is closely related with the proprietary equipment structure size; at the same time, it should be operated properly. The proposed SGT performance guarantee is an combination of the above.

以义马项目为例，SES共对基准煤种进行了21种工况的模型计算，从中找出各方面最不利工况，将其值做为性能保证值，以确保SGT能够在各种条件下均不超出保证值的限制。

Take Yima project as an example, SES conducted model calculations of the benchmark coal in a total of 21 kinds of conditions, to find out the most unfavorable conditions of various aspects, and make it as the performance guaranteed value to ensure that SGT will not exceed the limit of the guarantee values under all conditions.

SGT模型计算与专有设备（气化炉）的尺寸是紧密联系的，因此，SGT气化炉能够满足基准煤几乎所有的气化操作条件，并且能够在任何条件下均能满足气体成分、气量、消耗、转化率的要求。一般技术许可项目在以下几个方面提供保证： 单炉产气量；底渣含碳量，碳转化率，煤耗，氧耗，CO+H2在干气中的含量，甲烷含量，72小时的运行负荷保证。

SGT model calculation is closely related with the size of proprietary equipment (gasifier), and therefore, SGT gasifier can satisfy almost all gasification operating conditions of the benchmark coal, and can meet the requests of gas composition, gas volume, consumption, conversion rate under all conditions. Generally, technology licensing program is guaranteed in the following aspects: single-furnace gas production; bottom ash carbon content, carbon conversion rate, coal consumption, oxygen consumption, CO + H2 content in the dry gas, methane content, 72-hour operation load.

10.	义马项目工程询价资料

Yima Project engineering quotation material

（1）	YM气化炉壳体表面测温技术规格书

YM gasifier shell surface temperature detector specifications

（2）	气化炉

Gasifier

（3）	气化炉内件

Gasifier internals

（4）	气化炉耐火材料招标

Gasifier refractory tender documents

（5）	燃烧器

The burner

（6）	旋风分离器

Cyclone

11.	专有设备图纸及目录

Proprietary equipment drawings and catalog

（1）	义马项目专有设备图纸

Proprietary equipment drawings of Yima project

A.	旋风分离器

Cyclone

B.	YM气化炉图（炉体+浇注料）

YM gasifier drawings (gasifier + castable)

C.	内件

Internal parts

D.	排渣管中心管（含喷嘴参数）

Ash discharge pipe and central jet (including nozzle parameters)

E.	L阀

L valve

（2）	枣庄工厂气化炉设备图纸
A.	气化炉

Gasifier

B.	HRSG

HRSG

C.	下灰段

Ash discharge segment

D.	旋风分离器

Cyclone

12.	SES专利及目录

SES patents and catalog

（1）	包括SES申请专利列表及简介。

Including SES patent list and Introduction

13.	专有技术（技术诀窍）描述

Description of Proprietary technology (know-how)

（1）	包括专有技术（技术诀窍）的范围、专有技术（技术诀窍）的描述：

Including rage of proprietary technology (know-how), description of proprietary technology (know-how):

SGT来源于GTI U-Gas气化技术，U-Gas气化技术经过SES的工程实践，以及不断摸索，开发了适合于多种煤质的气化技术，并形成了具有自身特点的专有技术（技术诀窍）。

SGT is from GTI U-Gas gasification technology, through SES’ engineering practice and continuous explore, U-Gas gasification technology was developed for a variety kind of coal, and formed a proprietary technology (know-how)with its own characteristics.

SGT专有技术（技术诀窍）包含（但不限于）以下各项：

SGT proprietary technology (know-how) includes (but not limited to) the following contents:

A.	商业机密；

Business secrets;

B.	PDP设计，包括模型计算、工艺过程、仪表控制、设备尺寸确定与选型、设备布置等等；

PDP design, including model calculation, process, instrumentation control, equipment sizing and selection, equipment layout, etc.;

C.	设计方案；

Design;

D.	设计图纸；

Design drawings;

E.	技术规格书；

Technical specifications;

F.	试验数据；

Test data;

G.	图表；

Graphs;

H.	制造技巧；

Manufacturing techniques;

I.	结构、材料；

Structure, materials;

J.	公式、曲线；

Formulas, curves;

K.	操作及试验程序；

Operation and test procedures;

L.	操作指南/手册。

Operation guide / manual.

14.	SGT的完整性（SESHK注入到合资公司的SES气化技术的完整性）

The completeness of SGT (the completeness of SES gasification technology injected into the joint venture by SESHK)

SESHK负责100%提供截止至本合同生效时其拥有的SGT（包括但不限于流程、数据、配方、物料平衡、控制逻辑、程序、说明、设计、草图、照片、企划、图纸、参数、报告、研究、发现等）。包括但不限于本附件所列的内容，针对本附件可能未列明的部分，在未来合资公司经营过程中SESHK也应无条件提供。

SESHK is responsible for providing 100% of SGT it owned before the Effective of this Contract (including but not limited to process, data, formula, material balance, control logic, procedure, instruction, design, sketch, photograph, planning, drawing, parameter, report, study, and discovery etc.), including but not limited to the contents of the annex, for the part which may not be listed in this Annex, SESHK should also provide to Company unconditionally during the Company operation.

ANNEX 3

DATED the XX day of Month 20XX

zcm-ses Sino-US Clean Energy tECHNOLOGIES CO., lTD.

and

NAME

________________________________________________________

TECHNOLOGY LICENSE AGREEMENT

_________________________________________________________

1

TABLE OF CONTENTS

1.	GRANT AND REGISTRATION	5

2.	EFFECTIVE DATE	6

3.	Licensed Facility AND GASIFICATION CAPACITY	6

4.	PRICE

5.	PURCHASE OF KEY EQUIPMENTS AND PLANTS

6.	NOT APPLICABLE

7.	IMPROVEMENT AND DEVELOPMENT	9

8.	CONFIDENTIALITY AND NON-DISCLOSURE	10

9.	NOT APPLICABLE

10.	REPRESENTATIONS AND WARRANTIES	12

11.	GUARANTEES	14

12.	CONFIDENTIAL INFORMATION ENFORCEMENT	15

13.	NOTICES	15

14.	TERM AND TERMINATION	16

15.	ALLOCATION OF RISK OF LOSS; LIMITATION OF LIABILITY	17

16.	PARTIES BOUND	18

17.	PUBLICITY	18

18.	SEVERABILITY	18

19.	ENTIRE AGREEMENT	19

20.	FORCE MAJEURE	19

21.	DISPUTE SETTLEMENT & GOVERNING LAW	19

22.	GENERAL	20

23.	LANGUAGE	22

2

3

THIS TECHNOLOGY LICENSE AGREEMENT (herein referred to as the "License Agreement" or this “Agreement”) is made this XX day of MONTH, 20XX.

BETWEEN

(1)	zcm-ses Sino-US Clean Energy tECHNOLOGIES CO., lTD. a joint [inset current JV address at time] (hereinafter referred to as "Licensor");

(2)	LICENSEE NAME, DESCRITION AND ADDRESS (hereinafter referred to as the "Licensee").

Terms not otherwise defined have the meanings set forth in Appendix A of this Agreement.

WHEREAS:

(1)	The NAME OF LICENSEEE IS a duly incorporated company under the laws of PRC with its registered office at ADDRESS

(2)	The Company (SES-ZCM), a duly incorporated company under the laws of PRC with its registered office at ADDRESS

(3)	SES Gasification Technology (SGT) [NOTE A NEW BRAND MAY BE INSERTED HERE] is a leading global gasification technology which utilizes a proprietary and advanced fluidized bed reactor system that has been extensively developed since 2004 and was initially based upon the U-Gas® technology licensed by SES and/or its Affiliates from GTI and further developed through additional improvements, know-how and patents developed by SES and/or its Affiliates through industry experience from developing, designing, constructing and operating projects in China and from designs made by SES and/or its Affiliates in developing projects globally. The SGT is specifically well suited for clean and efficient gasification of a wide range of low quality coals, coal wastes, biomass, municipal waste and other carbonaceous materials and uses much less water than competing gasification technologies. The SGT technology is also recognized for its scalability from small syngas capacity to world scale syngas capacity and for its ability to be built at lower capital costs than many other competing gasification technologies.

4

(4)	The Licensor holds the exclusive rights in China, Indonesia, Malaysia, Philippines, Mongolia and Vietnam to sub-license the SGT as defined in this agreement, and the Parties have agreed that the [NAME OF LICENSEE PROJECT] (the “Project”) contemplated in this Agreement will utilize the SGT.

(5)	The Agreed Technical Objective of the Parties is to authorise and enable the Licensee to use the SGT to produce up to [X,XXX,XXX] Normal Cubic Meters per Day (dry basis) of a mixture of Carbon Monoxide (CO), Hydrogen (H2) and Methane (CH4) in the gas produced from the SGT, otherwise referred to as syngas [Note; Syngas may also be defined as containing CH4 when applicable] “Dry Net Syngas” and is measured at the syngas outlet of the SGT syngas scrubber using the Project Design Basis FEEDSTOCKl.

NOW, THEREFORE, for and in consideration of the above premises and of the undertakings hereinafter set forth, the Parties hereby agree to be legally bound as follows:

1.	GRANT AND REGISTRATION

1.1	Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor, subject to the terms of this License Agreement (including without limitation Section 3.1), a non-exclusive, non-transferable license, without the right to sub-license, to:

1.1.1	use the SGT for the purposes and within the confines of the Project to manufacture syngas in the Project pursuant to the Designed Capacity outlined in Section 3.1; and

1.1.2	to use the Know-How to practice the SGT for the production of syngas in the Licensed Facility which, in Licensor's sole opinion, is necessary for the design and operation of a facility for the production of syngas through the SGT and which Know-How is in the possession or control of Licensor.

1.2	The license grant set forth in this Agreement shall come into force on the Effective Date.

5

1.3	Except as set forth in this Section 1, or otherwise authorised by Licensor in writing, Licensee and its Affiliates shall not use the SGT in any other manner.

1.4	Licensee shall be responsible for properly registering this License Agreement with the relevant authorities in accordance with PRC laws and regulations applicable to this License Agreement within ten (10) days of the later of execution of this Agreement. [Note: OTHER CONDITIONS MAY APPLY SUCH AS ESTABLISHING THE PROJECT JV COMPANY].

2.	EFFECTIVE DATE

This License Agreement shall be signed by the authorised representative of all Parties on the respective dates set forth on the signature page of this License Agreement and shall immediately become effective upon signing and the satisfaction of the following conditions, which together which shall be taken as the Effective Date of this Agreement:

2.1	The Licensee has fully paid its first milestone payment, the Down Payment, and which Down Payment amount has been fully received by the Licensor.

2.2	The Licensee has fully paid its first PDP payment and which such PDP payment amount has been fully received by the Licensor.

2.3	[NOTE: OTHER CONDITIONS MAY APPLY ON A CASE BY CASE BASIS AS THE LICENSOR DEEMS APPROPRIATE]

3.	LICENSED SYNGAS CAPACITY

3.1	Licensee shall build the Licensed Facility with a total Dry Net Syngas capacity as measured at the outlet of the SGT syngas scrubber not to exceed [X,XXX,XXX] Normal Cubic Meters per Day (dry basis) of a mixture of Carbon Monoxide, CO plus Hydrogen, H2 [Note; dry net Syngas may also be defined as containing CH4 when applicable] using the Project Design Basis FEEDSTOCK.. The license granted herein is only for the Licensed Facility Designed Capacity at the Licensed Facility, which shall be detailed in the project’s PDP Design Basis, and does not include any subsequent project expansions. Licensee may, however, operate the Licensed Facility at a capacity of 10% above the Licensed Facility Designed Capacity without any additional payment to Licensor so long as such additional syngas is produced by the number of gasifiers as set out in the PDP Design Basis. For the avoidance of doubt, should Licensee wish to add any additional gasification capacity beyond what is stated in the PDP Design Basis, then Licensee shall first pay an additional license fee to Licensor as is described in Section 4.3.1.

6

3.2	With respect to the SGT engineering, operating guidelines and Technical Services for commissioning and start-up, Licensor will provide (either directly or through subcontractors) the PDP Services and the Basic Technical Services described in this Agreement, The Licensee may additionally enter into a separate Technical Services Agreement for Additional Technical Servcies for ongoing support of the Licensed Facility.

3.3	With respect to SGT Proprietary Equipment, Licensee will enter into a separate SGT Proprietary Equipment Supply Agreement with Licensor for supply of the SGT Proprietary Equipment as listed in Appendix [X] of this agreement.

3.4	Licensor's representatives shall have reasonable access to the Licensed Facility, for general visits by Licensor and its Licensees and other prospective customers and business partners, for the purpose of promoting and informing these parties regarding the SGT. Such visitations will be requested by Licensor with reasonable advance notice and permission to visit the Licensed Facility and should not be unreasonably withheld by the Licensee. Such visits shall take place at such times as reasonably agreed upon between the Parties so as not to interfere with the operations of the Licensed Facility or otherwise cause significant inconvenience for Licensee, and Licensee shall have a right to monitor such visits to ensure that Licensee’s operations are not affected.

3.5	Licensor's representatives shall have the right and the responsibility to be present and provide technical advice at the Licensed Facility for the entirety of the first continuous 72 hours of operational use or any subsequent Performance Test that is conducted.

4.	CONSIDERATION

4.1	LICENSE FEE: As consideration for the license grants from Licensor to Licensee pursuant to this Agreement, Licensee shall pay to Licensor a License Fee equal to RMB [XXXXXXX] for the Dry Net Syngas production rate as measured at the outlet of the SGT Syngas Scrubber, the Designed Capacity.

7

4.2	PAYMENT OF LICENSE FEE: The License Fee shall be paid in four instalments by Licensee to Licensor. The first payment of 20% of the total License Fee “the Down Payment” shall be paid by Licensee within ten (10) days of signing this Agreement and upon receipt of such payment by Licensor this Agreement shall become effective as described in Section 2; the second payment of 50% of the total License Fee shall be paid by Licensee within ten (10) days of the delivery of the PDP to the Licensee; the third payment of 20% of the total License Fee shall be paid within ten (10) days of delivery of all SGT Proprietary Equipment to the Licensed Facility and the final payment of 10% of the total License Fee shall be paid within ten (10) days of the earliest of (i) completing the SGT performance test or (ii) within 12 months of delivery of all SGT Proprietary Equipment to the Licensed Facility.

4.3	If the Licensee expands or otherwise increases the production of Dry Net Syngas beyond 10% of the Designed Capacity of the Licensed facility, an Additional License Fee shall be paid by Licensee to Licensor based the calculation as follows.

4.3.1	Additional License Fee = [Additional Capacity in Normal Cubic Meters per day] X [YYRMB per Normal Cubic Meter of Dry Net Syngas]

4.4	A separate PDP Fee of RMB [XXXXXXX] shall be paid by Licensee to Licensor in compliance with the Agreement. The PDP Fee shall be paid in two equal payments of 50% each. The first payment of RMB [YYYYYYY] shall be paid within ten (10) days upon the Effective Date of this Agreement and the second payment of RMB [YYYYYYY] shall be paid within ten (10) days delivery of the final PDP to the Licensee.

4.5	Basic Technical Services as described in Appendix (?) are included in the License Fee. A separate fee of RMB [XXXXXXX] for Additional Technical Services as described in Appendix [X] shall be paid by Licensee to Licensor. The payment schedule for Additional Technical Services shall be [TO BE DETERMINED]

4.6	All payments to Licensor by Licensee under this Agreement and the appendices hereof shall be paid to the following bank account designated by Licensor:

Company Name: [INSERT]

8

Bank Name: [INSERT]

5.	ACCOUNTING AND REPORTING

5.1	During the term of this Agreement, the Licensee shall furnish to Licensor basic SGT operating data on an annual basis. This list of required annual operating data is described in Appendix [X] and is the operating performance data related to the Licensed Facility. [Note: This is Intended to be coal consumption and composition, oxygen consumption, gasifier operating pressure and temperature, fines and ash composition and production rates and syngas production rates and composition.]

6.	TAXES AND DUTIES

6.1	Licensee is solely responsible for any taxes or fees imposed on any payment by Licensee to Licensor under this Agreement, including, without limitation, for business tax, income tax, and withholding taxes. For the avoidance of doubt Licensee is responsible for the payment of the additional five percent (5%) business tax which is levied by the Chinese Government on payments made pursuant to this Agreement. In the event that Licensee is required under applicable law to withhold taxes or any other amount from any sum payable to Licensor under this Agreement, such sum payable under this Agreement shall be increased such that the payment made by Licensee to Licensor equals the sum that would be otherwise payable if such taxes were not required to be withheld hereunder.

7.	IMPROVEMENT AND DEVELOPMENT

7.1	If Licensor, should make, or acquire without obligation to account therefor, to any third party any improvements, whether patentable or not, relating to SGT, then Licensor hereby grants to Licensee and to SESHK the irrevocable, non-exclusive right to use such improvements in the Licensed Facility and agrees to make such improvements available to Licensee and SESHK without accounting or payment. All such improvements disclosed to Licensee and SESHK by Licensor shall become and thereafter be a part of Licensor's and SESHK’s Know-How and Licensee shall have the same rights, licenses and obligations with respect thereto as are granted to Licensee herein with respect to Licensor's and SESHK’s Know-How except for the warranties or guarantees of Sections 10 and 11 and the defence of suits and indemnifications of Section 9

9

7.2	If Licensee should make any modifications changes and/or improvements, whether patentable or not, relating to SGT (together "Licensee Improvements") then Licensee shall forthwith disclose these, with associated written submissions, to Licensor and SESHK.

7.3	Licensee shall make Licensee Improvements available to Licensor and SESHK upon request. Licensee grants to Licensor and SESHK, without accounting or payment, an irrevocable, royalty-free license to use any Licensee Improvements in Licensor’s exclusive Territory and outside such Territory to SESHK. Licensor and SESHK shall have the right to sublicense the right to use Licensee Improvements without any payment due to the Licensee. However, the ownership of any Licensee Improvements shall belong to Licensee.

7.4	The Parties understand and agree that the rights granted to Licensor in Section 7.3 permit Licensor and SESHK to grant licenses and rights to use Licensee Improvements without any obligation to account to Licensee thereof. Licensor shall not, however, disclose Licensee Improvements to third parties beyond that commercially necessary to exercise the rights granted to Licensor in Section 7.3.

8.	CONFIDENTIALITY AND NON-DISCLOSURE

8.1	The Licensee acknowledges that the Licensor own and/or controls certain information and trade secrets relating to the Know-How and SGT which is confidential and which affords the Licensor an advantage over its competitors which do not have such information. For the purposes of this License Agreement, information required to be maintained secret is defined to be all Confidential Information (including Know-How) and any information related thereto and to the SGT which is disclosed by Licensor to Licensee pursuant to this License Agreement or by any other means at any other time.

8.2	All Licensor’s and/or SESHK’s Confidential Information (including Know-How) disclosed pursuant to this License Agreement by Licensor shall remain the property of Licensor and shall be kept confidential by Licensee.

10

8.3	Licensee undertakes that Licensee:

8.3.1	Will not publish, reproduce, or disclose the Confidential Information to any third party (including without limitation to any contractor, affiliate, agent, or customer) without the prior written consent of Licensor; will limit access to such Confidential Information to Licensee’s employees that are directly involved in the Licensed Facility and will be responsible for any breach by such persons;

8.3.2	Will not use the Confidential Information for any purposes other than the purposes of this Agreement;

8.3.3	Will employ the same degree of care in protecting the Confidential Information as it employs in protecting its own confidential information of similar import, but not less than a reasonable degree of care; without limiting the foregoing, will not copy any Confidential Information, except as may be required for the purpose of this Agreement, and will store such Confidential Information in a secure place;

8.3.4	Will not disclose in any manner to any person or concern and will not use, except pursuant to this License Agreement, any of the Confidential Information.

8.4	Licensee hereby agrees to indemnify and hold harmless Licensor against any liability or loss resulting from unauthorized disclosure or use of the Confidential Information by itself, its agents, or its Affiliates, to whom the Confidential Information is disclosed pursuant to this License Agreement. No indemnity payments hereunder shall relieve Licensee from liability under applicable patent, copyright or trade secrets laws, nor shall such payments constitute a grant or continuation of a grant of any express or implied license or covenant not to sue under any patents, copyrights or trade secrets of Licensor.

8.5	In the event that Licensee is required to disclose all or any part of the Confidential Information by law, regulation, subpoena or court order, Licensee agrees (i) to notify Licensor and SESHK immediately of any such requirement; (ii) to consult with Licensor and Licensee shall make its best efforts to take appropriate measures to avoid such disclosure, and if such disclosure is required, to narrow the scope and depth of such disclosure to only what is required by law. If the disclosure becomes unavoidable, Licensee shall send to Licensor and SESHK a copy of the disclosed Licensor’s Confidential Information coincidental with the transmission of the Confidential Information to the relevant government agency.

11

9.	INDEMNIFICATION

Licensee agrees to hold harmless, defend and indemnify Licensor ("Indemnified Party") against all damage, expense and liability, including attorneys fees, resulting from injury to or death of any person or damage to any property, in either case by reason of Licensee's use of the Know-How or the SGT in a manner other than as contemplated in this Agreement and/or in any relevant project design document. Licensor reserves the right to be separately represented, at its own expense, by legal counsel of its choice, in any proceedings arising out of or in connection with a claim for indemnification under this Section 9.

10.	REPRESENTATIONS AND WARRANTIES

10.1	Licensor represents that at the time of execution hereof:

(a)	there are no agreements, assignments, encumbrances or licenses in existence that are inconsistent with the provisions of this License Agreement;

(b)	Licensor owns or has a right to license all right, title and interest in and to SGT licensed to Licensee hereunder;

(c)	The SGT licensed to Licensee hereunder are not known to infringe upon or otherwise violate, nor to be inconsistent with, the rights of any other person or entity; and

(d)	There are no disputes, conflicts, claims (actual or threatened), actions, litigation, arbitrations, suits, proceedings, judgments, or decrees existing, pending, threatened by or against, or affecting or relating to the SGT licensed to Licensee hereunder.

10.2	Licensor warrants that the SGT is complete, effective and can achieve the Agreed Technical Objective, provided it is used by the Licensee strictly in compliance with this License Agreement (including the PDP, and the recommendations during the Technical Services). Licensee acknowledges and agrees that Licensor makes no warranty or representation regarding the sufficiency of the SGT to manufacture Dry Net Syngas beyond the Designed Capacity permitted under this License Agreement.

12

10.3	Licensor warrants that the SGT to be supplied shall be in complete, clear, and intelligible form and be sufficient for the Licensee to use to complete basic and detailed engineering for the Licensed Facility. If the PDP delivered by Licensor does not meet the Agreed Technical Objective and after receipt of written notice from Licensee, Licensor shall be responsible for corrections to the PDP at its own cost and shall make delivery of the corrected or supplemented portion of the PDP within the time as may be mutually agreed.

10.4	Beginning upon the Effective Date and ending upon completion of the Performance Test (or in respect of Technical Services upon completion of such Technical Services, if later than completion of the Performance Test), Licensor warrants that the work and services furnished by it shall be performed in accordance with accepted engineering practices. As long as Licensee provides prompt written notice to Licensor of non-conformance, Licensor shall re-perform the affected work or services. Licensee's sole remedy and Licensor's sole liability for any breach of the foregoing or any other potential or actual liability arising under this Section 10 shall be the re-performance of such work or services.

10.5	Licensee acknowledges and agrees that Licensor makes no representation or warranty, express or implied, concerning (i) the results to be obtained utilizing the SGT or (ii) (save as represented at Section 10.1(d) above) whether Licensee’s implementation of the SGT and other rights granted herein to manufacture, make, operate and use SGT may infringe upon the patent or other intellectual property rights of third parties and the grant of rights by Licensor to Licensee shall in no way be construed as an inducement to Licensee to infringe the patent or other intellectual property rights of others. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER LICENSOR, ITS AFFILIATES OR LICENSORS NOR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, PURSUANT TO THIS AGREEMENT. ALL RIGHTS GRANTED HEREIN WITH RESPECT TO LICENSEE DEVELOPMENTS ARE EXPRESSLY GRANTED ON AN “AS IS” BASIS AND WITHOUT ANY WARRANTIES.

13

11.	GUARANTEES

11.1	Provided that the Licensed Facility has been built in accordance with the PDP by an Acceptable Contractor and is operated as described in the PDP by the Licensee and provided that the [FEEDSTOCK] gasifier in the Licensed Facility has the chemical and physical properties specified in the PDP Design Basis for the Licensed Facility and subject to the qualifications set forth in Section 11.1.1 Licensor will guarantee the SGT performance as follows:

11.1.1	Design Basis [FEEDSTOCK] (dry basis) consumed in the SGT gasifier reactor of [XX] kilograms per Nm3 of Dry Net Syngas produced. This quantity of [FEEDSTOCK] will be confirmed upon completion of the PDP Design Basis.

11.1.2	Oxygen (pure basis) consumed in the SGT gasifier will not be in excess of [XX] Nm3 of oxygen per Nm3 of Dry Net Syngas produced. This quantity of oxygen will be confirmed upon completion of the PDP Design Basis document.

11.1.3	At least [XX] Nm3 of Dry Net Syngas per normal operating day will be produced by the SGT from the Licensed Facility during a continuous twenty-four (24) hours. The Performance Test Plan shall be implemented in accordance with Appendix ? hereof.

11.2	For the avoidance of doubt, SGT shall be deemed capable of conforming to the requirements of this Agreement and/or any project design document, upon the Licensed Facility passing the Performance Test.

11.3	In the event that the SGT does not meet the guarantee as provided in this Section 11, the Licensee shall notify the Licensor in writing, whereupon the Licensor shall rectify the non-performance within a cure period of [90] days. In the event, thereafter, of a continuing non-performance the Licensor shall reimburse the Licensee 50% of the License Fee actually paid by the Licensee at the time of such breach. For the avoidance of doubt, this remedy and limitation is consecutive with, and not additional to the limitation provided under Section 15.4.

14

12.	.CONFIDENTIAL INFORMATION ENFORCEMENT

12.1	Upon learning of the possible misuse or misappropriation of the Confidential Information or any other confidential information accruing to Licensor by a third party, Licensee shall inform Licensor and SESHK of that fact, and shall supply Licensor and SESHK with any evidence available to it pertaining to the possible misuse or misappropriation.

12.2	When Licensee mentions the SGT that is the subject matter of this License Agreement in writing in any press release or other promotional documentation, Licensee shall include [INSERT PROPER BRANDED NAME HERE] in said release or promotional documentation.

13.	NOTICES

13.1	Notices or other communication required to be given to either Party shall be given by registered mail, express mail or facsimile to the following addresses or such other addresses as designated by the Parties from time to time:

To Licensee:

Address:

Post Code: 472300

Fax: (86-0398) 5898-906

For the attention of:

To Licensor:

Address:      [NAME OF THE COMPANY], 526 Pine City Center, 777 Zhao Jia Bang Road, Shanghai China,

Post Code: 200032

Fax: (86-21) 6422-0869

15

For the attention of:

TO SESHK:

13.2	Notices given to Licensee by registered mail or facsimile shall be written in Chinese, and notices given to Licensor by registered mail or facsimile shall be written in Chinese or English. Notices shall be deemed to have been effectively given under the following circumstances:

(1)	Notices given by express delivery shall be deemed effective when recipient signs for the delivery at the designated address;

(2)	Notices given by registered mail shall be deemed effective on the seventh day after the date on which they were sent by registered airmail, postage prepaid (as indicated by the postmark).

(3)	Notices given by facsimile transmission shall be deemed effective on the first business day (at the location of the recipient) following the date of transmission, if confirmed.

14.	TERM AND TERMINATION

14.1	Unless previously terminated in accordance with its terms, after the Effective Date, this License Agreement shall remain in place until the 10th anniversary date. Upon expiration of this Agreement, the Licensee may use the license granted under this Agreement in respect of the Licensed Facility and gasification capacity under this Agreement..

14.2	Any of the following rights and obligations of Licensee or Licensor shall survive the termination of this License Agreement: (i) such termination shall not relieve either Party of any obligation or liability accrued hereunder prior to the termination; (ii) such termination shall not affect in any way the then existing licenses, rights and powers granted or agreed to be granted by, or obligations of the Parties under Section 7 (Improvement and Development); (iii) such termination shall not affect the obligations of the Parties under Section 4 (Price), Section 8 (Confidential Information and Non-Disclosure), Section 12 (Confidential Information Enforcement), Section 15 (Allocation of Risk of Loss; Limitation of Liability), Section 17 (Publicity) and Section 21 (Dispute Resolution).

16

14.3	If there are unreasonable delays in the fulfilment or substantial incorrect fulfilment of a Party's obligations pursuant to this License Agreement, the other Party shall have the right to terminate this License Agreement by giving the defaulting Party at least thirty (30) days prior written notice of the intent to terminate. Said prior written notice shall specify the default in performance. The defaulting Party shall (i) notify the other Party within fifteen (15) days after receiving the written notice that it can either cure the default in performance within the thirty (30) days or if such default is not capable of cure within said period then (ii) promptly arrange a meeting between the Parties to discuss extension of the cure date. In the event the Parties cannot agree to extend the cure date or the default is not cured by the mutually agreed extended due date, then the non-defaulting Party can terminate the License Agreement on the extended cure due date or seventy-five (75) days after the first notice of the intent to terminate, whichever occurs last.

15.	ALLOCATION OF RISK OF LOSS; LIMITATION OF LIABILITY

15.1	Licensee understands and agrees that Licensor's maximum liability under this Agreement is limited to that which is set forth in Section 15.3, 15.4 and 15.5.

15.2	Licensor shall have no liability to Licensee or to third parties for any injuries to person and/or property, arising out of or in connection with the design or construction, of the Licensed Facility or arising out of or in connection with this License Agreement to the extent such liabilities may be excluded or limited by applicable law.

15.3	Neither Party shall be liable to the other Party under this License Agreement for any loss of revenues or profits, shutdown or non-operation of the Licensed Facility, or any special or consequential loss or damage arising from any cause whatsoever, regardless of whether such losses or damages were foreseen by the Parties. Licensee's remedies as set forth herein are exclusive and are in lieu of any and all other remedies. Therefore, Licensor's liability under this License Agreement is restricted only to those set forth in Section 15.4 of this License Agreement.

15.4	Save to the extent such liabilities may be excluded or limited by applicable law, in no event shall Licensor's liability under this License Agreement and/or any other agreement between Licensor and Licensee related to the Licensed Facility, irrespective of whether caused by Licensor's fault or negligence, exceed fifty percent (50%) of the License Fee actually paid by the Licensee at that date. [Note: The value and/or cost to Licensor of all and any attempts at curing non-performance shall be taken into consideration when calculating this liability cap.]

17

15.5	Notwithstanding sections 15.3 and 15.4, Licensee's sole remedy in respect to defects within the PDP Services and/or the Technical Services shall be re-performance of the defective work.

16.	PARTIES BOUND

This License Agreement shall benefit and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that neither Party shall assign any of the rights and privileges granted or be relieved of its obligations hereunder without the prior written consent of the other Party.

17.	PUBLICITY

17.1	Licensor and Licensee shall each be permitted to issue press releases or otherwise publicise the fact that the Parties have entered into this License Agreement and may describe the general nature of this License Agreement in any publication, written or otherwise, provided, however, that Licensor and Licensee shall first mutually agree on the content of the subject matter contained in any such publication. Licensor and Licensee shall also mutually agree upon the content of releases of information available for public review or inspection.

18.	SEVERABILITY

No amendment to or modification of, any provision of this License Agreement will be valid unless in writing and signed by an authorised representative of each of the Parties.

18

19.	ENTIRE AGREEMENT

This License Agreement represents the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter. Notwithstanding the foregoing, neither Party shall be relieved of its obligations with respect to any information subject to the provisions of any confidentiality agreement entered into by the Parties prior to the Effective Date.

20.	FORCE MAJEURE

In the event that the performance of this Agreement is directly affected or that the Agreement cannot be performed in accordance with the agreed-upon terms and conditions due to a Force Majeure event (any event that is uncontrollable, unforeseen and unavoidable), the Party affected by the above Force Majeure events shall do its utmost to reduce the damages to the lowest extent, notify the other Party of the situation resulting from such events, and provide a detailed report on the Force Majeure event together with a valid document evidencing the reasons for which this Agreement cannot be performed fully or partially or why performance must be delayed within fifteen (15) days of the occurrence of such Force Majeure event. Such documents shall be issued by the notary public organization or the relevant state agencies at the location in which such Force Majeure event occurred. The Parties shall hold discussions and consultations to decide whether this Agreement shall be terminated, whether the affected Party shall be fully or partially exempted from the responsibility to perform this Agreement or whether the affected Party shall be given an extension of the Term.

21.	DISPUTE SETTLEMENT & GOVERNING LAW

21.1	Any dispute, difference or claim arising out of or in connection with this Agreement, shall, in the first instance, be resolved through friendly negotiation. If a dispute cannot be resolved within thirty (30) days after such claiming Party delivering written notice to the other Party, then it shall be referred on application by either Party to CIETAC and shall be determined by arbitration in accordance with the provisions of this section:

(q)	any such arbitration shall be conducted in accordance with the CIETAC Arbitration Rules and the provisions of this Article 60;

19

(r)	the arbitration tribunal shall consist of three arbitrators, one appointed by Licensor, one by Licensee and the third arbitrator (the “Presiding Arbitrator”) appointed by agreement between the Parties, or, if the Parties cannot agree, by the Chairman of CIETAC, subject to the criteria set out in sub-Article (3) below;

(s)	the Presiding Arbitrator may not be (i) a national of the PRC or of the United States of America or (ii) a permanent resident or citizen of the Hong Kong Special Administrative Region or Macau Special Administrative Region or Taiwan Province, and if either of the Parties fails to appoint an arbitrator within the time specified in the CIETAC Arbitration Rules, the Chairman of CIETAC shall make such appointment in accordance with the criteria agreed herein;

(t)	the place of arbitration shall be Shanghai and the arbitration shall be conducted in the English and Chinese languages;

(u)	any arbitral award shall be final and binding;

(v)	the costs of the arbitration, the arbitration fees and the liability for other expenses shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(w)	each Party waives any right to contest the jurisdiction of CIETAC to hear and to determine any arbitration begun pursuant to this Article 60;

21.2	During the Dispute Resolution Procedure, except for the relevant matter(s) relating to the arbitration, the Parties shall continue to exercise their respective rights under this Agreement, and continue to perform their respective obligations.

21.3	The execution, effectiveness, interpretation, performance of this Agreement and the settlement of disputes shall be governed by PRC law

22.	GENERAL

22.1	No relaxation, forbearance, delay or indulgence by either Party in enforcing any term or condition of this License Agreement, or the granting of time by either Party to the other, shall prejudice, affect or restrict the rights and powers of that Party, nor shall any waiver by either Party of any breach of this License Agreement operate as a waiver of, or in relation to, any subsequent or continuing breach of it.

22.2	If any part of this License Agreement shall be found to be invalid all the remaining parts shall remain valid.

20

22.3	This License Agreement shall not be assignable by either Party except that either Party may assign all of its rights hereunder together with all of its obligations hereunder to an Affiliate, any third party with which it may merge or consolidate or to a purchaser of substantially all of the assets of such Party. The Parties shall notify each other hereunder immediately of any assignment made pursuant to this Section 22.3. This License Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective heirs, assigns, successors, and legal representatives. However, should Licensor be dissolved or wound up or should the Technology Usage and Contribution Agreement between the Licensor and SESHK be terminated, all Licensor’s rights hereunder shall automatically be assigned to SESHK.

22.4	No Party hereto will be entitled to make commitments on behalf of or bind any other Party other than those acts that are expressly authorised under this Agreement. Nothing in this License Agreement will be construed to authorise any Party to act as an agent for any other Party or to hold itself out as having the authority or right to assume, create, or undertake any obligations of any kind whatsoever, express or implied, on behalf of or in the name of any other Party without the express prior written consent of the other Party.

22.5	The Parties hereby acknowledge and agree that the Parties, and shall ensure the officers and employees of the Parties, will observe in a strict manner all Applicable Laws including all anti-corruption regulations, and have not made and will not make directly or indirectly, any payment or present any valuable gifts to any government officials for the purpose of obtaining or retaining business.

22.6	If any Party's economic benefits under this License Agreement or any material part thereof and as contemplated herein are adversely and materially affected by the promulgation of any new laws of the PRC or the amendment or interpretation of any existing laws of the PRC after the date of this License Agreement, or by the inability to obtain necessary or convenient approvals from the relevant authorit(ies), the Parties will promptly consult with each other and use their reasonable efforts to implement any adjustments necessary to maintain each Party's economic benefits derived from this License Agreement on a basis no less favourable than the economic benefits it would have derived if such laws, rules, or regulations had not been promulgated, amended, or so interpreted.

22.7	An act of disclosure of Licensor’s Technical Confidential Information shall not be considered as an act of granting a license or right to such information (whether to the Licensee, its Affiliates) unless otherwise expressly agreed hereunder.

21

23.	LANGUAGE

23.1	This Agreement and the appendix is prepared in Chinese and English languages, with both languages equally effective. If any discrepancies occur between the two languages, the Chinese language shall prevail.

APPENDIX A: DEFINITIONS AND INTERPRETATION

APPENDIX B: DESIGN BASIS COAL

APPENDIX C: PROCESS DESIGN PACKAGE (PDP) SERVICES AND SCOPE OF WORK

APPENDIX D: TECHNICAL SERVICES

APPENDIX E: PERFORMANCE TEST PLAN

APPENDIX F: ESTIMATED TECHNICAL SERVICE MANHOURS AND COST

22

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives on the dates hereinafter indicated.

SIGNED by Licensor

[COMPANY NAME]

Legal Representative or Authorized Representative

(Printed name)

Date:

SIGNED by Licensee

{LICENSEE NAME]

Legal Representative or Authorized Representative

(Printed name)

Date:

23

APPENDIX A DEFINITIONS AND INTERPRETATION

DEFINITION

"Acceptable Contractor"	means a contractor experienced in constructing gasification facilities, working under the direction of capable and experienced project management

"Affiliate"	means any person or entity that owns or Controls, is owned or Controlled by or is under common ownership or Control with a Party, However, Licensee shall not be deemed as an affiliate of other enterprises or entities only because such enterprises or entities are under common ownership or Control of the PRC or a provincial or city government.

"Agreed Technical Objective"	has the meaning given to it in Recital (3)

“Confidential Information”	shall mean technology and Know-How as well as trade secrets, strategic business or marketing information, business projections, secret processes and etc., including but not limited to processes, data, formulae, material balance, control logic, programs, manuals, designs, sketches, photographs, plans, drawings, specifications, reports, studies, findings, non-patented inventions and ideas, any data relating to a patent that is not disclosed in a granted patent, and other information relating to the production, packaging, use, pricing, or sales and distribution, whether of a technical, engineering, operational, business or economic nature, whenever provided by SESHK (or its Affiliates).

24

"Control"	means in relation to a company the ability to exercise, or direct the exercise of, greater than half of the voting power at any meeting of the shareholders or board of directors of that company (and "Controls" and "Controlled" shall be construed accordingly)

"Default Rate"	means the prime lending rate published by the People’s Bank of China for the same period

“Design Basis [FEEDSTOCK]”	means [FEEDSTOCK]that is agreed between the Parties after discussions which shall form the Design Basis for the PDP for SGT and an indicative [FEEDSTOCK] The minimum sample analysis required is included in Appendix B

"Designed Capacity"	means the production of [X,XXX,XXX] Nm3/day (dry basis) of Dry Net Syngas using the Design Basis [FEEDSTOCK] at the Licensed Facility.
"Effective Date"	means the date when this License Agreement shall come into force as specified in Section 2

"Licensed Facility"	means the facility designed to produce [X,XXX,XXX] Nm3/day of Dry Net Syngas to be built by the Licensee at the designated location of the Project.

"GTI"	means the Gas Technology Institute, an Illinois non-profit corporation

25

“Know-How”	shall mean all commercial and technical information, including trade secrets, pertaining to the SGT, and/or ZCM’s manufacturing of the SGT proprietary equipment, including, but not limited to, theses, designs, drawings, blueprints, specifications, test data, charts, fabrication techniques, materials of construction, and formulations, graphs, operating and test procedures, shop practices and instruction manuals.

"License Fee"	means the license fee set out in Section 4.1

“Dry Net Syngas"	means the gross volume of syngas exiting the SGT, including all constituents which include but not limited to as CO, H2, CH4, H2O, S-components, N-components, and other constituents and components when measured on a dry basis without H2O

“Net Syngas”	means the volume of CO + H2 + CH4 SES Gasification system, measured on a dry basis. The scope of SES Gasification System means the scope from dry coal delivery point to the coal feed hoppers to the wet scrubber outlet.

"PDP Design Basis"	means the document that sets forth mutually agreed battery limit design parameters for the SGT

“Performance Test”	means continuous seventy-two [72] hours test running of Licensed Facility upon completion of construction, see Appendix E.

“SASH”	means SES Asia Technologies, Ltd.

26

“SES Gasification Technology” (SGT)	means proprietary technology information and proprietary technology secrets that Licensor has been licensed to use or sublicensed to use, or has obtained and owned intellectual property rights, such as patent, or such other not-patented Know-How that belongs to Licensor, including but not limited to, U-GAS®, [FEEDSTOCK] feeding, gasification, syngas cooling, ash/char removal, fly ash and fines recycling and removal, gasification based steam generation and the automation and control logic for the system.

Technical Services”

INTERPRETATION

1.	Licensor and Licensee are referred to as a "Party" or collectively as the "Parties".

2.	Section and Appendix headings do not affect the interpretation of this License Agreement. A reference to a Recital, Section or Appendix is to a Recital, Section or Appendix to this Agreement, unless otherwise indicated.

3.	A reference to a law is a reference to it as it is in force for the time being, taking account of any amendment, re-enactment and includes any subordinate legislation for the time being in force made under it.

4.	Writing or written includes faxes but not email.

5.	Words in the singular include the plural and in the plural include the singular.

6.	A reference to one gender includes a reference to the other gender.

7.	Any phrase introduced by the terms “including”, “include”, "includes" or any similar expression shall be construed as illustrative and the words following any of those terms shall not limit the sense of the words preceding those terms.

27

APPENDIX B DESIGN BASIS COAL

Analysis of Design Base Coal

Proximate analysis	Dry basis	As received basis	Air dry basis	Dry ash-free basis
Moisture
ash
Volatile
Fixed carbon
Ultimate analysis
moisture
ash
carbon
hydrogen
nitrogen
sulfur
oxygen
total
HHV kcal/kg
LHV kcal/kg

28

APPENDIX C PROCESS DESIGN PACKAGE (PDP) SERVICES AND SCOPE OF WORK

Unless otherwise provided, italicized terms in this Appendix 3 follow the definitions applicable to the main body of the Technology License Agreement. References to Sections shall be to Sections of this Appendix unless otherwise stated.

Part I

1.	Within [10] days of Effective Date, Licensor shall prepare a project programme for the PDP Services ("Programme"). Within [10] days of receipt of the Programme, Licensee shall respond in writing, either consenting to the Programme or suggesting alteration thereto. Once agreed, both Parties will take all reasonable commercial endeavours to adhere to the Programme.

2.	Licensee will furnish complete data with respect to the Licensed Facility and SGT design basis in accordance with the Programme, including primary product requirements to be used for PDP engineering.

3.	A detailed PDP Design Basis will be prepared and mutually agreed by Licensor and Licensee in accordance with Part II below prior to commencement of the Process Design Package engineering.

4.	Licensor will prepare the PDP based on the PDP Scope of Work in Part III below. Licensor will furnish [5] copies of the PDP and an irrevocable copy of electronic disk to Licensee.

5.	The Licensee shall, provide to the Licensor a list of Design Contractors which intend to participate in the bidding, and require all such Design Contractors participating in the bidding to sign a technology confidentiality agreement in accordance with the Licensor’s requirements. To protect intellectual property rights of the Licensor, the Licensee agrees that all the Design Contractors shall be reviewed by the Licensor, and the Licensor shall have the right (on reasonable grounds) to decide and remove form the list of tenderers the Design Contractors which are not suitable in the Licensor's opinion. The Licensee shall not issue the tender invitation documents to such disqualified Design Contractors, nor enter into such review, consultancy or service contract in respect of the PDP, Basic Design and Detailed Design of SGT system.

29

6.	All deliverables of the PDP shall be considered SES Technical Confidential Information and be subject to the terms of this Agreement.

7.	PDP shall be completed in accordance with the scope of deliverables included in part III below by licensor within [XX] weeks after the License Agreement becomes effective and the PDP Design Base has been approved by the Parties.

PDP Price

8.	The PDP Price is [RMBXXXXXXX ("PDP Price").

9.	The PDP Price shall be paid in instalments by Licensee to Licensor in compliance with the Agreement Section [X].

10.	Within three (3) weeks (and the design institute is in place) after completion and delivery of the PDP, the Licensee shall review the PDP. The Licensor shall modify, improve and deliver the PDP in conjunction of an irrevocable copy of electronic disk to the Licensee within 6 weeks after the review. The Licensee shall issue a letter to Licensor, stating that the PDP is received and complete. If Licensor has not received this written notice within 1 month of shipping the PDP then it shall be deemed that the PDP has been accepted by Licensee and that the PDP is complete.

Part II

PDP - Basis for Design

Licensee and Licensor will prepare a Basis for Design in respect of the Design Basis Coal for the SGT System which shall include information of both Normal Operating Conditions and the Design Conditions for licensee’s review: Metric Units will be used for the PDP.

30

1.	Normal Operating Conditions (NOC) are defined as the conditions based on the Design Coal to which the PDP design will be optimized for performance. The PDP Heat and Material Balance will be optimized for NOC conditions. This is the operating case normally expected for the SGT System.

2.	Design Conditions (DC) are defined as conditions that include the range of conditions with margins that the SES U-GAS System must be capable of meeting, namely:

a.	Flow rates, temperatures, compositions, and pressure of coal feed and oxygen streams (including oxygen purity).

b.	All specifications and requirements for the syngas and ash leaving the SGT

c.	Any special considerations to be included in the design approach such as water discharge quality or consumption. Note that the SGT system does not include water and wastewater treatment, but the design can be optimized for specific project considerations.

3.	Licensee and Licensor will prepare PDP Design Basis prior to initiation of the PDP which will include items listed but not limited to the following:

i.	Composition and analysis of the Design Basis Coal

ii.	Site conditions – Ambient, geological considerations, special zones such as earthquake, or flooding, wind loading, dust loading, other site factors.

iii.	Product and By-Products Specifications

iv.	Utilities – Cooling Water, Demineralized water, Steam, Power, etc

v.	Specifications of utility materials and energy battery limit: list the specifications of water, steam, compressed air, nitrogen, electricity, etc. such as

31

vi.	Cooling water—temperature (inlet/outlet), pressure (inlet/outlet)

vii.	Fresh water, soft water, de-oxygen water, demineralised water, steam—temperature and pressure

viii.	Compressed air (instrument air, plant air)—temperature, pressure, dew point, oil content

ix.	Nitrogen, oxygen—temperature, pressure, purity

x.	Fuel oil (fuel gas)—temperature, pressure, heat value, composition

xi.	Heat carrier—composition, heat value, boiling point, thermodynamic properties.

xii.	Cooling medium—temperature, pressure

xiii.	Power: power supply voltage, frequency, phase/wiring

Part III

Process Design Package – Scope

Once a completed Basis for Design has been mutually agreed upon, the PDP Package will be prepared and will include the following deliverables:

1)	Basis for Design

32

2)	Scope of design: The Basis for Design shall include definition of the PDP scope and battery limits.

3)	Process Flow Diagrams (PFDs). The following information shall be included in the PFDs:
a)	Process flow scheme including all major lines required for start-up, normal and abnormal condition and shutdown/turndown modes;
b)	Item number, service name of all equipment;
c)	Outline of equipment to indicate equipment type (Type of Heat Exchangers, Pumps, Compressors, etc.); and
d)	Stream number for main process and utility streams; The stream number shall be referred to by Heat and Material Balance with stream properties.

4)	NOC Heat and Material Balance corresponding to the stream number in the PFD for the Normal Operating Case including for numbered streams:
a)	Stream number;
b)	Stream name;
c)	Stream composition;
d)	Total mass flow and molar flow;
e)	Normal operation pressure;
f)	Normal operation temperature;
g)	Density of fluid at operation condition;
h)	Molecular weight;
i)	Bulk density of solids; and
j)	Moisture content in solids.

5)	Utility Summary: Specifications of utilities at PDP battery limits. List NOC and start-up consumptions:
a)	Water: Applications, temperature, pressure, flow rate of circulation cooling water, circulating hot water, fresh water, soft water, de-oxygen water, de-mineralized water, and boiler feed water
b)	Steam: Applications, temperature, pressure, and flow rate
c)	Nitrogen: Applications, temperature, pressure, and consumption
d)	Compressed air (instrument air and plant air): Applications, temperature, pressure, and consumption
e)	Oxygen: Applications, temperature, pressure, and consumption
f)	Carbon dioxide: Application, temperature, pressure, and consumption
g)	Fuel gas: Specifications, applications, and consumption of fuel gas as necessary
h)	Coke: Application, consumption

33

i)	Refrigeration: Applications, parameters, and consumption
j)	Power: Applications, power supply voltage, and shaft power calculation

6)	Effluent and Emission Summary. Description of estimated waste emissions. Include source, temperature, pressure, discharge quantity, and content of major effluents and emissions, discharging frequency.

7)	Catalyst and Chemical Summary. Includes name and consumption of catalysts and chemicals, including additives.

8)	Suggested equipment layout plan and its description: describe relative relations and suggested relative dimensions of key equipment, and special requirements and compulsory rules.

9)	Preliminary Piping and Instrument Diagrams (P&IDs). Indicate process equipment and location number, name in P&ID, material selection, and design conditions; nominal diameter for piping 100 mm and above diameter, material selection and special requirements for main pipes (including main process pipes, start-up and shutdown pipes, safety venting system pipes, utility material pipes) and valves; safety venting valves; main control and interlock loops. These preliminary P&IF’s are for use by the detailed engineering company to develop final P&ID’s. Licensor performs no piping layout, hydraulic calculations, or piping stress analyses.

10)	Sized Equipment List. Classify P&ID equipment according to categories (such as vessel, heat exchanger, reactor, pumps and mechanicals, etc.). Include location number, name, quantity (in operation or on standby), operation temperature and pressure, technical specifications, material of construction, and estimated power rating.

11)	Process Description

12)	Process & Operating Guidelines. These are a description of how the process is operated, key safety and operating considerations, and necessary sequencing in startup and shutdown. These are not detailed operating procedures.

a)	Describe main processes control requirements, including control principles and sequences for start-up, shutdown, and emergency shutdown.
b)	Principles of incidents handling: Salient points of measures and steps adopted to deal with possible emergency incidents.
c)	General refractory curing requirements
d)	Equipment check and maintenance requirements for licensor supplied equipment.

34

13)	Analytical requirements: Includes table of items to be analyzed, analysis frequency (start-up/normal operation), analytical methods, and recommended laboratory equipment list.

14)	Process Data Sheets
a)	Provide Process Data Sheets which includes the specification of certain major equipment not provided by the licensor.
b)	List of special valves with main parameters and recommended suppliers.

15)	Material Selection Guide for metallurgical recommendations for key equipment, piping, and valves.

16)	Instrumentation and Controls
a)	Instrument Data Sheets: Preliminary data sheets and specifications of special instruments with unusual or uncommon requirements or specifications.
b)	Functional requirements for Cause and Effect/Interlock Logic/ESD Logic Diagrams.
c)	Alarm and Trip List, including location and purpose.

17)	Relief load assessment for the gasifier. Safe venting locations requirements and design scenarios for sizing relief valves.

18)	Preliminary List of Standards: List of standards required for design.

19)	Key Health, Safety and Environmental requirements

20)	Outline drawings and estimated weights and preliminary layout for all Licensor supplied equipment

Part three: PDP Changes

The scope of work and contents of PDP shall not be amended in principle. In case that either Party requests for any change, the Parties shall negotiate for the settlement of the same on fair and reasonable basis. The work scope and content of the PDP to be provided by the Licensor shall follow international practices to satisfy the design institute’s requirements to complete the base design and detailed design.

35

APPENDIX D TECHNICAL SERVICE

1.	The Licensor undertakes that it will provide the technical services regarding SGT to the Licensee in accordance with the Agreement and its Appendices upon the written request of the Licensee during the periods set out below:

(1)	Basic Technical Services will be provided for the fee agreed upon in the License agreement and will consist of:

a)	Detailed engineering PDP compliance review. Licensor will provide 80 hours of qualified expert time to review detailed engineering P&ID’s, specifications, and drawings. Licensee is to provide 60 days prior notice of need to review and provide the complete materials for review. Licensor will complete review within three calendar weeks.

b)	Large bore piping Inspection. Licensor will provide two qualified experts for five days to review installation of major equipment and large bore piping ( greater than 200 mm diameter) for compliance with SGT and PDP requirements. Licensee should provide a minimum of 30 days notice for this inspection and it should be scheduled after all major equipment and large bore piping has been installed, but prior to mechanical completion.

c)	Startup assistance. Licensor will provide one process and two Operations and maintenance SGT qualified experts for a period of two weeks to assist with startup. Licensee is to provide at least 30 days prior notice and commissioning must be complete. Any extension of time or more than one trip to the site will constitute additional technical services.

d)	Performance Guarantee Test. Licensor will provide two SGT qualified experts for two days to advise licensee on their readiness to conduct the PGT, and for five days to conduct the PGT. Any additional mobilizations or time requirements will be Additional Technical Services. If Licensee declines to engage Additional technical Services to complete the PGT, the test is deemed passed. Licensee will provide at least 30 days advance notice for the readiness assessment and the PGT

(2)	Additional Technical Services consist of any services requested requiring resources and time beyond those defined in Basic Technical Services. Additional Technical Services will be provided under terms and rates to be determined by agreement between Licensor and Licensee. Licensor strongly advises Licensee to secure additional technical services for operator training.

1.1	The Licensor will select consultants with strong technical capabilities to provide technical service to the Licensee according to the contents and requirements of technical services as required. If the Licensee refuses to accept any Consultant so assigned and requests a replacement, the Licensor shall make reasonable efforts to replace such Consultant as soon as possible.

1.2	The Licensee shall provide the Licensor and its Consultants with the necessary tools and safe working environment, and shall actively assist and support the Licensor and its Consultants in its work and complete in a timely manner the necessary internal approval or examination and approval procedures, so as to facilitate the carrying out of the technical services. The Licensor acknowledges that it will provide efficient and high quality technical services.

36

APPENDIX E PERFORMANCE GUARANTEE TEST PLAN

The Licensor will cooperate with the Licensee (in conjunction with the Design Contractors, the comissioning and production units) in the preparation of Performance Test Plan.

Performance Test refers to an overall examination of equipment on such design parameters as production capacity, processes indicators, environmental indices, product quality, equipment performance, automatic control level, rated consumption, etc. subsequent to commissioning and successful production of qualified products to see whether they conform to the corresponding design values.

1	Principle of performance test

1.1	Measure the performance of the SGT system relative to the key performance indices ( specific coal and oxygen consumption and net syngas production rate).

2	Duration and conditions of performance test

2.1 Duration of performance test

Operation of single gasifier: Operate 72 hours at 100% load.

Parallel operation of multiple gasifiers: Multi-gasifiers operate 72 hours in parallel except the spare gasifier.

The application for performance test shall be completed within 12 months after mechanical completion.

2.2 Conditions of performance test

Performance test shall be conducted after the equipment has been operated stably at full load or high load for a continuous period of time and the following conditions are met:

The commissioning summary has been completed;

Problems affecting performance test have been resolved;

All equipment has operated reliably and is in good conditions;

DCS, automatic control instrumentation, online analyzing meters and interlocks have all been put into normal operation;

Sampling locations and frequency as well as methods have been used in normal operation and are functioning properly;

37

The quality of feedstock, fuels, chemicals, lubricating oil (grease), spare parts are consistent with design requirements, and the storage is able to meet the requirements of performance test;

Utilities are in stable operation, and can meet requirements for performance test;

Inter-connection between upstream and downstream equipment has been effected, and syngas demand is stable and sufficient to allow 100% syngas capacity operation.

3	Indicators for performance test

The following indicators shall be achieved when the system operates at 100% load:

Net Syngas production from a single gasifier;xxxxxxxxNM3/h

carbon in spent char;≯x;

carbon conversion;greater than xx;(based on finalized design coal, design value: 9 coal consumption for 1000NM3 Net Syngas;≯xxxx/ton

oxygen consumption for 1000NM3 Net Syngas;≯xxxxx/NM3

MP steam production from 1000NM3 Net Syngas;≮[ ] ton (to be decided after completion of PDP)

(CO+H2) content in Gross Syngas (dry base);≮xx;

CH4 content in Gross Syngas;≯x;

accumulative operation rate;100; (within 72 hours)

Rate of qualified Gross Syngas (dry base);100; (within 72 hours)

4	Organizations of performance test

4.1	A performance test working group shall be established consisting of the relevant departments of joint venture, the Licensor, the design unit(s), contractor(s), etc., which shall be fully responsible for arrangement of the performance test.

4.2	The performance test for each piece of equipment can be carried out separately or simultaneously.

38

5	Performance test report

5.1	Upon completion of the performance test, raw data shall be collated for each piece of equipment in a timely manner. The data for verification and calculation program as well as methods shall be jointly confirmed by the Licensee, the Licensor, the design institute(s) and contractor(s).

5.2	The various raw records shall be provided to the design entities for verification and calculation, and the relevant data shall be provided to the Licensor or the contractor for necessary calculation. Evaluation on test conclusions shall be conducted. An appraisal report shall be prepared and submitted within 15 days after completion of the performance test, which shall include a table of comparison between calculation results and guaranteed values.

5.3	If the value measured during performance test and/or the value calculated by an accepted computer program are/is equal to or better than the guaranteed value, it shall be deemed that the equipment has met the requirements of guaranteed performance.

5.4	The appraisal report shall be signed by all parties involved in the performance test. The joint venture company will notify in writing each patent licensor and contractor whether or not the equipment has met the requirements of acceptance, and will issue a pre-acceptance certificate with express conditions for equipment which is ready for acceptance (to distinguish it from the final acceptance certificate issued upon expiration of warranty period).

6	Outstanding issues from performance test

If results of performance test fail to meet design requirements and guaranteed value under the contract which is caused due to the reasons attributable to the Licensor, the settlement and the time period for settlement shall be set out in accordance with the relevant terms of the contract.

7	Compilation and approval of performance test plan

7.1	Performance test plan includes:

●	General principles for performance test;

●	Organizations of performance test;

●	personnel, materials, data as well as preparation and compilation of the relevant rules and regulations;

●	operation procedures of performance test;

●	balance of materials, feedstock, water, electricity, gas, steam, fuel and storage and transportation of the same;

●	Performance test plan and overall planning and control diagram;

●	Supply plan for the relevant facilities and materials.

7.2	The performance test implementation plan (based on each piece of equipment within PDP scope) shall be jointly compiled by the Licensee and Licensor.

39

Annex 6

EQUIPMENT SALES FRAMEWORKAGREEMENT

This Equipment Sales Framework Agreement (this “ESA”) is entered into on February 14, 2014, in relation to the Joint Venture Contract (the “Contract”) between Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd. Dated February14, 2014, by and between:

Zhangjiagang Chemical Machinery Co., Ltd., a company limited by shares established and existing under the laws of the PRC whose registered address is No. 20 Chengyang Road, Houcheng, Jingang Town, Zhangjiagang City, Jiangsu Province, 215631, PRC (“ZCM”).

and/

ZCM SES Sino-US Clean Energy Technologies Co., Ltd., a limited liability company established and existing under the laws of the PRC in accordance with the Contract, whose registered address is (the “Company”).

ZCM and the Company may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Company is granted with the exclusive usage and operation right of the SGT and the right to manufacture and sell SGT Proprietary Equipment within the Territory pursuant to the Technology Usage and Contribution Agreement (“TUCA”);

WHEREAS, the SGT Proprietary Equipment involved in the Company’s business should be manufactured by qualified, professional manufacturer(s);

WHEREAS, the Company intends to engage ZCM as the manufacturer for the SGT Proprietary Equipment and ZCM is willing to manufacture for and provide to the Company such equipment.

THEREFORE, in consideration of the above facts and confirming that the Parties are completely informed, intend to be legally bound, and in conformity with the principles of equality and mutual benefit, the Parties hereby agree as follows

1.	DEFINITIONS

The following words and phrases will have the meanings set forth below where used herein with initial capital letters. Capitalized terms used but not defined herein shall have the meanings given to them in the Contract and the TUCA.

1

1.1	“Annex” means any addition to this ESA which is labeled as such and which shall be an integral part of this ESA.

1.2	“Average Gross Margin” means ***.

1.3	“Equipment” means SGT Proprietary Equipment and other equipment for SGT Projects.

1.4	“Equipment Exhibit” means an exhibit to this ESA defining the terms and conditions of a specific transaction hereunder including but not limited to the technical specifications and requirements for the Equipment, the delivery and warranty terms of the transaction, the economic arrangement for the transaction, etc., to the extent they are undefined in this ESA.

1.5	“Equipment Sales Price” means the price charged by ZCM to the Company for the sale of the Equipment under a transaction contemplated hereunder.

1.6	“Equipment Final Price” means the price charged by the Company tothe end customer under a Project for the sale of the Equipment purchased from ZCM.

1.7	“Equipment Final Gross Sales Margin” means ***

1.8	“Production Cost” means the raw material costs, labor costs and manufacturing costs directly related to the sale of Equipment.

1.9	“Purchase Order” means the individual purchase order issued by the Company to ZCM for the purchase of the Equipment for a transaction hereunder.

1.10	“Warranty Period” means the period for which the Company is entitled to claim replacement of spare parts for and/or correction of any other defects with the Equipment by ZCM free of charge.

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

2

2.	EXCLUSIVITY

2.1.	The Company herein grants the exclusive right to ZCM to manufacture and provide to the Company the Equipment within the Territory, based on its exclusive usage and operation right tothe SGT as provided under the Contract and the TUCA.

2.2.	The exclusive right granted by the Company to ZCM under this ESA shall be subject further to the terms and conditions set out in the Contract and the TUCA and be conditional upon any adjustment to or termination of the Company’s exclusive right to the SGT and the Equipment pursuant to the Contract and the TUCA.

2.3.	After the Establishment Date and within the Joint Venture Term, or until the termination of the TUCA, whichever comes first;ZCM shall be the exclusive legal entity within the Territory to manufacture and provide to the Company the Equipment based on the terms and conditions as defined herein, unless otherwise agreed by both Parties.

3

3.	SALE OF EQUIPMENT

3.1	For the Equipment manufactured and sold hereunder, the Parties shall define and agree on the particular terms and specific requirements (including but not limited to the type and model of the Equipment, the technical and performance specifications, the terms for delivery, anything unusual or undefined herein or different from what is provided herein, etc.) for the Equipment at issue with a separate written Equipment Exhibit.

3.2	Once signed by both Parties, the aforesaid Equipment Exhibit shall be incorporated herein and deemed as a part of the ESA binding on the Parties for the manufacture and purchase and sale of the Equipment at issue under the particular transaction. Each of such Equipment Exhibits shall be kept and attached to the ESA for recording.

3.3	ZCM will manufacture, sell and deliver the Equipment to the Company in compliance with the Equipment Exhibit defined in above Articles 3.1 and 3.2.

3.4	Purchase and delivery of the Equipment shall be made pursuant to the orders from the Company to ZCM. A Purchase Order shall be promptly acknowledged by ZCM with a price quotation after receiving it. Any acceptance (with the Equipment Sales Price quotation in the form provided in Article 5), refusal of, or change to a Purchase Order shall all be made in writing, fax or email by ZCM and communicated to the Company within [Ten (10)] working days from the date of receiving such Purchase Order by ZCM. If no response is made by ZCM to the Company within Ten (10) working days after the Company sends out a Purchase Order, such Purchase Order shall be deemed as accepted by ZCM.

4.	DELIVERY & ACCEPTANCE

4.1	Delivery

Delivery shall be considered performed when the Equipment as ordered has been handed over to the other address as agreed by the Parties.

4

The delivery due dates or delivery deadlines given in the Purchase Order shall take into account the delivery lead times agreed with ZCM. The agreed delivery due dates or delivery deadlines shall be binding. Should a change in the agreed delivery due dates or delivery deadlines become necessary or if circumstances arise which indicate that the agreed delivery time cannot be complied with, ZCM shall inform the Company without delay. The Parties shall then settle the matter of delivery time through negotiation.

Partial delivery is only allowed with the prior written consent of the Company.

4.2	Acceptance

The Company shall conduct inspection of the Equipment within a reasonable period of time after taking delivery and is entitled to reject acceptance of the Equipment if defects are discovered. However, with regard to minor defects that do not substantially affect the safety, operation, maintenance or repair of the Equipment, the Company may choose not to reject acceptance but require immediate correction of such defects by ZCM who shall not refuse such request by the Company without reasonable grounds.

5.	PRICE AND PAYMENT

5.1	ZCM, after receiving a Purchase Order from the Company, shall respond to the Purchase Order with an Equipment Sales Price quotation in writing communicated to the Company within Ten (10) working days.

5.2	The Equipment Sales Price quoted from ZCM shall be made according to the following principles and methods:
(a)	The price shall be composed of ***.

(b)	Based on the principles in above paragraph (a), both Parties agree on the pricing formula below:

The Equipment Sales Price is no less than ***. The initial ratio = ***

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

5

(1)	Ratio * The ratio needs to be discussed annually and reach agreement before 30 June each year;

(2)	The ratio need to be agreed by two representatives from each shareholders of the Company.

(c)	In order to improve and fully optimize the market competitiveness of the Company to reduce the costs of the Projects, the Parties shall, in consideration of the actual market situation of each Project, use their best commercial efforts to enable the Company to win more SGT sales orders, by effectively reducing costs through improving labor productivity (e.g. optimizing design, optimizing procurement, increasing automation) and other practical methods.

5.3	The Company shall decide with the relevant customer the Final Price for the sale of Equipment and the Final Equipment Gross Sales Margin of the Company shall in principle equal to the Average Gross Margin.

5.4	Although the Company will endeavor to maximize the margin of the sales of the Equipment, situations may actually exist where the Gross Sales Margin with the Final Price is lower than the Average Gross Margin. In such situations, In such situations, the following measure(s) shall be taken if unanimously approved by the Board of the Company:

(a)	The Company may compare the Equipment Sales Price quotation based on a competitive price comparison, and ZCM shall accept the quotations from other supplier(s) of similar size and recognized by ZCM;

(b)	Where the Project(s) at issue is of critical significance to the Company’s business and/or development (e.g. breakthrough Projects at the beginning of the Company’s business, strategic demonstration Projects, etc.), the Company shall be allowed by the Board to sell the relevant Equipment at the Final Price even though the Gross Sales Margin cannot reach the Average Gross Margin; or

(c)	Other solutions.

6

5.5	The mechanical design costs will be quoted separately according to the actual costs.

5.6	Unless specified otherwise in the Equipment Exhibit as provided under Article 3, the currency for Equipment Sales Prices shall be RMB.

5.7        If, after the execution of this Agreement, it is determined that the Equipment Sales Price mechanisms outlined in this Agreement is not workable for any reason (a “Change in Circumstances), then the Parties shall amend this Agreement so that the amended agreement puts the Company in the same economic position the Company would have been in had there been no Change in Circumstances.

6.	PACKAGING

ZCM shall pack the Equipment in accordance with the applicable industrial standards based on the specific size, type, model and other particularities of the Equipment, or in compliance with the Company’s specific packaging instructions as set out in the Equipment Exhibit in Article 3

7.	APPROVAL

7.1	The Equipment shall fulfill the relevant and applicable safety standards as well as other relevant and applicable regulations/standards. The necessary authentication shall be properly attached to the Equipment and any packaging according to the relevant regulations for marks of the PRC. If some of the Equipmentrequires any additional obligatory regulatory approvals, the relevant Equipmentand packing shall also fulfil such additional regulations and shall bear such additional marks.

7.2	The Company shall provide timely assistance for ZCM in applying for all mandatory approvals/certifications for the relevant Equipment or the manufacture of the relevant Equipment within the Territory. ZCM shall bear the charge for applying for and obtaining such approvals.

7

8.	WARRANTY

8.1	ZCM warrants that the Equipment (i) meets the technical specifications, (ii) corresponds with the technical requirement provided by the Company for the Project under the relevant PSA, and (iii) complies with all statutory requirements and regulations applicable to the manufacture, sale and use of the Equipment, including all obligatory applicable safety regulations, packaging, labeling and other standards in the PRC.

8.2	Unless specified otherwise in the Equipment Exhibit as provided in Article 3, the Warranty Period for the all Equipment shall be *** months from the purchase day of the end user, or *** months from the date of delivery to the Company, whichever is earlier. In case any quality or design defect causes damage to the Equipment within the Warranty Period, ZCM shall make free repairs, provide delivery of free spare parts or replacements within a reasonable time after receiving notice by the Company and after checking and confirming the warranty claim by ZCM. The Warranty Period for any replaced spare parts which is replaced during the Warranty Period of the Equipment is *** months from the date of replacement.

8.3	The Warranty Period must be proven by the end user by means of warranty card and/or an official purchase invoice issued to the end user by the Company. The date of purchase by the end user must be reported by the Company to ZCM when a warranty claim is presented.

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

8

8.4	ZCM shall reimburse the Company’s reasonable out-of-pocket costs and expenses incurred in connection with any recall or replacement program caused by the Equipment itself and confirmed by both Parties (such costs and expenses shall include, the cost of repair, repurchasing or replacing the recalled Equipment, any costs of packing and transportation of the recalled Equipment, and other expenses agreed by both Parties). The amount to be reimbursed by ZCM to the Company will be discussed and agreed upon between the Parties after a recall action or replacement program has taken place. Both Parties agree to take appropriate measures pursuant to the request of client as practically feasible. The Company shall furnish to ZCM all records regarding quality guarantee and certification of costs and expenses (including a detailed costs breakdown) incurred at the reasonable request by ZCM.

It is understood and agreed that the Parties will notify each other in a timely manner of any condition known to them that may affect the safety of such Equipment. In addition to such reimbursement of costs, the Company reserves the right to pursue other remedies against ZCM in connection with quality guarantee.

9.	PRODUCT QUALITY

9.1	ZCM shall design (if applicable), manufacture, inspect and accept the Equipment in conformity with the applicable industrial standards and the SGT quality standards and SESHK/ZCM quality standards provided under this ESA, the respective Equipment Exhibit, the Contract and the TUCA.

9.2	During the quality guarantee period, the Company may also take all actions necessary to remedy the defect on its own or with the retaining of third parties in case ZCM does not fulfil its warranties or other obligations hereunder within a reasonable period of time as agreed by the Parties. In urgent cases, and whenever possible after consulting ZCM, the Company is entitled to remedy any defect on its own or by retaining third parties to do so. Minor defects may, in the interest of an uninterrupted production, be remedied by the Company without prior consultation with ZCM, and the Company need to inform ZCM the situation as earliest; for example, if unusually high damages would occur while awaiting such consultation with ZCM, the Company may flexibly take emergency measures to fix it, but need a early notice to ZCM. Any costs resulting thereof including ancillary costs incurred by the Company will be borne by ZCM

9

10.	INDEMNITY/INSURANCE

10.1	ZCM agrees to defend, indemnify and hold the Company harmless against liability, loss, expense, damage or cost arising out of personal or bodily injury or death or property damage that is alleged to have been caused by any defect in the Equipment manufacturing.

10.2	The Company shall inform ZCM of any defect in the equipment as soon as possible, so that ZCM shall send the responsible people to be on site for handling such or authorize the Company to handle the accident case on site.

10.3	ZCM shall procure and maintain such insurance relating to the Equipment according to the mutual agreement, and the applicable requirements of related regulations, and the related expenses will be borne by the Company

11.	EQUIPMENT TECHNICAL SUPPORT

11.1	The Company shall provide the necessary technical support and assistance to ZCM during the manufacturing process of the ordered Equipment as agreed by the Parties.

11.2	ZCM shall provide to the Company materials and information related to the equipment pursuant to the mutual agreement and the requirements of related standards at delivery.

11.3	Such materials and information shall be provided by ZCM to the relevant end user (or any company) pursuant to the mutual agreement.

11.4	ZCM shall provide related services in a timely manner pursuant to the mutual agreement, and the relevant expenses shall be borne by relevant party(ies) according to the mutual agreement.

10

12.	FORCE MAJEURE

Both Parties will use their best efforts to adhere to all stipulations of this ESA but shall not be held responsible for any delay or failure in the performance of this ESA arising from any of the following matters: Acts of God, fire, flood, drought, strikes, acts of war or any other causes beyond the reasonable control of the Party concerned; and the time for performance by such Partyshall be extended by the period of any such delay; provided, however, that if any such delay shall continue for a period of over [sixty(60)] days, the Party not being subject to the force majeure shall have the right to immediately cancel orders placed and terminate this ESA specifically in respect of the relevant Equipment affected by the force majeure upon written notice to the other Party.

13.	TERM AND TERMINATION

13.1	The term of this ESA shall be the same with the Joint Venture Term as defined under the Contract.

13.2	Notwithstanding and in addition to the provisions of above Articles 13.1, this ESA may be immediately terminated by one Party upon written notice (specifying the reason for termination and the effective date of such termination) to the other Party upon or after the occurrence of any of the following events:

(a)	a fundamental breach by the other Party of any of the principal terms or conditions of this ESA which is not corrected within sixty (60) days after receipt of written notification thereof. A fundamental breach hereunder will include but is not limited to:

(i) the repeated occurrence of defects; or

(ii) the repeated default in adhering to delivery schedules; or

(iii) the repeated delay in making payment under this ESA.

13.3	The termination of this ESA shall not affect any obligation under Article 8 to Article 10 and Article 15 which is intended hereby to survive the termination of this ESA.

11

14.	ENTIRE AGREEMENT

14.1	This ESA together with the Annex and Equipment Exhibits hereto constitutes the entire agreement between the Parties.

15.	CONFIDENTIALITY

15.1	The terms and provisions regarding confidentiality obligations under the Contract and the TUCA shall apply here to the relevant Party.

16.	DISPUTE RESOLUTION

16.1	Any dispute under or relating to this ESA which cannot be settled by the agreement of the Parties shall be settled with reference to Article 27 of the Contract.

16.2	During the period when a dispute is being resolved, the Parties shall in all other respects continue their performance of this ESA, unless otherwise agreed.

16.3	This ESA shall be governed by and construed in accordance with the laws of the PRC.

12

17.	MISCELLANEOUS

17.1	Language

This ESA is following the requirement of Contact Item 28.

17.2	Modification

Any modification to this ESA and the Equipment Exhibits and Annex hereto is only valid if made writing and upon an agreement reached by both Parties.

17.3	Notices

Any notice or other communication required to be given under this ESA shall be in writing and to the addresses written at the beginning of this ESA.

[signature pages follow]

13

IN WITNESS WEHREOF, the Parties hereto have caused this ESA to be executed as of the date first above written by their duly authorized representatives.

By:

Zhangjiagang Chemical Machinery Co., Ltd.

Name:

Position:

By:

ZCM SES Sino-US Clean Energy Technology Co., Ltd.

Name:

Position:

14

Annex 6

Technology Usage and Contribution Agreement

See Exhibit 10.2 to the Company’s Current Report on 8-K filed on February 14, 2014

1

Annex 7

Representation Letter from SESHK and its Affiliates

SES and SEST authorize SESHK to contribute the following as its contribution to the Company:

1.	The SGT which includes the U-GAS® technology is licensed from GTI and pressured fluidized bed gasification technology that use SGT Feedstock which has been developed from time to time thereafter (owned by SEST) to be contributed by SESHK;
2.	SGT exclusive authorization of right granted by SESHK to the Company within the Territory;
3.	Technology for manufacturing SGT Proprietary Equipment (drawings and related documents and materials);
4.	Authorization rights for the Company to use the SGT related Patent license, computer program, model, database, specifications, data sheet, drawings for manufacturing proprietary equipment, standard for material selection, critical design parameters, in paper and/or electronic form.
5.	The relevant operating guarantee for projects similar to ZZ Plant and Yima Plant as described in the TUCA

As intangible and tangible assets, according to the Contract, it has a value equal to RMB53,800,000 (deemed value) as determined under the appraisal report issued by Beijing Guan Fu Li Dao Appraisal Firm , an assets appraisal company mutually agreed by the Parties. The aforesaid shall be contributed by SESHK as its capital contribution to the Company, representing thirty-five (35%) percent of the total registered capital of the Company.

In addition to the provisions of the Contract, SESHK further represents that:

1.	The SGT is an advanced gasification technology that uses SGT Feedstock. On condition that a Project’s SGT Feedstock complies with the requirements of the SGT Feedstock for a project, the following parameters shall be satisfied:

1.1	For ***(a) pressure, ZZ Plant, 400 tons coal (based on design coal) daily, the following indicators shall be achieved when the system operates at 100% load:
1.1.1	Net syngas production from a single gasifier: ***NM3/h
1.1.2	carbon in spent char ***
1.1.3	coal consumption for 1000NM3 net syngas *** ton adb
1.1.4	oxygen consumption for 1000NM3 net syngas *** NM3
1.1.5	(CO+H2) content in gross syngas (dry base) ***
1.1.6	CH4 content in gross syngas ***
1.1.7	accumulative operation rate *** (within *** hours)
1.1.8	Rate of qualified gross syngas (dry base): *** (within *** hours)

1.2	For***(a) pressure, Yima Plant, 1200 tons coal (based on design coal) daily, the following indicators shall be achieved when the system operates at 100% load:
1.2.1	Net syngas production from a single gasifier: ***NM3/h
1.2.2	carbon in spent char : ***

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

1

1.2.3	carbon conversion : *** (based on finalized design coal, design value: ***; guaranteed value: ***)
1.2.4	coal consumption for 1000NM3 net syngas :*** ton adb
1.2.5	oxygen consumption for 1000NM3 net syngas : *** NM3
1.2.6	(CO+H2) content in gross syngas (dry base) : ***
1.2.7	CH4 content in gross syngas : ***
1.2.8	accumulative operation rate : *** (within *** hours)
1.2.9	Rate of qualified gross syngas (dry base) : *** (within *** hours)

2.	The SGT has strong technical advantages and potentials, and in the current condition of the SGT, may show better performance if the SGT Feedstock for a project is more suitable than that of the SGT Feedstock used for past projects, the performance parameters may be better than what is stated above;

3.	SESHK has confidence in the Company’s capability to develop a gasification technology with higher pressure, and higher daily coal handling capability; and the already completed PDP for a ***MP(a) gasifier shall be included in the investment.

4.	As the SGT includes an HRSG (suitable for a power facility) and DRI capability, SESHK agrees to share its experience in overseas project development with the Company within the Territory.

5.	SESHK commits that the personnel to be joining the Company from SESHK’s Affiliates have the capability and resources to independently complete gasification proposal, PDP for ***MP(a)(similar to ZZ Plant) and ***MP(a)(similar to Yima Plant),instruct the engineering work of detailed engineering design of the third party, detailed engineering design review, training operators of project owner, and compose analysis/operation/maintenance/handbook, and SESHK warrants that such documents comply with the content and depth of the requirements of current China standards.

6.	SESHK agrees that the Company will sign employment contracts with its employees, pay salaries and terminate employment contracts,accordingto the HR policies of the Company.

7.	SESHK will provide appraisal report 2014 1002 issued by Beijing Guan Fu Li Dao Appraisal Firm for the filing which shall include, but not limited to, above annex, patent list, and technology materials original (copy) and other related documents and assisting for filing and registration.

8.	Considering SESHK and its Affiliates have different function on technology, commercial, taxation etc. in the structure, here SESHK and ZCM sign the Contract, SESHK’s affiliates shall jointly agree to ensure that SESHK will meet its affirmative obligations under the Contract and the TUCA, agrees and supports the representations made in this Annex 7, and shall also guarantee any liabilities that may arise in relation to the SGT guarantees for projects similar to the Zaozhuang Plant and the Yima Plant (as described in the Contract and TUCA) to the extent of the limit of liability under the PSA.

*** This information has been omitted in reliance upon Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has been filed separately with the Securities and Exchange Commission.

2

This annex is an appendix to the JV Contract and is a necessary supplement to the Contract. Matters not covered in this annex are governed by the JV Contract.

By:

Synthesis Energy Systems, Inc.

Name:	ROBERT WAYNE RIGDON

Position:	President & CEO

By:
Synthesis Energy Systems Technologies, LLC

Name:	ROBERT WAYNE RIGDON

Position:	President

3